              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                                ON JUNE 28, 2001

                           REGISTRATION NO. 333-_____

================================================================================

            SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

                        FORM SB-2 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                 MIGRATEC, INC.

              (Exact Name of Small Business Issuer in its Charter)

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            DELAWARE                               5045                              65-0125664
(State or Other Jurisdiction of        Primary Standard Industrial        (I.R.S. Employer Identification
 Incorporation or Organization)         Classification Code Number                      No.)


                           11494 Luna Road, Suite 100
                        Farmers Branch, Texas 75234-9421
                                 (972) 969-0300
          (Address and Telephone Number of Principal Executive Offices)
                               T. Ulrich Brechbuhl
                           11494 Luna Road, Suite 100
                        Farmers Branch, Texas 75234-9421
                                 (972) 969-0300
            (Name, Address and Telephone Number of Agent for Service)
                                 With a copy to:
                           Ted. S. Schweinfurth, Esq.
                         Winstead Sechrest & Minick P.C.
                             5400 Renaissance Tower
                                 1201 Elm Street
                            Dallas, Texas 75270-2199
                                 (214) 745-5473

                                   ----------

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                          PROPOSED MAXIMUM
  SECURITIES TO BE            NUMBER OF              OFFERING        PROPOSED MAXIMUM         AMOUNT OF
      REGISTERED          SHARES REGISTERED    PRICE PER SHARE(1)    OFFERING PRICE(1)    REGISTRATION FEE(2)
----------------------    -----------------    ------------------    -----------------    -------------------
Common stock, par                                  $ 1.03125
value $.001 per share                              $ 0.70875
                                                   $ 0.335
                             66,822,784            $ 0.57               $ 3,724,067            $   931.02

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (o) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the common stock on August 28, 2000, with respect to 65,421,083 shares, on November 10, 2000, with respect to 3,669,250 shares, and on June 27, 2001, with respect to 6,533,451 shares, as reported on the OTC Bulletin Board.

(2) Pursuant to Rule 429, the registration fee does not include $17,810.89 paid with respect to 65,421,083 shares as of August 31, 2000, $686.55 paid on November 13, 2000 with respect to 3,669,250 shares that are being carried forward from Registration Statement No. 333-44946.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus that constitutes part of this Registration Statement is a combined prospectus and also relates to an aggregate of 60,289,333 shares of our common stock which were previously registered for sale in a Registration Statement on Form SB-2, Registration No. 333-44946. This Registration Statement also constitutes post-effective amendment no. 3 to Registration Statement No. 333-44946. This post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act as amended.

PROSPECTUS

                                 MIGRATEC, INC.


                        66,822,784 SHARES OF COMMON STOCK

This prospectus relates to the 66,822,784 shares of common stock being registered for possible future resale, from time to time, by certain of our securityholders. Of such shares, 35,803,730 shares are currently outstanding and 31,019,054 shares are reserved for issuance upon exercise of options and warrants that we have granted to these selling securityholders or upon conversion of convertible debt held by these selling securityholders. We will not receive any proceeds from the sale of the shares by these selling securityholders. We may, however, receive up to approximately $1,700,000 in the event all the options and warrants held by the selling securityholders are exercised. Any proceeds we receive from the exercise of the options and warrants will be used for general corporate purposes.

Our common stock is traded on the OTC Bulletin Board under the trading symbol "MIGR." On June 27, 2001, the closing sale price for our common stock was $0.55.

                                   ----------


AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                   ----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

                 THE DATE OF THIS PROSPECTUS IS JUNE 28, 2001.

                                TABLE OF CONTENTS

MIGRATEC.....................................................................1

RISK FACTORS.................................................................3

A NOTE ABOUT FORWARD-LOOKING STATEMENTS......................................8

USE OF PROCEEDS..............................................................9

PLAN OF DISTRIBUTION.........................................................9

SELLING SECURITYHOLDERS.....................................................10

PRICE RANGE OF COMMON STOCK.................................................14

DIVIDEND POLICY.............................................................14

CAPITALIZATION..............................................................14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
    FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................17

BUSINESS....................................................................29

MANAGEMENT..................................................................38

EXECUTIVE COMPENSATION......................................................40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................44

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS......47

DESCRIPTION OF CAPITAL STOCK................................................47

THE PRIVATE EQUITY LINE OF CREDIT COMMON STOCK PURCHASE AGREEMENT...........49

LEGAL PROCEEDINGS...........................................................49

LEGAL MATTERS...............................................................49

EXPERTS.....................................................................49

WHERE YOU CAN FIND MORE INFORMATION.........................................49

                                    MIGRATEC

PROSPECTUS SUMMARY

         We design, develop and market proprietary software code that automates the process of modifying software applications so that they will run efficiently when they are moved between operating systems (e.g., Windows, Unix and Linux) and between hardware architectures (e.g., 32-bit processors and 64-bit processors), a process known as "software migration." Because our software code automates the migration process, as opposed to requiring the entire migration process to be performed manually, our patent-pending technology enables businesses to substantially reduce the costs of migrating their existing software applications to more powerful operating environments, while also improving the efficiency and quality of the code. Our software increases -- by as much as 25 times -- the number of lines of code that can be upgraded per day by a programmer as compared to the typical manual migration process which requires the programmer to manually create all of the upgraded source codes without automated assistance. To our knowledge, our migration products are the first to provide programmers with automated migration assistance.

         Currently, we focus on migration involving code written in the "C" and "C++" computer languages for use on the Windows and Unix operating environments and anticipate that virtually all of our initial revenues derived from migration products and services will result from migrations involving these computer languages. Estimates by the Aberdeen Group, an information technology consulting firm, indicate that "C" and "C++" based code comprises 20%-30% of the entire United States business application code base. This market equates to a current market of over 30 billion unique lines of "C" and "C++" based code that are actively maintained and potentially tens of billions more that are customized versions of prepackaged code. Over time, a portion of this code will need to be migrated to more capable hardware platforms, such as hardware platforms utilizing Intel's new IA-64 chip known as "Itanium(TM)", and operating systems, yet current manual programming costs to upgrade or migrate software applications are expensive, with a cost estimated by us at about $0.75 to $1.25 per line of code. Our automated code migration software permits code migration at a small fraction of that cost. Our experiences, as well as the experiences of many of our customers, indicate that, per line of code, costs to migrate software applications using our automated processes equate to approximately 1/10th of the costs incurred when such migrations are performed entirely manually.

         We anticipate generating revenue by:

         o licensing our technology and software maintenance products to independent software vendors and systems integrators (software developers and those who build systems from a variety of diverse components, respectively, such as IBM Global Services or EDS) who would then act as distribution channels by using our software to aid in the delivery of their services;

         o        providing migration services directly to customers; and

         o        consulting on specific migration assignments.

         Our revenues in 1999 and 2000 totaled $905,179 and $201,500, respectively and our net losses in 1999 and 2000 totaled $4,184,078 and $10,193,130, respectively. Our revenues in 2000 resulted from consulting services rather than software licensing as we spent the majority of our efforts in 2000 developing our software. Our prior software licensing revenue was the result of Y2K remediation. We continue to develop new software products, but our products that facilitate the use of the new Intel(R) Itanium(TM) 64-bit processor are commercially ready and the current subject of our marketing efforts.

         We began commercial sales of our migration software in October 2000 and April 2001. In connection with the development of our migration software, we have established contractual, non-exclusive technology relationships with Intel and Dell, a non-contractual, non-exclusive non-binding technology relationship with IBM, as well as non-contractual, non-exclusive, non-binding marketing relationships with Intel, Compaq and Hewlett-Packard. Pursuant to our informal marketing relationships with each of Intel, Compaq and Hewlett-Packard, these companies have verbally committed to market our automated migration software to their customers. The nature and scope of our technology relationships with each of Intel, IBM and Dell is as follows:

         Intel - we entered into a software license agreement with Intel, pursuant to which we granted a royalty-free license to use our automated migration software products to Intel for internal use. The agreement allows Intel to use our technology at Intel's Application Support Centers to educate independent software vendors on the use and application of our technology.

         IBM - we have been working with IBM's Monterey development team to adapt our software migration technology to provide an automated path for migrating 32-bit applications to the 64-bit AIX 5L environment. AIX 5L is the name of IBM's advanced operating system that operates on a 64-bit processor. We believe that this is the first step in introducing our software migration technology to IBM, independent software vendors and the UNIX marketplace. IBM has included us in the AIX 5L Beta Program, which allows us to further develop our products to complement IBM's new AIX 5L Operating System for the 64-bit processor.

         Dell - we entered into a consulting agreement with Dell to provide migration technology consulting services and our Migration Workbench(TM) technology to certain independent software vendors and customers of Dell. This agreement provides these independent software vendors and customers the opportunity to upgrade an initial software application to the 64-bit Intel(R) Itanium(TM) platform using our technology.

         For further discussion regarding the nature and scope of our technology and marketing relationships see "Business - Technology
Relationships" beginning on page 34.

         Our desire to continue to expand our business, develop new products, and enhance existing services while maintaining our current operations will require additional capital. The additional capital required for us to continue as a going concern is discussed in the second risk factor on page 4 and in the report of our independent auditors contained in our financial statements beginning on page F-2 and specifically, in Note 2, "Going Concern Uncertainty."

         On June 28, 2001, the SEC declared our Registration Statement on Form SB-2 (File No. 333-57830) effective. This registration statement registers 30,650,000 shares of our common stock associated with a private equity line of credit agreement with Ironhead Investments Inc. The equity line of credit allows us to draw down up to $20,000,000 over a 20 month period. See "The Private Equity Line of Credit Common Stock Purchase Agreement."

         We are headquartered at 11494 Luna Road, Suite 100, Farmers Branch, Texas and our telephone number is 972-969-0300. We currently have 30 employees.

                                  RISK FACTORS

Prospective purchasers of our common stock should consider carefully the factors set forth below, as well as other information contained in this prospectus, before making a decision to invest in our common stock.

WE HAVE INCURRED SIGNIFICANT OPERATING LOSSES IN RECENT YEARS.

         We have incurred substantial operating losses during the first quarter of 2001 and the prior three years. During 2000, we incurred a net loss of $10,193,130 (of which approximately $5,095,441 was a non-cash charge), and for the years ended December 31, 1999, 1998 and 1997 we have incurred net losses of $4,184,078, $3,458,075 and $2,517,606, respectively. As of March 31, 2001, we had an accumulated deficit of $23,702,258.

         There can be no assurance that we will be profitable in the future. Our continued failure to operate profitably may materially and adversely affect the value of our common stock.

         Our losses to date have been funded by loans and equity sales.

WE WILL REQUIRE ADDITIONAL FINANCING IN THE FUTURE, AND IF ADDITIONAL CAPITAL IS NOT AVAILABLE, WE MAY HAVE TO CURTAIL OR CEASE OPERATIONS.

         The report of Ernst & Young LLP covering the December 31, 2000 consolidated financial statements contains an explanatory paragraph that states that our recurring losses from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. Therefore, we will need to raise more money to continue to finance our operations. We may not be able to obtain additional financing on acceptable terms, or at all. Any failure to raise additional financing will likely place us in significant financial jeopardy. Accordingly, subject to the success of our development programs and potential licensing transactions, we will require an additional infusion of capital to complete the research and development activities we currently contemplate and to commercialize our proposed products. We will need to raise additional capital to maintain our current level of operations, to fund more rapid expansion, to develop new products and to enhance existing services to respond to competitive pressures, and to acquire complementary businesses or technologies. While we estimate that over the next 12 months we will need approximately $4,000,000 to maintain our current operations and $1,000,000 to fund expansion, development and enhancement of our existing products, the extent of our future capital needs depends on many factors, including:

         o the scope, duration and expenditures associated with our current research and development programs;

         o        continued progress in these programs;

         o        the outcome of potential licensing transactions, if any;

         o        competing technological developments;

         o        our proprietary patent position, if any, in our products; and

         o        other factors which may not be within our control.

         We may not be able to obtain additional financing at these times on terms favorable to us, if at all. For example, a decline in the trading volume or price of our common stock may reduce the maximum amount we may be able to draw down under our equity line of credit agreement with Ironhead Investments Inc. and a decline of more than 50% in the trading volume or price of our common stock may materially affect our ability to draw down under the equity line at all. In addition, we may not be able to draw down under the equity line if we fail to meet the preconditions in the equity line of credit agreement. The common stock purchase agreement limits our ability to raise money from other sources by prohibiting us from selling our securities to third parties at a discount to the market price during the term of the equity line of credit agreement. Therefore, if we need to raise capital from other sources, we may have to seek Ironhead's permission. If Ironhead does not allow us to obtain capital by selling our securities at a discount to market price, we will have to seek financing through other means, which may not be possible on terms favorable to us, if at all. See "The Private Equity Line of Credit Common Purchase Agreement."

         Without additional funding, we may have to delay, reduce or eliminate one or more research or development programs and reduce overall overhead expenses. This action may reduce the market price of our common stock.

SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN OVER THE NEXT TWELVE MONTHS IS DEPENDENT ON THE SUCCESSFUL INTRODUCTION AND ACCEPTANCE OF THE INTEL(R) ITANIUM(TM) 64-BIT PROCESSOR INTO THE MARKETPLACE. UNSUCCESSFUL INTRODUCTION OF THIS PRODUCT WOULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         Currently, a portion of our product line and services are for the automated migration of software written for a 32-bit processor to a 64-bit environment. The demand for our 32-bit to 64-bit migration products and services depends on the successful introduction of the Intel(R) Itanium(TM) 64-bit processor into, and its acceptance by, the market. Intel launched its Itanium(TM) 64-bit processor in late May 2001. If the initial introduction of the Intel(R) Itanium(TM) 64-bit processor is not successful, the demand for our products and services will be delayed. Accordingly, our results of operations and financial condition would be materially adversely affected.

SLOW DEVELOPMENT OF A MARKET FOR OUR PRODUCTS AND SERVICES WOULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         The demand for our migration products and services depends on, among other things, the introduction and widespread acceptance of new technology requiring migration of existing software programs, and the quantity of source code in such software programs requiring migration. While management believes that such demand exists and will develop, there can be no assurance as to the rate of development of such demand. Slow development of the demand for our products and services would adversely affect our short-term results of operations. We estimate that we will need between $3,000,000 and $5,000,000 of additional capital over the next twelve months: approximately $4,000,000 to maintain our current operations and $1,000,000 to fund expansion, development and enhancement of our existing products. If the demand for our products and services develops more slowly than management currently anticipates, we will need to raise additional capital sooner than currently projected to enable us to sustain our operations long enough to achieve profitability.

OUR BUSINESS IS LARGELY DEPENDENT ON ESTABLISHING AND MAINTAINING TECHNOLOGICAL DEVELOPMENT AND MARKETING RELATIONSHIPS WITH MAJOR TECHNOLOGY COMPANIES. THE LOSS OR FAILURE TO DEVELOP THESE RELATIONSHIPS WOULD RESULT IN A LACK OF TECHNOLOGICAL ADVANCES IN OUR MIGRATION SOFTWARE AND SERVICES AS WELL AS FEWER CUSTOMERS.

         We have established technological development and marketing relationships with major technology companies. To date, we have established contractual, non-exclusive technology relationships with Intel and Dell, a non-contractual, non-exclusive, non-binding technology relationship with IBM, and non-contractual, non-exclusive, non-binding marketing relationships with Intel, Compaq and Hewlett-Packard. We depend on these relationships to help us develop products that are compatible with the products of these companies, to introduce us as a migration software provider to their key customers and to assist us in marketing our migration products. Failure to establish or maintain developmental and marketing relationships with major technology companies would result in a lack of technological advances in our migration software and services as well as fewer customers.

OUR CURRENT PRODUCTS AND SERVICES MAY BECOME QUICKLY OUTDATED.

         The markets for our products and services are characterized by rapidly changing technology. Accordingly, we believe that our future success depends on our ability to develop new products and services that can meet market needs on a timely basis. There can be no assurance that we will be able to do so, or that we will be able to respond effectively to technological changes introduced by our technological development associates or future competitors.

         If we delay or fail to introduce new products and services, our results of operations and financial condition would be materially adversely affected. Even if we develop timely and successful products and services, there can be no assurance that others will not introduce technology or services that significantly diminish the value of ours or render them obsolete.

OUR TECHNOLOGY AND INTELLECTUAL PROPERTY MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         We use patent-pending technology, but we cannot be certain that our technology and intellectual property does not infringe upon issued patents or other intellectual property rights of others. Because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to our technology without our knowledge. If our technology infringes upon issued patents or intellectual property rights of others, we may be forced to stop, change or limit the development, marketing or sale of our products. We may be subject to legal proceedings and claims from time to time in the ordinary course of business relating to intellectual property rights.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL FOR SUCCESSFUL OPERATION OF OUR BUSINESS.

         The operation and development of our business depend greatly on the efforts of our senior management, including Curtis Overstreet and Ulrich Brechbuhl. The loss of services of these key employees could adversely affect us. If we are unable to retain a skilled and cohesive management team, our results of operations and financial condition would be materially adversely affected.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR COMPETITORS.

         We currently face competition primarily from manual migration services providers. We are not aware of other providers of our automated migration technology, although no assurance can be given that other companies will not develop technology that is similar or superior to ours. We believe that we will have a competitive advantage over these potential competitors by virtue of having developed our software during the last two years.

         Our future competitors may have greater name recognition and have, or have access to, substantially greater financial and personnel resources than those available to us.

SUBSTANTIALLY ALL OF OUR OUTSTANDING COMMON STOCK IS FREELY TRADABLE AND MAY BE SOLD INTO THE MARKET AT ANY TIME, AND UP TO ANOTHER 30,650,000 SHARES WILL BE FREELY TRADEABLE UPON THE EXERCISE OF RECENTLY ISSUED WARRANTS AND THE EXERCISE OF OUR OPTION TO SELL SHARES UNDER A PRIVATE EQUITY LINE. IN ADDITION, ANOTHER 66,822,784 SHARES ARE FREELY TRADEABLE PURSUANT TO THIS REGISTRATION STATEMENT, SUBJECT TO THE TERMS OF EXERCISE OF WARRANTS AND OPTIONS AND THE CONVERSION OF CONVERTIBLE DEBT. THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

         In June 2001, we filed a registration statement covering 30,000,000 shares of our common stock which are issuable pursuant to the equity line of credit agreement with Ironhead and an aggregate of 650,000 shares of our common stock issuable upon the exercise of warrants issued in connection with the equity line. The 30,650,000 shares of our common stock that will be freely tradeable upon the exercise of the warrants and the exercise of our option to sell shares under the private equity line represent an increase in our presently outstanding common stock of approximately 29.8%. In addition, of the 66,822,784 shares which will be freely tradable pursuant to this registration statement, 31,019,054 shares are subject to the terms of exercise of warrants and options and the conversion of convertible debt, representing an increase in our presently outstanding common stock of approximately 33.1%. The market price of our common stock could drop significantly if the holders of all of our freely tradable shares sell them or are perceived by the market as intending to sell them.

         If and when we exercise our put rights and sell shares of our common stock to Ironhead, and if and to the extent that Ironhead sells the common stock, our common stock price may decrease due to the additional shares in the market. If the price of our common stock decreases, and if we decide to exercise our right to put additional shares to Ironhead, we would be required to issue more shares of our common stock for any given dollar amount invested by Ironhead. This may encourage short sales, which could place further downward pressure on the price of our common stock.

PRIVATE EQUITY LINE DRAWS MAY RESULT IN SUBSTANTIAL DILUTION.

         We will issue shares to Ironhead upon exercise of our put rights at a price equal to 94% of the average of the volume weighted average price of our common stock over the 22 trading days immediately after the date we deliver and Ironhead confirms receipt of notice of a draw down request on the private equity line. Accordingly, the exercise of our put rights may result in substantial dilution to the interests of the other holders of our common stock. In the event all 30,000,000 of the shares registered by the registration statement of which this prospectus is a part are issued under the equity line for $.667 per share, a total of $20 million would be raised and the number of our shares outstanding would increase by approximately 29.2%. However, there is nothing that prevents us from selling the shares for less than $.667 per share. Accordingly, if the price of our common stock is less than $.667 per share during the 20 month period of the common stock purchase agreement, we may need to register additional shares for resale to access the full amount of financing available. Registering additional shares could have a further dilutive effect on the value of our common stock. If we are unable to register the additional shares of common stock, we may experience delays in, or be unable to, access some of the $20 million available under the private equity line.

         The following table demonstrates the hypothetical dilutive effect of the equity line based on the number of shares of our common stock that could have been issued to Ironhead based on hypothetical draws made under the equity line in the aggregate amount of $1,111,413 (the maximum drawdown amount available under the equity line on June 21, 2001) and calculated assuming sales prices of $.54, $.405, $.27 and $.135 per share (100%, 75%, 50% and 25%, respectively, of the closing price of our common stock on June 21, 2001).

                                                     POTENTIAL          IRONHEAD'S POTENTIAL PERCENTAGE
     SALES PRICE        NUMBER OF SHARES         NUMBER OF SHARES            OWNERSHIP OF MIGRATEC
      PER SHARE       ISSUABLE TO IRONHEAD        Outstanding(1)                  COMMON STOCK
      ---------       --------------------       ----------------       -------------------------------
        $.54               2,189,544                105,079,021                      2.08%

        $.405              2,919,393                105,808,870                      2.76%

        $.27               4,379,089                107,268,566                      4.08%

        $.135              8,758,178                111,847,655                      7.84%


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(1) Includes 102,889,477 shares issued and outstanding as of June 21, 2001, plus the aggregate number of shares that would be issued under the equity line.

OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND IS EXPECTED TO EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE AND VOLUME VOLATILITY, WHICH SUBSTANTIALLY INCREASES THE RISK OF LOSS TO PERSONS OWNING OUR COMMON STOCK.

         Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. In 2000, our stock price ranged from a high of $3.2813 to a low of $.2031 per share and in the first quarter of 2001, our stock price ranged from a high of $0.8281 to a low of $0.2344. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

WE ARE SUBJECT TO THE "PENNY STOCK" RULES WHICH MAY MAKE BUYING OR SELLING OUR COMMON STOCK MORE DIFFICULT.

         Trading in our common stock is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. In addition, unless an exception is available, the broker-dealer must deliver a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market prior to any transaction. Further, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in our common stock, which could severely limit the market price and liquidity of our securities.

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

         All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "such" or "believe." The forward-looking statements included in this prospectus are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

         Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Although management believes that the expectations reflected in such forward-looking statements are accurate, no assurance can be given that such expectations will occur. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, the inclusion of such information should not be regarded as a representation by the company, management or any other person that our objectives will be achieved.

         Key factors that could cause actual results to differ materially from our expectations, estimates of costs, projected results or anticipated results include, but are not limited to, the following risks:

         o we may not be able to generate sufficient cash flows to fund operations or to obtain additional financing on favorable terms;

         o we may not be able to effectively penetrate our target markets for migration products and sales;

         o we may not be able to successfully develop and/or protect our technology;

         o we may not be able to effectively control increases in expenses associated with sales growth and other costs;

         o management may not be able to successfully implement our business plan and sales strategy;

         o we may not be able to attract and retain a skilled and cohesive management group; and

         o unfavorable changes in economic and industry conditions and regulatory requirements may develop.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock by the selling securityholders. We may, however, receive up to approximately $1,700,000 in the event all the options and warrants held by the selling securityholders are exercised. We will use the net proceeds we receive from the exercise of options and warrants for working capital and general corporate purposes. Pending any such uses, we intend to invest the net proceeds from option and warrant exercises in short-term, interest-bearing securities or accounts.

                              PLAN OF DISTRIBUTION

         We are registering the shares of our common stock described in this prospectus for the selling securityholders named below under the caption "Selling Securityholders." We are registering the common stock to satisfy our obligations under agreements with some of the selling securityholders to register their common stock so that their shares will be freely tradable and to provide our affiliates with freely tradable shares of our common stock. We are unaware of any selling securityholders with plans to sell their holdings of the Company's common stock. Subject to the limitations on the use of this prospectus described below, the "selling securityholders" also includes persons who receive shares as a gift from a selling securityholder, commonly known as donees, and persons who receive shares from a selling securityholder as collateral to secure a loan, commonly known as pledgees, selling shares received from a named selling securityholder after the date of this prospectus.

         All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling securityholders. Sales of the shares may be made by selling securityholders from time to time in one or more types of transactions, which may include block transactions, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. We are not aware of any selling securityholders having entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling securityholders.

         The selling securityholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

         The selling securityholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with such selling securityholder, including in connection with distributions of the common stock by such broker-dealers. The selling securityholders may enter into option or other transactions with broker-dealers that involve the delivery of their shares to the broker-dealers, who may then resell or otherwise transfer such shares.

         The selling securityholders may also loan or pledge their shares to a broker-dealer and the broker-dealer may sell the shares so loaned or, upon a default, may sell or otherwise transfer the pledged shares.

         Certain selling securityholders and any broker-dealers that act in connection with the sale of their shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify some of the selling securityholders for liabilities they incur for selling their shares using this prospectus, including liabilities arising under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of their shares against certain liabilities, including liabilities arising under the Securities Act.

         Because certain selling securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, those selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. The anti-manipulative rules under the Securities Exchange Act, including Regulation M, may apply to their sales in the market.

         Selling securityholders also may resell all or a portion of their common stock in open market transactions in reliance upon the SEC's Rule 144, provided they meet the criteria and conform to the requirements of such Rule.

         Upon our being notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of such selling securityholder's shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement or an amendment to this prospectus disclosing the name of each such selling securityholder and of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold, the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and the other facts material to the transaction. In addition, upon our being notified by a selling securityholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

         Sales of a substantial number of shares of the common stock in the public market by the selling securityholders or even the potential of such sales could adversely affect the market price for our common stock, which could have a direct impact on the value of the shares being offered by the selling securityholders.

                             SELLING SECURITYHOLDERS

         The following table sets forth the name, number of shares of common stock and the number of shares underlying the warrants, options and convertible debt owned by each selling securityholder, based on the number of shares of common stock, warrants, options and convertible debt held on June 26, 2001 and information provided to us by the selling securityholders. Because the selling securityholders may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that may actually be sold by any selling securityholder or that may be subsequently owned by any selling securityholder.

         The shares offered by this prospectus may be sold from time to time by the selling securityholders named below.

                            (COMMON STOCK UNDERLYING)

                                                 CONVERTIBLE                              COMMON     TOTAL SHARES
                          NAME                      DEBT       WARRANTS     OPTIONS       STOCK       REGISTERED
                          ----                   -----------  ----------   ----------   ----------   ------------
4 Seas, LLC....................................                                            200,000      200,000
Allman, Pierce M. .............................                   80,000                                 80,000
Atlas, Pearlman, Trop & Borkson P.A.(1) .......                                             71,429       71,429
Baldwin, Glenn ................................                    8,000                    40,000       48,000
Barretti, Philip ..............................                                            152,858      152,858
Bass, George T. ...............................                                             50,000       50,000
BEM Capital Partners, L.P. ....................                                             40,000       40,000
Berkin, Larry..................................                                            100,000      100,000
Boehme, Mark...................................                                             75,000       75,000
Boutcher, Daniel ..............................                                             33,500       33,500
Brown, Chris ..................................                    8,000                    40,000       48,000
Brown, Larry ..................................                    3,200                    16,000       19,200
Brodsky, Fred .................................                  280,000                   200,000      480,000
Bruce, Carl and Tracie ........................                                              2,400        2,400
Bruce, Richard ................................                    4,000                                  4,000
Burke, Douglas ................................                    2,000                                  2,000
Cabe, Thomas ..................................                1,040,000                 6,000,800    7,040,800
Campbell, Matthew .............................                                            250,000      250,000
Campbell, Norma H. ............................                                             50,000       50,000
Carpenter, James R. ...........................                                             71,429       71,429
Craig, James E. ...............................                                             71,429       71,429
David, Leslie W. ..............................                                            191,429      191,429
Davis, James L. ...............................                                             50,000       50,000
Dews, Richard G. ..............................                                            600,000      600,000
Dreher Living Trust(2) ........................                                             60,000       60,000
EAI Partners, Inc.(3) .........................                             2,444,446      897,668    3,342,114
Engenheiro, Marcel ............................                                             25,000       25,000
FB Investment Club.............................                                            200,000      200,000
Feldman, Richard ..............................                                            214,287      214,287
Fialkow, Frederick H. .........................                                             71,429       71,429
Franklin, Janet ...............................                                             25,000       25,000
Franklin, John W. .............................                  160,000                   800,000      960,000
Friedman, Richard .............................                                            285,716      285,716
Frisco, William E. ............................                                            100,000      100,000
Gellis, Henry .................................                                            556,000      556,000
GHK Corporation(4) ............................                                          1,013,500    1,013,500
Gillette, John O. .............................                                             50,000       50,000
Gray, George D. ...............................                                            208,000      208,000
Gray, Richard .................................                  250,000                 2,395,000    2,645,000
Gray, Richard & Carolyn TTEES..................                                            250,000      250,000
Grover, Paul ..................................                    4,000                                  4,000
Haberman, James ...............................                                             71,429       71,429
Hefner, C.R., Jr. .............................                   40,000                   540,000      580,000
Helfan, Robin .................................                                             35,715       35,715
Helmbrist Investments Ltd.(5) .................                                             71,429       71,429
Henning, Han ..................................                                            142,858      142,858
Innovative Research Associates, Inc.(6) .......                                             35,000       35,000
Irish, Charles F., Jr. ........................                                            120,000      120,000
Jackson, Reta .................................                    5,000                    25,000       30,000
Jansson, Anders ...............................                                             71,429       71,429


                                                 CONVERTIBLE                              COMMON     TOTAL SHARES
                          NAME                      DEBT       WARRANTS     OPTIONS       STOCK       REGISTERED
                          ----                   -----------  ----------   ----------   ----------   ------------
Jess Turner, sole proprietor d/b/a
  Delta Traders................................                                            200,000      200,000
Johnston, Lance ...............................                  240,000                                240,000
Karlin, Maurice J. ............................                                             71,429       71,429
Korita, Eric...................................                                             50,000       50,000
Korita, Irving.................................                                             50,000       50,000
Knighton, Maurice H. ..........................                    8,000                                  8,000
Landau, Frances S. Trust(7) ...................                                            214,287      214,287
Lay, H. Ward ..................................                  160,000                   800,000      960,000
Lee, Jiin Jen .................................                                             71,429       71,429
Light, Larry & Bruce ..........................                                             71,429       71,429
MJ Capital Partners(8) ........................                  100,000                   140,000      240,000
MT Partners, L.P.(9) ..........................   9,800,000                              4,925,700   14,725,700
MacPhee, Larry ................................                   60,000                                 60,000
Manchester, Jeffrey C. ........................                                             96,429       96,429
Mannix, J. Stephen ............................                    8,000                                  8,000
Markowitz, Jeffrey ............................                                            285,716      285,716
Masonwood Development(10) .....................                  160,000                                160,000
Mercury Fund No. 1, Ltd.(11) ..................  12,200,000    2,839,800                   475,000   15,514,800
Meredith, Joy .................................                    8,000                    40,000       48,000
Murfin, Steven J. .............................                                             50,000       50,000
Myers, Mark C. ................................                               225,000      205,000      430,000
Napolitani, Frank L. ..........................                                             10,000       10,000
Nisovoccia, Raymond ...........................                                             37,500       37,500
Noble Investment Company(12) ..................                                            704,878      704,878
Norris, Darell F. .............................                   20,000                   242,858      262,858
Norris Family Trust(13) .......................                   20,000                                 20,000
Overstreet, John V. ...........................                                             96,000       96,000
Passanante, Albert.............................                                             37,500       37,500
Phoenix Energy Companies, Inc.(14) ............                                          3,500,000    3,500,000
Plimpton, Leslie ..............................                                              2,400        2,400
Podesta, Jeffrey & Sofia.......................                                            375,000      375,000
Podesta, Nicolas...............................                                             50,000       50,000
Pollock, Thomas L. & Barbara L. ...............                                             35,714       35,714
Price, W. Christopher..........................                                            125,000      125,000
Pyrenees Capital Ltd.(15) .....................                                            142,858      142,858
Richards, Glenn and Bernita ...................                   31,000                   155,000      186,000
Rothman, Norman ...............................                                             71,429       71,429
Rothman, Norman & Caryl .......................                                             71,429       71,429
Rooney, Patrick G. ............................                   71,429                                 71,429
Rowan, Marcus A. ..............................                  160,750                 1,300,000    1,460,750
Russell Post Properties(16) ...................                                             71,429       71,429
Schaufele, Louis J. ...........................                                             40,000       40,000
Schrock, Omer .................................                   71,429                                 71,429
Schubert, Dennis D. ...........................                                             35,715       35,715
Schwartz, Armond G., Jr. ......................                   20,000                   100,000      120,000
Singer, Daniel ................................                                              3,200        3,200
Sohm, Henry J. ................................                                              6,000        6,000
Stallones W. Leighton & Sandra S. TIC..........                                            100,000      100,000
Sterquel, JC...................................                                            250,000      250,000
SSJ Development, LLC(17) ......................                                            729,166      729,166
Stoica, Mariana................................                                             50,000       50,000
Street Search Partners, LP.....................                                            954,285      954,285
Strehli, Charles L. ...........................                   19,200                                 19,200
Swirsky, Benjamin .............................                                            197,500      197,500
TDF Management(18) ............................                                             71,429       71,429
Technology Enablers Inc........................                                            500,000      500,000
Van Burkleo Grantor Trust(19) .................                                             96,000       96,000
Varel, Mark ...................................                   12,800                                 12,800
Vervack, James ................................                                             50,000       50,000
Wahlin, Lars ..................................                                            142,858      142,858

                                                 CONVERTIBLE                              COMMON     TOTAL SHARES
                          NAME                      DEBT       WARRANTS     OPTIONS       STOCK       REGISTERED
                          ----                   -----------  ----------   ----------   ----------   ------------
Watson, Deane C., Jr. .........................                   25,000      250,000      400,000      675,000
Watson Family Trust(20) .......................                  100,000                   200,000      300,000
Whiddon, Lonnie L. ............................                   80,000                   400,000      480,000
Zhuang, Fei ...................................                                             71,429       71,429
                                                 ----------   ----------   ----------   ----------   ----------
                                                 22,000,000    6,099,608    2,919,446   35,803,730   66,822,784


(1) The ultimate beneficial owners of these securities are Charles Pearlman and James Schneider.

(2)  The ultimate beneficial owner of these securities is Steve Dreher.

(3)  The ultimate beneficial owner of these securities is Milton Barbaroush.

(4)  The ultimate beneficial owner of these securities is Robert S. May.

(5)  The ultimate beneficial owner of these securities is E. M. Hershenfield.

(6)  The ultimate beneficial owner of these securities is Thomas M. Dean.

(7)  The ultimate beneficial owner of these securities is Theodore K. Landau.

(8)  The ultimate beneficial owner of these securities is Thomas A. Montgomery.

(9)  The ultimate beneficial owner of these securities is Marshall Payne.

(10) The ultimate beneficial owner of these securities is James W. Meredith.

(11) The ultimate beneficial owner of these securities is Kevin C. Howe.

(12) The ultimate beneficial owner of these securities is Nico Pronk.

(13) The ultimate beneficial owners of these securities are Darell F. Norris and Thordis M. Norris.

(14) The ultimate beneficial owner of these securities is Thomas Cabe.

(15) The ultimate beneficial owner of these securities is Andre Desaulniers.

(16) The ultimate beneficial owner of these securities is Russell A. Post.

(17) The ultimate beneficial owner of these securities is Stephen S. Jemal.

(18) The ultimate beneficial owner of these securities is Harrison Fortney.

(19) The ultimate beneficial owners of these securities are James Van Burkleo and Dorinda Van Burkleo.

(20) The ultimate beneficial owner of these securities is Deane C. Watson, Jr.

                           PRICE RANGE OF COMMON STOCK

         Our common stock is quoted and traded on a limited and sporadic basis on the OTC Bulletin Board operated by The Nasdaq Stock Market, Inc. under the trading symbol "MIGR." The limited and sporadic trading does not constitute, nor should it be considered, an established public trading market for our common stock. The following table sets forth the high and low closing bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board, Nasdaq Trading and Market Services. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. The approximate number of holders of record of our common stock on June 21, 2001 was 859.

                            HIGH             LOW
                            ----             ---
2001
First Quarter            $  0.8281       $  0.2344
2000
First Quarter               3.2813          0.2900
Second Quarter              2.6875          0.7188
Third Quarter               1.4688          0.8750
Fourth Quarter              1.0156          0.2031
1999
First Quarter               0.5000          0.1150
Second Quarter              0.4200          0.1450
Third Quarter               0.3900          0.0950
Fourth Quarter              0.3200          0.1700

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends or distributions on our common stock during the past two fiscal years or during 2001. For the foreseeable future, we expect to retain any earnings to finance the operation and expansion of our business. The declaration of dividends in the future will be determined by our board of directors based upon earnings, financial condition, capital requirements and other relevant factors.

         Pursuant to the shareholders' agreement between us and certain stockholders, dated as of January 25, 2000, we may not declare or pay dividends, or make any distribution with respect to, our capital stock without the approval of 70% of the members of our board of directors.

         Our agreement with MJ Capital Partners III, L.P., dated November 16, 1998, restricts our ability to declare or pay any dividends as long as any obligation under the agreement remains outstanding. Pursuant to an assignment and assumption agreement, dated as of January 26, 2001, MJ Capital Partners, III, L.P. assigned its rights and obligations under the agreement to BEM Capital Partners, L.P., leaving the provisions of the agreement unchanged.

                                 CAPITALIZATION

         The following sets forth our capitalization at March 31, 2001, excluding any proceeds from exercise of options or warrants related to shares registered in this registration statement except for $565,000 of warrants assumed to be exercised in the Pro Forma Maximum Offering Assuming Resale As
Adjusted:

         o        On an Actual Basis.

         o On a Pro Forma Maximum Currently Issuable basis which gives effect to the maximum number of shares that can be currently issued without exceeding the 9.9% limit on ownership of our common stock by Ironhead and using an average closing price of our common stock as of the most recent 22 trading day period (period ended June 21, 2001). We will incur a 5% fee payable to GKN Securities related to the 9,225,100 shares of common stock issued under the equity line of credit plus a $1,000 escrow fee for each settlement date. This column assumes 30 settlement dates and includes estimated offering expenses of approximately $140,000.

         o As supplemental disclosure, the table also sets forth our capitalization on a pro forma basis as follows:


                  Pro Forma Maximum Offering Assuming Resale - Assumes issuance of all 30,000,000 shares of our common stock pursuant to the private equity line at an average exercise price per share of $0.667. The average exercise price is equivalent to the price at which both the maximum dollars ($20,000,000) and maximum number of shares (30,000,000) are issued under the equity line. Issuance of the maximum number of shares under the equity line assumes that Ironhead will resell a sufficient number of shares it purchases under the equity line which would create additional availability without exceeding the 9.9% limitation on Ironhead's ownership of our common stock. Management can give no assurance that the maximum number of shares or the maximum dollar amount will be issuable under the equity line. We will incur a 5% fee payable to GKN Securities related to the 30,000,000 shares of common stock issued under the equity line of credit plus a $1,000 escrow fee for each settlement date. This column also assumes 30 settlement dates and includes estimated offering expenses of approximately $140,000.



                  Pro Forma Maximum Offering Assuming Resale as Adjusted - In addition to the same assumptions under Pro Forma Maximum Offering Assuming Resale, assumes conversion of the $3,000,000 of convertible promissory notes into 24,000,000 shares of our common stock at $0.125 per share. Provisions of this convertible promissory note include automatic conversion upon closing of a sale of our common stock in one or more transactions in which we receive aggregate proceeds of at least $5,000,000.


                  This column also assumes repayment of a $565,000 note dated December 1, 2000 and exercise of our right to require the note holder to exercise previously issued warrants to purchase 2,825,000 shares of our common stock at $0.20 per share. Provisions of this note require repayment upon closing of any equity transaction by us which raises proceeds of $2,000,000. This note further provides for us to require the note holder to use the note payment proceeds to execute warrants held by the note holder.

                  Management can provide no assurance that Ironhead will resell a sufficient number of shares it purchases under the equity line to create additional availability such that at least $5,000,000 of aggregate proceeds will be realized by the Company.

         This table should be read with our Financial Statements and the accompanying Notes.

                                                                         MARCH 31, 2001
                                                                                    SUPPLEMENTAL DISCLOSURE
                                                                                --------------------------------
                                                                                 PRO FORMA          PRO FORMA
                                                                PRO FORMA         MAXIMUM            MAXIMUM
                                                                 MAXIMUM          OFFERING           OFFERING
                                                                CURRENTLY         ASSUMING       ASSUMING RESALE
                                                  ACTUAL         ISSUABLE          RESALE          AS ADJUSTED
                                              -------------    -------------    -------------    ---------------

Cash                                          $      62,879    $   4,665,689    $  18,892,879    $  18,992,879
Long-term debt and notes payable
    Current portion of long-term debt and
        Notes payable                               779,683          779,683          779,683          214,683
    Long-term portion of notes payable            3,061,818        3,061,818        3,061,818           61,818

Preferred stock, $0.001 par value;
    50,000,000 shares authorized, none
    issued or outstanding                                --               --               --               --
Common stock, $0.001 par value;
    Authorized-200,000,000 shares
    Actual-103,047,280 shares issued and
        93,182,831 outstanding
    Pro Forma Maximum Currently Issuable-
        133,047,280 shares issued and
        123,182,831 outstanding:
    Pro Forma Maximum Offering
        Assuming Resale-133,047,280 shares
        issued and 123,182,831 outstanding:
    Pro Forma Maximum Offering
        Assuming Resale As Adjusted-
        159,872,280 shares issued and
        150,007,831 shares outstanding              103,047          112,272          133,047          159,872
Additional paid-in capital                       22,955,293       27,548,878       41,755,293       45,293,468
Subscription receivable                            (160,000)        (160,000)        (160,000)        (160,000)
Deferred stock compensation                      (1,621,875)      (1,621,875)      (1,621,875)      (1,621,875)
Treasury stock, at cost
    (9,864,449 shares)                           (1,777,891)      (1,777,891)      (1,777,891)      (1,777,891)
Accumulated deficit                             (23,702,258)     (23,702,258)     (23,702,258)     (23,702,258)
                                              -------------    -------------    -------------    -------------

    Total stockholders' equity (deficit)      $  (4,203,684)   $     399,126    $  14,626,316    $  18,191,316
                                              =============    =============    =============    =============

    Fully Diluted Shares Outstanding             93,182,831      102,407,931      123,182,831      150,007,831
                                              =============    =============    =============    =============

         This table excludes the following shares:

         o 2,300,000 shares of common stock issuable upon exercise of stock options at a weighted average exercise price of $0.20 per share;

         o 3,630,572 shares of common stock available for issuance under our equity plans at a weighted average exercise price of $0.51 per share;

         o 14,067,500 shares of our common stock issuable upon exercise of stock options granted to officers and directors at a weighted average price of $0.31, and

         o 4,772,008 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of $0.23 per share in connection with various financings and private placements of stock.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

RESULTS OF OPERATIONS

         The purpose of the following discussion and analysis is to explain the major factors affecting MigraTEC's results of operations and variance of results between periods. The following discussion of MigraTEC's financial condition and results of operations should be read along with the financial statements and notes to the financial statements included in this prospectus.

         Management believes that the net loss for the year ended December 31, 2000 and the first quarter ended March 31, 2001 was primarily due to the Company's focus on development activities which did not produce significant revenue but which, nevertheless, allowed MigraTEC to significantly develop its upgraded 32 to 64-bit migration technology, as well as enhance other automated migration tools. Management believes that these development activities are directly responsible for the Company being able to declare its 64Express(TM) product line generally available for purchase in October 2000 and to market its new 32Direct(TM) series of products, aimed at the cross platform migration market, as of April 2001.

         MigraTEC currently has seven marketable products, all of which comprise its 32Direct(TM) and 64Express(TM) product lines. These products include:
32Direct(TM) Solaris to NT, 32 Direct(TM) Solaris to AIX, 32Direct(TM) Solaris to Linux, VA Direct(TM) 4.3 to 5.0, 64Express(TM) to Itanium/Windows, 64Express(TM) to Itanium/Linux and 64Express(TM) to Itanium/AIX 5L. Approximately three out of seven of the Company's marketable products facilitate the use of the Intel(R) Itanium(TM) 64-bit processor: 64Express(TM) to Itanium/Windows, 64Express(TM) to Itanium/Linux and 64Express(TM) to Itanium/AIX 5L.

         On April 17, 2000, subsequent to over six months of testing of MigraTEC's 32 to 64-bit upgrade technology by Intel, MigraTEC entered into a software license agreement with Intel. Under the terms of the agreement, MigraTEC granted a royalty-free license to use its migration software products to Intel for internal use. The license is perpetual, but may be terminated by MigraTEC after 12 months upon 90 days' notice. The agreement allows Intel to use MigraTEC's technology at Intel's Application Support Centers to educate independent software vendors on the use and application of the technology. Under the agreement, the Company implemented a non-contractual, non-exclusive and non-binding joint marketing plan with Intel related to the introduction and dissemination of MigraTEC's technology. The joint marketing plan includes website links, training, press releases, industry event participation and testimonials. Intel recently confirmed its commitment to market MigraTEC's automated migration software to its customers and has made the Company's 64Express(TM) products available for trial use on its website. The Company will not receive any revenues from the Intel agreement.

         The demand for MigraTEC's 32 to 64-bit migration products and services largely depends on the successful introduction and acceptance of the Intel(R) Itanium(TM) 64-bit processor. The new Itanium(TM) technology was originally expected in the summer of 2000, however, it was not introduced to the market until late May 2001. MigraTEC's management believes that this delay resulted in a similar delay in the demand for MigraTEC's initial products and services, but will not substantially impact the longer-term potential market for the Company's products and services. However, if the initial introduction of the Intel(R) Itanium(TM) 64-bit processor is not successful and the market does not accept the new technology, MigraTEC's results of operations and financial condition will be materially adversely affected.

         In May 2000, MigraTEC entered into a consulting agreement with Dell to provide migration technology expertise, migration process expertise, process consultation services and Migration Workbench(TM) technology to a minimum of ten Dell precision Workstation independent software vendors and customers. This agreement provides these independent software vendors and customers the opportunity to upgrade, without charge, one initial software application to the 64-bit Intel(R) Itanium(TM) platform using MigraTEC's technology. Pursuant to the agreement, the Company has received revenues of approximately $245,000, the total amount of consideration to which it is entitled under the agreement.

However, these initial applications represent only a small fraction of the total code needing to be migrated. MigraTEC believes that as these independent software vendors and customers experience the capabilities of MigraTEC's products and services to effectively migrate software code, the Company will have the opportunity to contract with these independent software vendors and customers to upgrade a significant number of additional applications. In fact, the Company is now beginning to realize revenues from products and services provided to certain of these independent software vendors and customers outside the of the scope of the initial Dell consulting agreement.

         During the second quarter of 2000, MigraTEC also began working with IBM's Monterey development team to adapt MigraTEC's software migration technology to provide an automated path for migrating 32-bit applications to the 64-bit AIX 5L environment. AIX 5L (formerly known as Monterey) is the name of IBM's advanced operating system that operates on a 64-bit processor. Management believes that this is the first step in introducing MigraTEC's software migration technology to IBM's independent software vendors and the UNIX marketplace.

YEAR ENDED DECEMBER 31, 2000, COMPARED TO YEAR ENDED DECEMBER 31, 1999

Revenues

         During 2000, MigraTEC's revenues decreased by approximately 78% to $201,500, compared to $905,179 for 1999. Management believes that this decrease is attributable to MigraTEC shifting its strategic focus from selling Y2K products in 1999 to development of its new technology. During 2000, revenues from the Company's most significant customers, Dell and Centura Software Corporation, accounted for 83% and 11%, respectively, of the Company's total revenues.

Operating Expenses

         MigraTEC's total operating expenses increased by approximately 58% to $6,595,313 during 2000, compared to $4,178,175 for 1999.

         The majority of MigraTEC's costs and expenses are related to compensation costs. MigraTEC's operating expenses were higher in 2000 as compared to 1999 because MigraTEC employed an average of 38 individuals during 2000, as compared to an average of 26 individuals in 1999.

         Costs of revenues decreased approximately 65% to $50,173 during 2000, as compared to $141,650 for 1999. Costs of revenues in 2000 and 1999 consist of personnel costs and benefits directly attributable to the associated revenues. This decrease is a result of MigraTEC's change in focus from selling and servicing its Y2K products to selling and marketing its software migration technology.

         Selling and marketing expenses increased approximately 260% to $1,021,142 during 2000, as compared to $283,491 for 1999. This increase was the result of MigraTEC adding an average of 3 individuals to its selling and marketing staff in 2000. This represents an increase of 78% over 1999 staffing levels. Increased staffing was necessary to market its software migration technology. In 2000, MigraTEC incurred expenses of approximately $371,000 for marketing and market research to determine the scope and magnitude of the market for MigraTEC's software migration technology. This represents an increase of approximately $344,000 over 1999.

         Research and development expenses increased approximately 64% to $2,434,125 during 2000, as compared to $1,485,281 for 1999. This increase was the result of MigraTEC adding an average of 9 individuals to its research and development staff in 2000. This represents an increase of 66% over 1999 staffing levels. Additional staffing was necessary to continue development of its software migration technology.

         General and administrative expenses increased 36% to $3,089,873 during 2000, as compared to $2,267,753 for 1999. The increase in general and administrative expenses in 2000, as compared to 1999, was due to increases in:

         o        insurance, which increased $106,294;

         o        director fees, which increased $82,500;

         o        legal and accounting fees, which increased $362,129; and

         o        stockholder meeting expenses, which increased $84,290.

         In 2000 MigraTEC issued options to purchase an aggregate of 12,185,382 shares of common stock to directors, officers and employees, some of which have exercise prices less than the market value at the date of grant. The aggregate excess of the market value as compared to the exercise price at the date of grant was deferred and will be amortized as compensation expense over the respective vesting periods. The amount amortized as compensation expense in 2000 was $1,147,604. This total was expensed $1,014,271, $100,000 and $33,333 to general and administrative, selling and marketing and research and development costs, respectively. In 1999, MigraTEC did not issue any stock options to directors, officers or employees which were exercisable at prices below market value at the date of grant, and MigraTEC did not have any deferred compensation expense from previous grants. In August 1999, MigraTEC entered into a stock option agreement in settlement and replacement of a prior stock option agreement entered into by MigraTEC and EAI Partners, Inc. and recorded an expense of $706,500 which was included in general and administrative expenses. MigraTEC did not incur any similar expense in 2000.

Interest and Financing Expense

         MigraTEC's interest and financing expense increased to $3,863,615 during the year ended December 31, 2000, as compared to $415,292 for 1999. Interest expense increased to $3,828,685 during 2000, as compared to $228,299 for 1999. In 2000, the Company recorded $3,750,000 of interest expense in accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." The expense recorded relates to the convertible secured promissory notes payable and related warrants issued with a conversion price below the market price of the Company's common stock at the date of issuance. Financing fees decreased 81% to $34,930 during 2000, as compared to $186,993 for 1999. Financing fees in 1999 represent the amortized portion of fees paid in connection with issuance of debt in prior years. This debt was converted into common stock of the Company in 1999.

Other Net Income

         Other net income in 2000 was $64,298, as compared to $279 in 1999. In 2000, MigraTEC was able to invest in short-term interest bearing investments using funds received from the $3,750,000 convertible secured promissory notes issued in the first and second quarters of 2000.

Provision for Income Taxes

         As a result of operating losses for 2000 and 1999, MigraTEC has not had a federal income tax obligation. During the year ended December 31, 2000, MigraTEC incurred a net operating loss for federal tax purposes of approximately $9,470,000. No tax benefit has been recorded due to the uncertainty that the Company will generate sufficient taxable income during the carry forward period to realize the benefit of the net deferred tax asset. The net operating loss carryover for the year ended

December 31, 2000 will expire in 2015. MigraTEC has aggregate net operating loss carryforwards for federal tax purposes totaling approximately $19,649,000, which will expire between 2011 and 2015.

Extraordinary Items

         In 1999, MigraTEC incurred a loss of $496,069 related to the restructuring of MigraTEC's senior secured promissory notes. These notes were in default at maturity in 1999. MigraTEC successfully restructured this debt by converting such notes into MigraTEC common stock at $0.125 per share. Additionally, the exercise price for warrants associated with this debt was reduced from $0.35 per share to $0.20 per share, and the expiration date was extended one year to July 2001.

Net Loss

         For the year ended December 31, 2000, MigraTEC incurred a net loss of $10,193,130 or $0.13 per share, as compared to a net loss of $4,184,078 or $0.08 per share for the year ended December 31, 1999.

Liquidity and Capital Resources

         Net cash used by operating activities was $5,097,689 for 2000, which resulted from the operating loss, decreased principally by non-cash charges of $5,095,441. This compares to net cash used by operating activities of $2,339,753 for 1999, which resulted from the operating loss decreased principally by non-cash charges of $1,844,325.

         At December 31, 2000, MigraTEC had a net working capital deficit of $772,853, compared to a net working capital deficit of $1,394,471 at December 31, 1999.

         At December 31, 2000, MigraTEC had cash of $242,254 and $15,000 in outstanding accounts receivable, compared to cash of $1,417 and $160,700 in outstanding accounts receivable at December 31, 1999.

         At December 31, 2000, MigraTEC's outstanding obligations under notes payable totaled $4,344,523 as compared to $981,916 at December 31, 1999. The Company's outstanding obligations under notes payable as of December 31, 2000 and December 31, 1999 are summarized below.

                  Notes Payable                                       December 31, 2000          December 31, 1999
                  -------------                                       -----------------          -----------------

Notes payable to an officer, dated November 12 and 15,
1999, bearing interest at 10% per annum, due upon demand,
paid January 2000. Pursuant to a short-term convertible loan and services agreement, the note holder was issued a two-year warrant to purchase 3,500 shares of common stock at $0.01 per
share in 1999 and an additional 3,500 shares in 2000.                    $        --                $   35,000

Note payable to a director of the Company, net of unamortized discount of $1,638, bearing interest at 10% per annum, due
and paid in February 2000. The note holder was issued a
two-year  warrant to purchase 50,000 shares of common stock at
$0.01 per share.                                                                  --                    23,362

                  Notes Payable                                       December 31, 2000          December 31, 1999
                  -------------                                       -----------------          -----------------

Note payable to an Mercury Fund No. 1, Ltd. in the amount
of $565,000, dated December 1, 2000, with interest varying
between 0% and 10%, due the earlier of December 1, 2001 or
upon the occurrence of a qualified financing transaction,
collateralized by all assets owned or thereafter acquired,
subject to collateral rights of notes dated December 4 and
28, 1998, January 4 and 27, 1999 and January 25, 2000. Upon
the occurrence of a qualified financing transaction, the
Company has the option to require the note holder to
exercise warrants issued with the convertible note date
January 25, 2000.                                                            565,000                        --

Convertible note payable to Mercury Fund No. 1, Ltd. in the
amount of $1,775,000, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or
thereafter acquired, subject to collateral rights of notes
dated December 4 and 28, 1998 and January 4 and 27, 1999.
Such note is convertible at any time on the basis of one share of common stock for each $0.125 in principal amount of the note outstanding at the time of conversion. The note automatically converts into shares of common stock on the terms described
above, upon the earlier of either the closing of a sale of the
Company's common stock, preferred stock or issuance of debt with equity features in one or more related transactions in which the
Company receives aggregate proceeds of at least $5,000,000, or the first trading day following a period of 90 consecutive
trading days, during which the closing sale price of the
Company's common stock has been in excess of $1.25.                        1,775,000                        --

Convertible note payable to MT Partners, L.P. in the amount
of $1,975,000, dated January 25, 2000, without interest, due
January 24, 2001, collateralized by all assets owned or
thereafter acquired, subject to collateral rights of notes dated
December 4 and 28, 1998 and January 4 and 27, 1999. Such note is convertible at any time on the basis of one share of common
stock for each $0.125 in principal amount of the note outstanding at the time of conversion. The note automatically converts into shares of common stock on the terms described above, upon the earlier of either the closing of a sale of the Company's common stock, preferred stock or issuance of debt with equity features in one or more related transactions in which the Company receives aggregate proceeds of at least $5,000,000, or the first trading day following a period of 90 consecutive trading days, during which the closing sale price of the Company's common stock
has been in excess of $1.25.                                               1,975,000                        --

                  Notes Payable                                       December 31, 2000          December 31, 1999
                  -------------                                       -----------------          -----------------

Various one-year notes payable, net of unamortized
discount of $19,159, bearing interest at 10% per annum,
due in February and March 2000, paid in February 2000.
Note holders were issued two-year warrants to purchase an
aggregate of  585,000 shares of common stock at $0.01
per share.                                                                        --                   273,341

Notes payable to MJ Capital Partners III, L.P. (assigned to
BEM Capital Partners, Inc. in January 2001) in the aggregate amount of 250,000, dated December 4 and December 28, 1998 and
January 4 and 27, 1999, bearing interest at 16% per annum,
collateralized by all assets owned or thereafter acquired.
Modified, extended and renewed February 1, 1999 bearing
interest at 16% per annum, repayable with monthly installments of principal and interest totaling $31,000 with a final maturity of December 31, 1999. Modified, extended and renewed October 31, 1999 bearing interest at 16% per annum, repayable with monthly installments of principal and interest totaling $21,100 with a final maturity of
December 31, 2000. In connection with the modification, the note holder was issued two-year warrants to purchase 100,000 shares of common stock at $0.01 per share and 100,000 shares of common stock at
$0.20 per share.                                                                 958                   232,545

Note payable to an investor, dated December 23, 1999, bearing interest at 16% per annum, due January 23, 2000, paid in
January 2000.                                                                     --                   100,000

Note payable to an investor, dated December 13, 1999, bearing interest at 16% per annum, due December 31, 1999, paid in
January 2000. The note holder was issued a two-year warrant to
purchase 10,000 shares of common stock at $0.01 per share.                        --                   100,000

Note payable to an investor, dated July 29, 1999, bearing interest at 16% per annum, due upon demand with an option to renew monthly with payment of interest and monthly commitment fee of $2,000.
Beginning in September 1999 two-year warrants issued upon each renewal for 10,000 shares of the Company's common stock at $0.01
per share, paid January 2000.                                                     --                   100,000

Note payable to a former employee in the amount of $68,250, dated
March 3, 1998, bearing interest at 14%, payable in monthly
installments of $1,000, due December 10, 2003.                                28,565                    36,165

                  Notes Payable                                       December 31, 2000          December 31, 1999
                  -------------                                       -----------------          -----------------

Note payable to a third party, as settlement of suit,
dated October 28, 1998, payable in monthly installments
of $2,000 with a final maturity of October 1, 2000.                               --                    20,000

Note payable to a consultant for services, dated
October 1, 1999, bearing interest at 16% per annum, due
and paid January 31, 2000. The note holder was issued a
two-year warrant to purchase 6,150 shares of common stock at
$0.01 per share.                                                                  --                    61,503

         During 2000, MigraTEC received net proceeds of $5,517,070 from financing activities consisting of $2,177,108 in connection with the issuance of common stock, and $4,315,000 in proceeds from long and short-term loans from Mercury Fund No. 1, Ltd. and MT Partners, L.P., which loans are described above. The cash proceeds were offset by $975,038 expended for the repayment of principal of short-term loans from various investors, directors, an officer and obligations under capital leases. During 1999, the Company received net proceeds of $2,423,435 from financing activities consisting of $1,738,197 in connection with the issuance of common stock, and $923,206 in proceeds from short-term loans from various investors, directors and an officer, which loans are described above. The cash proceeds were offset by $237,968 expended for the repayment of principal of short-term loans from various investors, directors, an officer and obligations under a capital lease.

         In January 2000, MigraTEC entered into a private placement agreement that has provided it with $3,750,000, which is the maximum funding under this agreement. MigraTEC plans to raise additional capital in 2001 to fund expanded sales and marketing as well as development efforts and other normal operating costs.

THREE MONTHS ENDED MARCH 31, 2001, COMPARED TO THREE MONTHS ENDED MARCH 31, 2000

Revenues

         The Company's revenues consist of software license revenues, consulting services revenues and software maintenance and support revenues. For the first quarter ended March 31, 2001, the Company's revenues increased to $93,983, as compared to $3,000 for the first quarter ended March 31, 2000.

         Revenues in the first quarter of 2001 consisted of $93,333 and $650 from consulting services and software maintenance fees, respectively, whereas, in the first quarter of 2000 revenues consisted entirely of software maintenance fees in the aggregate amount of $3,000 from the sale of the Company's Y2K product, which product is no longer sold or marketed. Consulting services revenue in 2001 consisted of $78,333 of revenues from the Company's consulting contract with Dell and $15,000 of revenues from its consulting contract with Labtec, Inc. The balance of revenues in the first quarter of 2001 resulted from deferred software maintenance fees associated with 2000 sales.

Costs and Expenses

         The Company's total costs and expenses increased by approximately 15% to $1,893,611 during the first quarter of 2001, as compared to $1,646,630 for the first quarter of 2000.

         The majority of the Company's costs and expenses are related to compensation costs. The Company's operating expenses were higher in the first quarter of 2001 as compared to the first quarter of 2000 because the Company employed an average of 43 individuals during the first quarter of 2001, as compared to an average of 32 individuals in the first quarter of 2000.

         Selling and marketing expenses increased approximately 261% to $456,235 during the first quarter of 2001, as compared to $126,301 for the first quarter of 2000. This increase is a result of the Company aggressively marketing its software migration technology with advertising and promotional activities in media and trade show formats.

         Research and development expenses decreased to $531,097 during the first quarter of 2001, as compared to $534,716 for the first quarter of 2000. The Company will continue to incur research and development expenses in order to refine and enhance the Company's products and expand the Company's product line.

         General and administrative expenses decreased 8% to $906,279 during the first quarter of 2001, as compared to $985,613 for the first quarter of 2000. Between the first quarter of 2001 and 2000, general and administrative expenses varied as follows:

         o In the first quarter of 2001, the Company hired individuals and incurred infra-structure costs to establish a migration group and a software solutions group for the purpose of providing consulting services to customers. The costs associated with these two groups consisted primarily of salary expense and benefits expense which aggregated $157,049. No such costs were incurred in 2000.

         o        Insurance costs increased $42,827 in 2001 as compared to 2000.

         o Costs associated with the Company's 401(k) plan increased $7,936 in 2001 as compared to 2000 as a result of the Company changing plan administrators.

         o Accrued stockholder meeting expenses increased $16,751 in 2001 as compared to 2000.

         o Printing costs associated with Securities and Exchange Commission filings increased $9,077 in 2001 as compared to 2000.

         o Depreciation expense decreased $7,168 in 2001 as compared to 2000.

         o Legal and accounting expenses decreased $83,668 in 2001 as compared to 2000.

         In the first quarter ended March 31, 2000, the Company issued options to purchase an aggregate of 5,570,800 shares of common stock to directors, officers and employees, some of which have exercise prices equal to less than the fair market value at the date of grant. The aggregate excess of the fair market value as compared to the exercise price at the date of grant was deferred and is being amortized as compensation expense over the respective vesting periods. The amount amortized as compensation expense in the first quarter of 2001 was $205,521, as compared to $447,173 for the first quarter of 2000. This compensation expense was allocated $160,938, $34,583 and $10,000 to general and administrative, selling and marketing, and research and development costs, respectively, in the first quarter of 2001, whereas, in the first quarter of 2000, such compensation expense was allocated $428,006, $19,167 and $0 to general and administrative, selling and marketing, and research and development costs, respectively.

Interest and Financing Expense

         The Company's interest and financing expense decreased to $71,898 during the first quarter of 2001, as compared to $2,587,471 for the first quarter of 2000. Interest expense decreased to $12,922 during the first quarter of 2001, as compared to $2,556,456 for the first quarter of 2000. During the first quarter ended March 31, 2000, the Company recorded $2,500,000 of interest expense in accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." The expense recorded relates to the convertible secured promissory notes payable and related warrants issued with a conversion price below the market price of the Company's common stock at the date of issuance. No similar expense was incurred during the first quarter ended March 31, 2001.

         Financing fees increased to $58,976 during the first quarter of 2001, as compared to $31,015 for the first quarter of 2000 due to additional working capital requirements

Other Income

         Other income in the first quarter of 2001 decreased to $585, as compared to $6,011 in the first quarter of 2000. In 2000, the Company was able to invest in short-term interest-bearing investments using funds received from the private placement funding of $2,500,000 received in the first quarter of 2000, whereas, no such investments were made in the first quarter of 2001.

Provision for Income Taxes

         As a result of operating losses for 2001 and 2000, MigraTEC did not incur a federal income tax obligation for the first quarter ended March 31, 2001. No tax benefit was recorded during the first quarter of 2001 due to the uncertainty that sufficient taxable income will be generated during the carry forward period to realize the benefit of the net deferred tax asset. The carry forward period will expire in 2015.

Net Loss

         For the first quarter ended March 31, 2001, MigraTEC incurred a net loss of $1,870,941 or $0.02 per share, as compared with a net loss of $4,225,090 or $0.06 per share for the first quarter ended March 31, 2000.

Liquidity and Capital Resources

         Net cash used for operating activities was $1,370,505 for the first quarter of 2001 as compared to $945,336 for the first quarter of 2000, which resulted from the operating loss, decreased by net changes in assets and liabilities and non-cash expenses and income of $500,436 for the first quarter of 2001 and $3,279,754 for the first quarter of 2000.

         As of March 31, 2001, MigraTEC had a net working capital deficit of $1,384,092, as compared to a net working capital deficit of $772,853 at December 31, 2000.

         As of March 31, 2001, MigraTEC had cash of $62,879 and $0 in outstanding accounts receivable, compared to cash of $242,254 and $15,000 in outstanding accounts receivable at December 31, 2000.

         As of March 31, 2001, MigraTEC's outstanding obligations under notes payable totaled $3,841,501 as compared to $4,344,523 at December 31, 2000. The Company's outstanding obligations under notes payable as of March 31, 2001 and December 31, 2000 are summarized below.

                  Notes Payable                                         March 31, 2001           December 31, 2000
                  -------------                                       -----------------          -----------------
Note payable to Mercury Fund No. 1, Ltd. in the amount
of $565,000, dated December 1, 2000, with interest
varying between 0% and 10%, due the earlier of December 1, 2001 or upon the occurrence of a qualified financing transaction, collateralized by all assets owned or thereafter acquired,
subject  to collateral rights of notes dated December 4 and
28, 1998, January 4 and 27, 1999 and January 25, 2000. Upon
the occurrence of a qualified financing transaction, the
Company has the option to require the note holder to exercise warrants issued with the convertible note dated
January 25, 2000.                                                       $   565,000                  $   565,000

Convertible note payable to Mercury Fund No. 1, Ltd. in the
amount of $1,775,000, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or
thereafter acquired, subject to collateral rights of notes dated
December 4 and 28, 1998 and January 4 and 27, 1999. Such note is convertible at any time on the basis of one share of common stock for each $0.125 in principal amount of the note outstanding at the time of conversion. The note automatically converts into shares of common stock on the terms described above, upon the earlier of either the closing of a sale of the Company's common stock, preferred stock or issuance of debt with equity features in one or more related transactions in which the Company receives aggregate proceeds of at least $5,000,000, or the first trading day following a period of 90 consecutive trading days, during which the closing sale price of the Company's common stock has been in excess of $1.25. As of March 31, 2001, Mercury had
converted $250,000 into 2,000,000 shares of common stock.                 1,525,000                    1,775,000

Convertible note payable to MT Partners, L.P. in the amount of
$1,975,000, dated January 25, 2000, without interest, due
January 24, 2003, collateralized by all assets owned or
thereafter acquired, subject to collateral rights of notes dated
December 4 and 28, 1998 and January 4 and 27, 1999. Such note is convertible at any time on the basis of one share of common stock for each $0.125 in principal amount of the note outstanding at the time of conversion. The note automatically converts into shares of common stock on the terms described above, upon the earlier of either the closing of a sale of the Company's common stock, preferred stock or issuance of debt with equity features in one or more related transactions in which the Company receives aggregate proceeds of at least $5,000,000, or the first trading day following a period of 90 consecutive trading days, during which the closing sale price of the Company's common stock has been in excess of $1.25. As of March 31, 2001, MT Partners had
converted $500,000 into 4,000,000 shares of common stock.                 1,475,000                    1,975,000

                  Notes Payable                                         March 31, 2001           December 31, 2000
                  -------------                                       -----------------          -----------------

Notes payable to BEM Capital Partners, Inc. (assignee of
MJ Capital Partners III, L.P. as of January 2001) in the
aggregate amount of $250,000, dated December 4 and
December 28, 1998 and January 4 and 27, 1999, bearing
interest at 16% per annum, collateralized by all assets
owned or thereafter acquired. Modified, extended and renewed
February 1, 1999 bearing interest at 16% per annum, repayable with monthly installments of principal and interest totaling
$31,000 with a final maturity of December 31, 1999. Modified, extended and renewed October 31, 1999 bearing interest at 16%
per annum, repayable with monthly installments of principal
and interest totaling $21,100 with a final maturity of
December 31, 2000. In connection with the October 31, 1999
modification, the note holder was issued two-year warrants to purchase 100,000 shares of common stock at $0.01 per share and
100,000 shares of common stock at $0.20 per share. Modified, extended and renewed January 26, 2001, so as to increase the outstanding loan amount to $250,000, bearing interest at 15%
per annum, interest only payable monthly until May 1, 2001.
Thereafter payable with monthly installments of principal and interest totaling $22,565 with a final maturity of May 1, 2002.
In connection with the January 26, 2001 modification, the note holder was issued a one-year warrant to purchase 40,000 shares of common stock at $0.01 per share. This warrant was exercised
in March, 2001.                                                             250,000                          958

Note payable to a former employee in the amount of $68,250,
dated March 3, 1998, bearing interest at 14%, payable in
monthly installments of $1,000, due December 10, 2003.                       26,501                       28,565

         During the first quarter of 2001, MigraTEC had net cash provided by financing activities of $1,255,051 consisting of $1,008,319 in connection with the issuance of common stock, and $250,000 in proceeds from the short-term loan from BEM Capital Partners, Inc., as described above. The cash proceeds were offset by $3,268 expended for the repayment of principal of notes payable and an obligation under a capital lease. During the first quarter of 2000, the Company had net cash provided by financing activities of $3,609,927 consisting of $2,500,000 in proceeds from the long-term loans from Mercury Fund No. 1, Ltd. and MT Partners, L.P., as described above, and $1,867,603 in connection with the issuance of common stock. The cash proceeds were offset by $757,676 expended for the repayment of principal of notes payable and an obligation under a capital lease.

         The note payable to Mercury Fund No. 1, Ltd., in the amount of $565,000, dated December 31, 2000, and more particularly described above, becomes due upon the closing of a "qualified financing", or the consummation by the Company of an equity related financing that raises proceeds of at least

$2,000,000. Under the terms of the private equity line financing with Ironhead, the Company may request a draw down of up to $5,000,000 at one time in return for common stock of the Company. As a result, the Company will be required to repay the $565,000 note payable to Mercury Fund No. 1, Ltd., using proceeds of the equity line financing, upon a draw down equal to or greater than $2,000,000. Under the provisions of the note, we may require the note holder to exercise previously issued warrants to purchase 2,825,000 shares of our common stock at $0.20 per share.

         MigraTEC had substantial operating losses during the first quarter of 2001 and the prior three years. While MigraTEC has experienced certain periods of profitability since inception, it has sustained substantial losses in recent years. For the years ended December 31, 2000, 1999 and 1998, MigraTEC incurred net losses of $10,193,130, $4,184,078 and $3,458,075, respectively. At March 31,
2001, MigraTEC had an accumulated deficit of $23,702,258.

         MigraTEC plans to raise additional capital in 2001 to fund expanded sales and marketing efforts and other normal operating costs. MigraTEC will need substantial additional capital over the next twelve months to develop and aggressively market its new products and services. Results of operations in the future will be influenced by numerous factors including, but not limited to:

         o internal technological developments and those of MigraTEC's technology and marketing associates, including Intel, IBM, Dell, Compaq and Hewlett-Packard;

         o the successful introduction and acceptance of the Intel(R) Itanium(TM) 64-bit processor;

         o rapid and wide-spread adoption of automated migration technology;

         o further development and protection of MigraTEC's proprietary software products and services;

         o expansion of MigraTEC's marketing program and market acceptance of its products and services;

         o capacity to further identify MigraTEC as a provider of migration products;

         o MigraTEC's ability to control increases in expenses associated with sales growth and other costs;

         o        the availability of substantial additional funding; and

         o MigraTEC's ability to attract and maintain a skilled and cohesive management group.

         MigraTEC's continued existence and plans for future growth are dependent, in part, upon its ability to obtain the capital necessary to operate, primarily through the issuance of additional debt or equity, and on its ability to effectively penetrate the developing market for software migration software, services and related products. If MigraTEC is not able to obtain additional or alternative funding, or generate sufficient revenues and cash flows in the near term, MigraTEC will be unable to continue as a going concern. As disclosed in the report of independent auditors on the Company's financial statements for the year ended December 31, 2000, the Company's recurring losses, negative cash flow from operations and net capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. However, as a result of the private equity line financing with Ironhead, management believes that funds will be available to meet the Company's obligations for at least twelve months from the date of the Company's most recent balance sheet. Based on the Company's current cash reserves, in the event the Company is unable to obtain funding through the private equity line or other sources, the Company may be forced to significantly reduce or discontinue its current operations. For a discussion regarding the funding potentially available under the private equity line and the limited circumstances under which funding may not be available to the Company, you should refer to the section of this prospectus entitled "The Common Stock Purchase Agreement" beginning on page 10.

                                    BUSINESS

GENERAL

         We design, develop and market proprietary software code engines that automate the migration and upgrade of software applications between operating systems (e.g., Windows, Unix and Linux) and between hardware architectures (e.g., 32-bit processors and 64-bit). Because our software code automates the migration process, as opposed to requiring the entire migration process to be performed manually, our patent-pending technology enables businesses to reduce the costs of migrating their existing software applications to more powerful operating environments, while optimizing the code for the new environment and improving its quality. While our automated migration products do not eliminate the need for a programmer, as a programmer is always necessary to initiate and monitor the migration process, our software can increase the efficiency and productivity of a programmer by automatically generating new upgraded source code. With our automated processes, a programmer can effectively upgrade up to 25 times more lines of code per day as compared to the typical manual migration process which requires the programmer to manually create all of the new upgraded source code. To our knowledge, our migration products are the first to provide programmers with automated migration assistance. In addition to this baseline improvement in project completion timelines, our products enhance overall quality assurance and mitigate project risk by imposing standardization of the processes and ongoing software code documentation. Our products also remove the human error of keying in the new source code, reducing the time spent testing and debugging the new source code.

         We anticipate generating revenue by:

         o licensing our technology and software maintenance products to independent software vendors and systems integrators (software developers and those who build systems from a variety of diverse components, respectively, such as IBM Global Services or EDS) who then act as distribution channels by using our software to aid in the delivery of their services;

         o        providing migration services directly to customers; and

         o        consulting on specific migration assignments.

         Our revenues in 2000 resulted from consulting services rather than software licensing as we spent the majority of our efforts in 2000 developing our software. Our prior software licensing revenue was the result of Y2K remediation. We continue to develop new software products, but our products that facilitate the use of the Intel(R) Itanium(TM) 64-bit processor are commercially ready and the current subject of our marketing efforts.

         Due to our primary focus on research and development in 1999 and 2000, our migration products just recently came to market. Our 64Express(TM) product line entered the marketplace in October 2000 and our 32Direct(TM) series of products become commercially available in April 2001. Nonetheless, we have established contractual, non-exclusive technology relationships with Intel and Dell, a non-contractual, non-exclusive, non-binding relationship with IBM, as well as non-contractual, non-exclusive, non-binding marketing relationships with Intel, Compaq and Hewlett-Packard. We intend to develop similar relationships with other companies as well.

         We were incorporated as a Florida corporation in 1989, however, we did not have meaningful business operations until 1996, when we acquired One Up Corporation, a corporation incorporated under the laws of Texas in 1991, as a wholly-owned subsidiary. In February of 2000, One Up Corporation merged into MigraTEC and in August of 2000, MigraTEC reincorporated in the state of Delaware. Prior to 2000, we concentrated on software consulting and Y2K remediation. We generated revenues in 2000 from consulting services rather than software licensing, as we were still developing our software for the majority of 2000. Our prior software licensing revenue was the result of Y2K remediation. We have restructured our operations and research and development activities to concentrate on selling migration software and services. The first of these products didn't enter the commercial marketplace until October 2000. As a result, we expended well over 80% of our time and efforts on research and development activities in 1999 and 2000. In 2001, we expect this percentage to decrease significantly due to increased sales and marketing efforts.

         Our offices are located at 11494 Luna Road, Suite 100, Farmers Branch, Texas 75234-9421.

INDUSTRY OVERVIEW

         The Internet and e-commerce are revolutionizing the way business is conducted. Being able to fully exploit the opportunity this revolution represents demands the creation of a new, more powerful and more capable technological infrastructures. Original equipment manufacturers and developers of operating systems are focusing on building these new infrastructures, with the result being that older platforms are becoming rapidly outdated and far more difficult - if not impossible - to support. Consequently, businesses must upgrade, or improve, their existing software to these new applications. According to the Aberdeen Group, the market for such software improvement presents businesses wishing to deploy the new technologies with the following unpalatable choices:

         o Enablement: rewriting small portions of an application's code to access new technologies, superficially improving the program;

         o Functional Enhancement: adding new code to implement new features or improve existing features with the existing application, a process which is most useful when only minimal changes are made to an existing program;

         o Writing a New Application: abandoning previous investments in software and writing all new programs (a prohibitively expensive and time-consuming process);

         o Acquiring the Necessary Code: buying a prepackaged software product that does not address all of the specifics of their business or requires training of their employees; or

         o Software Migration: modifying the software programs that run their businesses today, so that they will run efficiently in the new environment (a less expensive but equally time-consuming process).

Independent software vendors cater to businesses choosing to acquire the necessary code or functional enhancement, whereas those businesses choosing to enable their software, write a new application or upgrade using software migration can hire a systems integrator or programmer to perform such functions.

         We develop and market products and services comprising the software migration subset of the software improvement market. A significant benefit of software migration is that a business can leverage past investment and can continue to depend on software that contains the rules it has refined and perfected over time all without having to retrain employees.

         Historically, migration of software to a new technological base has been done manually which requires the programmer to create all of the upgraded source codes. Our products and services automate the migration process, decreasing the problems associated with the traditional manual approach. The typical manual migration is highly problematic for a number of reasons, including the following:

         o Too slow: In a competitive environment, businesses cannot afford to wait the time required to upgrade manually (for example, the earlier 16-bit to 32-bit migration took the industry over ten years to complete).

         o Not enough resources: We estimate that on average, a capable software engineer can migrate only about 1,000 lines of computer code per day. Information technology (IT) industry sources report that an estimated 300,000 IT jobs were unfilled during 2000, which, in management's opinion, makes it virtually impossible for businesses to hire the substantial number of additional programmers required for migration activities.

         o Too expensive: Our estimates and previous manual migration experience have shown that the cost for manually migrating an average line of code is approximately $0.75 to $1.25, and is expected to increase as a result of the ever-increasing shortage of skilled labor. With potentially billions of lines of code world-wide needing to be migrated, the total cost of manual migration is unacceptable.

         o Quality is more important than ever: The fundamental drivers of the need to migrate - realizing the full potential of the Internet and e-commerce - also demand that the programs that are migrated to the new environment perform 24 hours a day and 7 days per week without failure. It is management's belief that experienced IT professionals know that, due to the repetitive and tedious nature of performing a manual migration, the quality of the end product does not meet this standard.

MARKET OPPORTUNITY

         Currently, we focus on migration involving code written in the "C" and "C++" computer languages for use on the Windows and Unix operating environments and anticipate that virtually all of our initial revenues derived from migration products and services will result from migrations involving these computer languages. In a report commissioned by us, the Aberdeen Group, an information technology consulting firm, estimates that "C" and "C++" based code comprises 20%-30% of the entire United States business application code base. This market equates to a current market of over 30 billion unique lines of "C" and "C++" based code in the United States alone that are actively maintained and tens of billions more that are customized versions of prepackaged code. World-wide, Aberdeen estimates there are over 100 billion unique lines of "C" and "C++" based code with potentially tens of billions of additional lines in customized code. Management believes that over time, with the movement by original equipment manufacturers towards more powerful platforms and the abandonment of older platforms, a portion of this code will need to be migrated to more capable hardware platforms, such as hardware platforms utilizing Intel's new IA-64 chip known as "Itanium(TM)", and operating systems.

         Current costs to manually upgrade or migrate software applications are expensive, with a cost estimated by us at about $0.75 to $1.25 per line of code. By contrast, our automated code migration engines permit us to migrate code at a small fraction of that cost. Our experiences, as well as the experiences of many of our customers, indicate that, per line of code, costs to migrate software applications using our automated processes equate to approximately 1/10th of the costs incurred when such migrations are performed entirely manually. According to the Aberdeen Group, the majority of the "C" and "C++" based code (70% or more) resides in the custom code of corporate enterprises, with the remainder belonging primarily to the thousands of individual independent software vendors. The Aberdeen Group predicts that by 2005, the new Itanium(TM) 64-bit technology will appear in almost 50% of all new hardware products. Clearly the task of migrating even a small fraction of this massive base over the next three to four years is a daunting one.

         While the initial set of products that we have developed and are bringing to market is focused on migrating software from the 32-bit to the 64-bit environment created with the introduction of the new Itanium(TM) 64-bit technology, we believe there is currently significant demand for 32-bit to 32-bit (or platform to platform) migration technology as well. A typical enterprise information system consists of multiple file servers running on disparate platforms. For example, a manufacturing company may have their engineering applications running on Sun Solaris, their financial accounting systems on IBM, AIX and their customer relationship management systems on Microsoft NT. Management believes that with IT budgets shrinking and resource availability declining, many companies are adopting a strategy of server consolidation to reduce their total cost of ownership. These initiatives allow companies to dramatically reduce their IT budgets and costs by decreasing the number of different systems/environments they utilize and therefore have to support. A key component of any server consolidation effort is the migration of the software to the surviving platform/environment. The introduction and rapid market penetration of the open source Linux operating system has served to not only highlight this need but also to grow this market.

         The potential market for our existing products/services consists of "C" and "C++" based business application code, and can be segmented primarily by the operating system on which the code runs. According to the Aberdeen Group, while Unix remains the largest operating platform and is growing at 11% per year, the Windows operating platforms (NT and 2000) are growing at 25% per year and Linux is growing at greater than 25% per year. Our MigrationSUITE(TM) enables the efficient upgrading of business applications from one 32-bit application to either a 32-bit application in a different operating platform or to a 64-bit application in either the same or a different operating platform.

         If one assumes that server operating system revenue market share is a reasonable proxy for code written for each environment, Unix based code offers the single largest pool of code, while the Windows and Linux bases are growing most rapidly.

                                 MARKET SHARE 1995-2000
      OPERATING SYSTEM                (BY REVENUE)             PER ANNUM GROWTH
-------------------------------------------------------------------------------

Unix                                       75%                   11% per year
Microsoft Windows (NT; 2000)               24%                   25% per year
Linux                                      1%                   25% + per year

PRODUCT LINES

         Our products assist in the migration and porting, or conversion, of software code written in the "C" and "C++" languages from one technological environment (the combination of an operating platform and the hardware on which it is installed) to another. Because of the large number of possible operating platform and hardware combinations, our products can be used in a wide variety of technological environments. The underlying breakthrough technology that makes this possible is our proprietary source code analysis and migration engine called the Migration Workbench(TM). Each of our products are built on the Migration Workbench(TM) technology and are designed to address migration problems related to specific operating platform problem domains. Our 32Direct(TM) series of products consists of software which will migrate code from one operating platform to another (for example from Windows NT to Linux). Our 64Express(TM) series of products consists of software which will migrate code from a 32-bit environment to a 64-bit environment within the same type of operating system, including Windows 2000/64, Linux IA64 and AIX 5L among others. Each of our MigrationSUITE(TM) products are a combination of at least one 32Direct(TM) product and one 64Express(TM) product. The purpose of the MigrationSUITE(TM) is to allow a customer to migrate code first from a 32-bit environment to another

32-bit environment and then to a 64-bit environment (for example, a 32-bit Windows application would be migrated first to a 32-bit Linux application and then to a 64-bit Linux application).

         We currently have seven marketable products, all of which comprise our 32Direct(TM) and 64Express(TM) product lines. These products include:
32Direct(TM) Solaris to NT, 32 Direct(TM) Solaris to AIX, 32Direct(TM) Solaris to Linux, VA Direct(TM) 4.3 to 5.0, 64Express(TM) to Itanium/Windows, 64Express(TM) to Itanium/Linux and 64Express(TM) to Itanium/AIX 5L. Approximately three out of seven of our marketable products facilitate the use of the Intel(R) Itanium(TM) 64-bit processor: 64Express(TM) to Itanium/Windows, 64Express(TM) to Itanium/Linux and 64Express(TM) to Itanium/AIX 5L.

         Our existing MigrationSUITE(TM) product line consists of the following:

MigrationSUITE(TM) to Windows:


         o 32Direct(TM) Solaris to NT assists in the migration of Unix applications to Microsoft Windows.

         o 64Express(TM) to Windows enables rapid migration of existing 32-bit Windows applications to 64-bit Windows on Intel's IA-64 architecture.

MigrationSUITE(TM) to Linux:

         o 32Direct(TM) Solaris to Linux assists in the migration of 32-bit Solaris applications to 32-bit Linux e-commerce applications.

         o 64Express(TM) to Linux enables rapid migration of existing 32-bit Linux e-commerce applications to 64-bit Linux on Intel's IA-64 architecture.

MigrationSUITE(TM) to AIX:

         o 32Direct(TM) Solaris to AIX assists in the migration of 32-bit Solaris applications to 32-bit AIX applications

         o VA Direct(TM) 4.3 to 5.0 addresses the first step in migrating AIX applications to the new AIX 5L for IA-64, which is upgrading applications to the most current version of IBM's Visual Age compiler.

         o 64Express(TM) to AIX 5L enables rapid migration of existing 32-bit AIX applications to 64-bit AIX on Intel's IA-64 architecture.


         At the core of the MigrationSUITE(TM) is our patent-pending Migration Workbench(TM) technological engine, which we believe to have broader applicability in solving other business problems, in addition to those involving migration, in both the applications as well as the operations (infrastructure support and maintenance) portion of the information technology world. While Migration Workbench(TM) supports a large variety of our existing and potential products focused on migration, it can also provide analytical data to permit automated documentation of application architecture or a suite of tools to support maintenance of an existing set of source code.

PRODUCT DEVELOPMENT

         Our current technology is primarily focused on:

         o automating the migration of software from 32-bit to 64-bit environments and

         o automating migrations of software from one 32-bit environment to another to capitalize on the market presented by server consolidation activities.



         Current product development efforts are intended to build upon and enhance our existing technology and increase our ability to address businesses' migration problems. For instance, we have aggressive plans that focus on delivering operations/maintenance products for use by systems integrator consultants and virtually every IT department in businesses throughout the U.S. These products are designed to substantially increase the efficiency of both consultants and IT departments by providing real-time visibility into the software environment in which one is operating, and to allow users to not only document changes they make to that environment, but also to see the impact of those changes prior to making them.

         We are also currently evaluating the market potential for additional future products, such as computer language conversion software which would convert code written in one language into another language (e.g., from "C" and "C++" to Java) and products to address the burgeoning wireless marketplace.

         We previously announced formalized efforts to further protect our intellectual property. The first phase of this initiative resulted in a patent application for "System and Method for Automated Identification of Computer Program Code Fragments with Variable Confidence Factors." Claims have been allowed and an issue fee has been submitted to the U.S. Patent and Trademark Office; therefore, we expect this patent to be issued in mid-2001. We intend to continue such efforts by seeking additional patents as warranted. In addition to our pending patent, we also have several unregistered trademarks, which include "MigraTEC Workbench," "MigrationSUITE," "64Express," "32Direct," "VADirect" and "Visual Direct."

TECHNOLOGY RELATIONSHIPS

         Today, Intel and IBM are our two primary technology associates. We also have a significant relationship as a consultant with Dell and are working to develop technology and marketing relationships with other major original equipment manufacturers. For example, Intel, Compaq and Hewlett-Packard have recently verbally indicated that they will market our migration products to their customers. Although our marketing relationships with these technology companies are non-contractual, non-exclusive and non-binding, we are confident that such relationships will facilitate the introduction of our automated migration software to their customers. We are also in the initial stages of formalizing licensing relationships with certain systems integrators who would then act as distribution channels by using our software to aid in the delivery of their services. The following summarizes our relationships with Intel, IBM and Dell.

         Intel

         On April 17, 2000, we entered into a software license agreement with Intel. Under the terms of the agreement, we granted a royalty-free license to use our migration software products to Intel for internal use. The license is perpetual, but may be terminated by us after 12 months upon 90 days' notice. The agreement allows Intel to use our technology at Intel's Application Support Centers to educate independent software vendors on the use and application of the technology. Under the agreement, we implemented a non-contractual, non-exclusive and non-binding joint marketing plan with Intel related to the introduction and dissemination of our technology. The joint marketing plan includes website links, training, press releases, industry event participation and testimonials. Although we do not earn any revenues from Intel under the agreement, the agreement illustrates the importance we place on our relationship with Intel. Recently, Intel verbally confirmed its commitment to market our automated migration software to its customers and has made our 64Express(TM) products available for trial use on its website.

         IBM

         During the second quarter of 2000, MigraTEC began working with IBM's Monterey development team to adapt our software migration technology to provide an automated path for migrating 32-bit applications to the 64-bit AIX 5L environment. AIX 5L (formerly known as Monterey) is the name of IBM's advanced operating system that operates on a 64-bit processor. Management believes that this is the first step in introducing our software migration technology to IBM, independent software vendors and the UNIX marketplace. IBM has included us in the AIX 5L Beta Program, which allows us to further develop our products to complement IBM's new AIX 5L Operating System for the 64-bit processor.

         Dell


         In May 2000, we entered into a consulting agreement with Dell to provide migration technology expertise, migration process expertise, on-site process consultation and training services, limited telephone support services and Migration Workbench(TM) technology to a minimum of ten Dell precision Workstation independent software vendors and customers, the names of which Dell was obligated to provide. This agreement provides these independent software vendors and customers the opportunity to upgrade an initial software application to the 64-bit Intel(R) Itanium(TM) platform using our technology. Pursuant to the agreement, we have received revenues of approximately $245,000 for consulting services, the total amount of consideration to which we are entitled under the agreement.

DISTRIBUTION STRATEGY

         We currently have a direct sales force that is working to generate revenue by licensing our products to both independent software vendors and other businesses. We intend to leverage the capabilities and relationships of the major systems integrators to introduce our technology to the market in a timely and efficient manner. We also intend to generate revenue by licensing our technology to systems integrators who will act as distribution channels by using our products to perform outsourced projects for their own consultants. We anticipate these licenses will be structured primarily on a per line of code pricing basis. Additionally, we plan to generate other streams of revenue through the direct delivery of migration and consulting services by increasing the number of customers who use our services as opposed to those who license our software. To date, we have performed direct migration services in several small projects for customers. Such services were performed at our migration center located at our headquarters in Farmers Branch, Texas, a suburb of Dallas.

         In order to leverage existing customer bases and sales and marketing infrastructures, our sales model focuses on developing relationships with large organizations that provide application development, maintenance, conversion and upgrade services. Currently, our primary strategy is to develop relationships with technology companies introducing 64-bit operating systems and hardware and to focus on offering migration products and services for software to run on these systems. Our management believes that this strategy will provide:

         o relationships with companies that can direct development efforts towards emerging markets and growing customer bases;

         o relationships with companies with extensive sales and marketing resources and a vested interest in placing the end product into the market; and

         o        funding necessary to expand key development efforts.

         Consistent with our sales model and strategy, we have developed contractual, non-exclusive technology relationships with Intel and Dell, a non-contractual, non-exclusive, non-binding technology relationship with IBM, as well as a non-contractual, non-exclusive, non-binding marketing relationship with Intel, Compaq and Hewlett-Packard.

COMPETITIVE ADVANTAGES

         Unique and Proprietary Software Addressing a Market Need

         Over the past two years, we have invested the majority of our efforts in developing our software code and building our unique propagation, or transmission, abilities across the industry's major hardware and software platforms. We believe that this investment has created a technological advantage in our proprietary source code analysis engine, consisting primarily of our being the first company that we know of to develop such an engine. Unlike the traditional manual approaches to analyzing source code by text scanning, using a formal specification language or mathematical rendering in algebraic notation, we use syntactic (language) and semantic (word) analysis based on a customized parse of the source code. This approach automatically permits:

         o extraction of contextual attributes to support identification of issues specific to a migration such as a 32-bit to 64-bit upgrade;

         o        identification of data relationships and sequences;

         o        data flow tracing to identify the impact of a change; and

         o        grouping or extraction of related data and functionality.

         Upgrades Existing Software at Low Cost

         We believe that the need for businesses to migrate software, when combined with the inherent problems and issues of manual migrations (currently, the only alternative to our automated migration processes), presents a very large market opportunity. The portion of the migration process that can be migrated using our software is limited only by the fact that automated migration is not compatible with all software. In certain instances, automated migration will only be partially effective, however, we can quickly determine whether or not automated migration will be effective and to what extent. By automating the majority of the migration process, we believe that our migration software provides the following key benefits for businesses:

         o Reduces the cost of migrating software while enhancing the quality of the end product.

                  o Reduces average time for a complete migration by over 60%.

                  o Reduces labor input into migration effort on average by over 80%. Using MigrationSUITE(TM) a programmer can migrate up to 25,000 lines of code per day - 25 times the manual rate. The sheer "volume of code" issue, therefore, can be easily addressed by deploying additional software, not hiring an army of programmers.

                  o Reduces test cycle times by producing virtually error-free source code due to automated generation capability.

                  o Improves accuracy of project planning efforts by providing accurate data concerning the effort which is otherwise unavailable.

         o Maximizes current technology investment. A business can retain the functionality of current software applications as they are upgraded or migrated to a new operating system, thereby maximizing the investment in their current technology.

                  o        Businesses do not have to rewrite custom code;
                           instead, they can migrate it in a cost effective manner.

         o Minimizes or eliminates retraining expense. Much of the productivity that comes from new technology can be exploited without the corresponding need to retrain every user of that technology. Migration of the user interface allows the application to keep the current "look and feel" on the new platform, thereby eliminating otherwise significant retraining expense.

         o        Focuses information systems staff on application enhancements.
                  Skilled information systems staff is a precious commodity and should be assigned to projects with the highest return on investment to the business. By using our automated technology, such staff will not be burdened with the time-consuming process of manual migration.

                  o In today's labor-constrained environment, most information systems departments and software businesses are under tremendous pressure to develop new products that will generate incremental revenue. Migrating applications manually only helps protect existing revenue streams. Because of the intelligence built into our automated technology, a less qualified (therefore less expensive) programmer can perform the migration. As a result, automated migration frees those highly skilled, high-cost computer engineers to focus on new revenue streams while safeguarding existing revenue streams.

         o Reduces the time required for development of new software versions.

                  o In the technology sector, time to market often determines success or failure. Because automated migration is more than 60% faster than writing an application from scratch or manually moving it, businesses who avail themselves of our automated migration products and expertise may have competitive advantage over their competition.

         o Extends life of software applications. Due to the frequent and dramatic changes in computing technology, vendors may abandon a platform. Our technology allows software vendors to offer customers the alternative of migrating their current applications to a new platform.

                  o Due to the prohibitive cost of traditional migrations, vendors have abandoned platforms instead of incurring the cost of maintaining them for customers. Our technology and expertise reduces the cost of the migration, making the extension of life of the software or the supporting of an old platform possible.


         No Direct Competition

         Currently, we do not believe that we have any direct competitors as we are not aware of any other companies with an automated software solution to the migration problem. Although we expect that some competitors will emerge as the market develops, we believe we have a competitive advantage by virtue of having developed our software during the last two years. We believe our competition really consists only of the manual migrations performed by either a company's internal staff using "home grown" tools, or a professional service provider/systems integrator (such as IBM Global Services or EDS). As a result, we believe that the value proposition of our code engines is so compelling that these organizations and their efforts should be viewed not as competition, but rather as potential customers whose jobs will be significantly simplified and whose performance will be dramatically improved through the use of our solutions.


MIGRATION METHOD    MANUAL MIGRATION          USE OF "HOME GROWN TOOLS"(1)               MIGRATEC MIGRATION WORKBENCH(TM)
----------------  -----------------------  ----------------------------------   ------------------------------------------------

PROS:             o Can ultimately be      o Less expensive than manual         o Extremely short cycle
                    done in most every     o Quicker than manual                o Very thorough
                    situation                                                   o Consistent methodology results in very high
                                                                                  quality work
                                                                                o Very low labor content (roughly 10% of
                                                                                  manual needs) - requires less programmer time,
                                                                                  assistance and follow-up than manual or home grown
                                                                                  tools
                                                                                o Relatively inexpensive
                                                                                o More flexible than manual or home grown
                                                                                  tools - can be used with various software
                                                                                  applications

CONS:             o Very time consuming    o Limited Use - only works well      o Cost and time to train may exceed benefits in
                  o Extremely labor          with relatively "clean" code         certain cases involving small amounts of clean
                    intensive and costly,    and specific software applications   code
                    especially if systems  o More labor intensive and costly
                    integrators are used     than MigraTEC's automated migration
                  o Long cycle time          software
                  o Lots of QA/Test        o Longer cycle time than MigraTEC's
                    required                 automated migration software
                                           o New tools must be developed for
                                             most situations
                                           o Less sophisticated than
                                             MigraTEC'S automated migration
                                             software
                                           o Lots of QA/Test required

----------

(1) Software utilities that are custom built by systems integrators or independent software vendors on behalf of an in-house IT department. These customized utilities are only able to perform a preliminary portion of the migration process, leaving the majority of the migration to be performed manually, whereas our products allow many applications to be migrated without customization and greatly reduce the amount of labor involved. Unlike our automated migration software, home grown tools are generally not much more sophisticated than a compiler (software that translates a program written in a high-level programming language into machine language).

EMPLOYEES

         As of June 21, 2001, we employed approximately 30 full-time personnel, 18 of which are engineers concentrating on developing our software products and platforms. None of these employees are covered by collective bargaining agreements and management believes its employee relations are good.

PROPERTIES

         We do not own any real property. Our headquarters are located in Farmers Branch, a suburb of Dallas, Texas. The lease on our office space extends through February 2004 with an option to renew for an additional 60 months at the then prevailing rate and consists of approximately 12,313 square feet. Current annual rents are $203,724.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to our directors and executive officers:

      NAME              AGE            POSITION
      ----              ---            --------

Kevin C. Howe            52     Chairman of the Board
W. Curtis Overstreet     55     Director and Chief Executive Officer
T. Ulrich Brechbuhl      37     President, Chief Financial Officer and Secretary
Rick J. Johnson          42     Chief Operating Officer
Richard A. Gray, Jr.     53     Director
Drew R. Johnson          32     Director

         Directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualify.

         KEVIN C. HOWE has been a director and Chairman of the Board since January 2000. Since May 1991, Mr. Howe has been President of Sage U.S., Inc., a business software publisher. Since March 1999, Mr. Howe has also been the general partner and manager of Mercury Ventures, Ltd., a venture capital firm in Dallas, Texas. Mr. Howe also serves on the board of directors of The Sage Group plc, a publicly traded accounting software publisher in the United Kingdom.

         W. CURTIS OVERSTREET has served as our Chief Executive Officer and as a director since April 1997 and served as President from April 1997 through October 2000. From October 1994 to March 1997, Mr. Overstreet was Regional Vice President for Software AG, Americas, based in Dallas, Texas.

         T. ULRICH BRECHBUHL has served as our Chief Financial Officer since March 1, 2000 and President since the fourth quarter of 2000. From 1997 until joining MigraTEC, Mr. Brechbuhl was Chief Financial Officer and a founding partner of Thayer Aerospace, L.L.C., a Wichita, Kansas-based manufacturer of precision machined parts for the aerospace industry. He continues to serve as a director for Thayer. Prior to joining Thayer, Mr. Brechbuhl worked as a consultant and manager with Bain & Company, Inc. in Boston, Massachusetts and Dallas, Texas, for four years, where he focused on high technology and aerospace industries.

         RICK J. JOHNSON has served as our Chief Operating Officer since July 1997, and served as Secretary from July 1997 to March 1998. From 1995 to July 1997, Mr. Johnson was with Software AG, Americas, based in Dallas, Texas, where he served as Director of Operations Support - Integrated Business Solutions, Director of Applications Solutions and Business Manager - West U.S. Area.

         RICHARD A GRAY, JR. has served as a director since April 1998. Since 1985, he has been President and owner of Gray & Company Realtors, Inc., a commercial real estate brokerage and developer in U.S. and Asian markets based in Dallas, Texas.

         DREW R. JOHNSON has served as a director since January 2000. He has been a principal of Cardinal Investment Company, a venture capital firm in Dallas, Texas, since 1997. Prior to joining Cardinal, Mr. Johnson was employed with the consulting firm of McKinsey & Company.

         No family relationships exist among our directors and executive officers.

         No events have occurred during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer, promoter or control person.

SIGNIFICANT EMPLOYEES

         ALAN LARSON, Vice President of Professional Services, joined the company in March 2001. Mr. Larson brings over 20 years of experience in the management and delivery of information systems. Prior to joining MigraTEC, Mr. Larson held professional services and other senior management positions at companies including Sybase, Inc. from 1993 to 1997, EMC Corporation from 1997 to 1998, EXE Technologies, Inc. from 1998 to 1999, Siebel Systems, Inc. in 1998, Interworld Corporation from 1999 to 2000 and Objectspace, Inc. from 2000 to 2001.

         SHELDON TRAVIS, Vice President of Research, has been with the company since 1995. He has also held senior engineering positions (for both software and hardware) with a variety of companies including Xerox, Adobe and Sprint, and has degrees in both Electrical Engineering and Computer Sciences.

         SIMON MAK, Vice President of Marketing, joined us in July 2000. From 1998 to 2001, Mr. Mak was the Chief Executive Officer of Protarget.com, Inc., an online portal providing e-services that target dentists. In 1998, Mr. Mak also served as Vice President of Sales and Marketing for Horizon Media, Inc., a startup publisher of business intelligence on the Asia/Pacific region. From 1995 to 1996, Mr. Mak worked as an independent consultant.

         TAMIE JOECKEL, Vice President of Business Development, joined us in February 2001. Immediately prior to joining MigraTEC, Ms. Joeckel served as the Executive Vice President of National Practices of Vectrix Business Solutions, Inc., an Internet full service provider. From 1992 to 2000, Ms. Joeckel was the Executive Vice President of Sales and Marketing, and co-owner of Catalyst Software Evaluation Centers, Inc.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         During the year ended December 31, 2000, an aggregate of $82,500 was earned by directors for serving on the board of directors. Directors who are not officers or employees of MigraTEC received $10,000 annually, or $2,500 per fiscal quarter, while serving on the board. Mr. Kevin Howe received $60,000 annually, or $15,000 per fiscal quarter, while serving as Chairman of the board. Directors were also reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the total compensation paid or accrued by us for the three years ended December 31, 2000 on behalf of each of our executive officers.

                          SUMMARY OF COMPENSATION TABLE

                                                                                       LONG TERM
                  NAME AND                                            OTHER ANNUAL    COMPENSATION       ALL OTHER
             PRINCIPAL POSITION        YEAR      SALARY      BONUS    COMPENSATION     OPTIONS(#)      COMPENSATION
             ------------------        ----      ------      -----    ------------    ------------     ------------

W. Curtis Overstreet                   2000     $127,500      -0-       $18,150(1)    3,000,000(2)          -0-
      Chief Executive Officer          1999     $140,000      -0-            -0-             -0-            -0-
                                       1998     $132,917      -0-       $27,404(3)    6,000,000(4)          -0-

T. Ulrich Brechbuhl                    2000     $123,333      -0-            -0-      3,500,000(2)          -0-
      President, Chief  Financial      1999      $ -0-        -0-            -0-             -0-            -0-
      Officer and Secretary(5)         1998      $ -0-        -0-            -0-             -0-            -0-

Rick J. Johnson                        2000     $128,917      -0-            -0-        937,500(2)          -0-
     Chief Operating Officer           1999     $117,000      -0-            -0-             -0-            -0-
                                       1998     $121,833      -0-            -0-      1,500,000(4)          -0-

----------

(1) Housing allowance paid directly to Chelsea Homes, Inc. on behalf of Mr. Overstreet. Mr. Deane Watson, a former director of MigraTEC, is President of Chelsea Homes, Inc.

(2)      Options to purchase shares of our common stock granted in 2000.

(3)      Commissions paid to Mr. Overstreet based on revenue.

(4) These options to purchase shares of our common stock were granted in 1998 and voluntarily reduced by each holder by 50% in September 1999. As a result of such reduction, Mr. Overstreet and Mr. Rick Johnson had options to purchase 3,000,000 shares and 750,000 shares of our common stock, respectively, as of December 31, 1999.

(5)      Mr. Brechbuhl joined MigraTEC in March 2000.

         The following table sets forth information with respect to stock options to purchase our common stock issued to our executive officers during the year ended December 31, 2000.

             OPTIONS GRANTED IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

                                      NUMBER OF              PERCENT OF TOTAL
                                      SECURITIES            OPTIONS GRANTED TO       EXERCISE       MARKET
          NAME AND                UNDERLYING OPTIONS       EMPLOYEES IN FISCAL        PRICE          PRICE         EXPIRATION
     PRINCIPAL POSITION                GRANTED                   YEAR(1)              ($/SH)       ($/SH)(2)          DATE
     ------------------           ------------------       -------------------       --------      ---------       ----------

W. Curtis Overstreet                  1,5000,000                  12.84%               $0.20          $0.73      January 30, 2010
  Chief Executive Officer                750,000                   6.42%               $0.75          $0.73      January 30, 2010
                                         750,000                   6.42%               $0.22          $0.22     December 28, 2010

T. Ulrich Brechbuhl                      600,000                   5.13%               $0.75          $2.58     February 21, 2010
  President, Chief Financial           2,900,000                  24.82%               $0.22          $0.22     December 28, 2010
  Officer and Secretary

Rick J. Johnson                          250,000                   2.14%               $0.75          $0.73      January 30, 2010
  Chief Operating Officer                375,000                   3.21%               $0.20          $0.76      January 31, 2010
                                         312,500                   2.67%               $0.22          $0.22      December 28,2010

----------

(1) Percent of total options is based on options to purchase a total of 11,685,382 shares of our common stock granted to employees during the year ended December 31, 2000.

(2) We deferred the aggregate excess of the market value as compared to the exercise price at the date of grant. Such amount will be amortized as compensation expense over the respective vesting periods.

         The following table sets forth information with respect to stock options exercised and held by our executive officers as of December 31, 2000. The closing bid price for our common stock on December 31, 2000 was $0.2188.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                   NUMBER OF SECURITIES             VALUE OF
                                                                        UNDERLYING            UNEXERCISED IN-THE-
                                     SHARES          VALUE         UNEXERCISED OPTIONS        MONEY OPTIONS AT FY-
            NAME AND              ACQUIRED ON       REALIZED      AT FY-END EXERCISABLE/        END EXERCISABLE/
       PRINCIPAL POSITION           EXERCISE          ($)             UNEXERCISABLE              UNEXERCISABLE
       ------------------         -----------       --------      ----------------------      --------------------

W. Curtis Overstreet
  Chief Executive Officer          525,000(1)       $909,042      2,850,000 / 2,625,000        $51,230 / $23,500

T. Ulrich Brechbuhl
  President, Chief Financial
  Officer and Secretary               -0-             -0-          100,000 / 3,4000,000            -0- / -0-

Rick J. Johnson
  Chief Operating Officer           300,000         $230,625        554,167 / 833,333           $9,635 / $5,875

----------

(1) On January 25, 2000 and March 28, 2000, Mr. Overstreet transferred options to acquire 125,000 and 400,000 shares of our common stock, respectively, to certain individuals in exchange for releases from prior obligations. The options were exercised in June 2000 and March 2000, respectively.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         We entered into an employment agreement with Mr. Curtis Overstreet, our Chief Executive Officer, dated April 10, 1997, providing for an annual base salary (currently $140,200) and incentives for salary increases and bonuses to be determined by and subject to the discretion of the board.

         We entered into an employment agreement with Mr. Rick Johnson, our Chief Operating Officer, on July 1, 1997, providing for an annual base salary (currently $135,000) and incentives for salary increases and bonuses to be determined by and subject to the discretion of the board.

STOCK OPTION PLANS

         1999 Plan

         We terminated our prior stock option plan and adopted a new stock option plan in 1999. Under the 1999 plan, we are authorized to issue up to 2,000,000 shares of our common stock as incentive stock options or as non-qualified stock options. The 1999 plan was not approved by the stockholders within one year of adoption by our board of directors, and accordingly, all options granted under the 1999 plan were converted to non-qualified options for federal income tax purposes. As of June 21, 2001, a total of 415,911 shares are issuable upon exercise of options currently outstanding under the 1999 plan. We registered the 2,000,000 shares of common stock issuable under the 1999 plan on a Form S-8 filed with the Securities and Exchange Commission on March 12, 1999.

         2000 Plan

         In January of 2000, our board of directors approved our long-term incentive plan, which provided for the issuance of up to 7,000,000 shares of our common stock in the form of stock options, dividend equivalent rights or restricted share awards to our directors, officers, employees and consultants. The 2000 plan was approved by our stockholders at our annual stockholders meeting held in June 2000. In December 2000, the board of directors approved an additional 7,000,000 shares of our common stock for issuance under the 2000 plan. We anticipate that our stockholders will approve the additional 7,000,000 shares within one year and that we will be allowed to issue a portion of such shares as incentive stock options. As of June 21, 2001, a total of 12,116,286 shares are issuable upon exercise of options currently outstanding under the 2000 plan. We registered the original 7,000,000 shares of common stock available under the 2000 plan on a Form S-8 filed with the SEC on November 6, 2000 and the additional 7,000,000 shares on a Form S-8 filed with the SEC on April 24, 2001.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 145 of the Delaware General Corporation Law

         Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with such defense.

         Section 145(d) provides that any indemnification under subsections (a) and (b) of Section 145, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

         o by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum,

         o by a committee of such directors designated by majority vote of such directors, even though less than a quorum,

         o if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

         o        by the stockholders.

         Section 145(e) provides that expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or for such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses, including attorneys' fees, incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Certificate of Incorporation

         Our certificate of incorporation provides that, to the fullest extent permitted by Delaware General Corporation Law, our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director and that we will indemnify all persons whom we may indemnify to the fullest extent permitted by law.

Bylaws

         Our bylaws generally make mandatory the provisions of Section 145 of the Delaware General Corporation Law discussed above, including the advancement of expenses reasonably incurred in defending a claim prior to its final resolution, and provide that our directors and officers will at all times be indemnified to the maximum extent permitted by law.

Indemnification Agreements

         We have entered into indemnification agreements with two of our directors, Kevin Howe and Drew Johnson. These agreements provide these directors with indemnification to the maximum extent permitted by law. These agreements also include provisions requiring advancement of expenses (such as attorney's fees, witness fees, damages, judgments, fines and settlement costs), establishing procedures and standards for resolving claims, and providing for indemnification following a change of control of MigraTEC.

D&O Insurance

         We have a directors' and officers' liability insurance policy to insure our directors and officers against losses resulting from wrongful acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act.

SEC Policy on Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January and February 1998, Mr. Deane Watson, our former director who resigned in November 2000, and Mr. Rick Gray loaned us $104,000 and $100,000 respectively, pursuant to convertible notes with interest rates of 10% and 12%, respectively. Mr. Watson and Mr. Gray converted these notes into shares of our common stock at $0.20 per share in March 1998. Accrued interest on the notes was paid in April 1998. In connection with this transaction, Mr. Watson and Mr. Gray also received warrants to purchase 100,000 and 50,000 shares of our common stock, respectively, at prices of $0.01 to $0.20 per share. Mr. Gray exercised these warrants in March 1999 and Mr. Watson exercised these warrants in January 2000.

         In 1999, Mr. Watson received cash compensation of $1,350 for legal services provided to us.

         During 1999, Mr. Watson loaned us $25,000 at an interest rate of 10% and received a warrant to purchase 50,000 shares of our common stock at $0.01 per share. Mr. Watson exercised these warrants in February 1999 and the loan was repaid in February 2000.

         In August 1999, Mr. Gray loaned us $100,000 at an interest rate of 10%. Mr. Gray received a warrant to purchase 20,000 shares of our common stock at $0.01 per share for consulting services in connection with this loan, which he exercised in 1999. We repaid the loan in September 1999.

         During 1999 and 2000, Mr. Mark Myers, a former executive officer of MigraTEC who resigned in January 2000, received warrants to purchase an aggregate of 7,000 shares of our common stock at $.01 per share as compensation for consulting services. He exercised these warrants in January 2000. Mr. Myers also loaned $30,000 to us in January 1999 at an interest rate of 16%. The loan was repaid in February 1999. In connection with the loan, Mr. Myers received a warrant to purchase 3,000 shares of our common stock at $0.01 per share, which he exercised in 1999.

         Mr. Kevin Howe, Chairman, and Mr. Drew Johnson joined our board of directors in January 2000 as representatives of Mercury Fund No. 1, Ltd. and MT Partners, L.P., respectively, in connection with the initial tranche of funding in a three-stage $3,750,000 investment in the company, completed

May 1, 2000. As a result of this investment, Mercury and MT Partners each received convertible promissory notes and warrants convertible into an aggregate of up to 17,039,800 and 18,960,200 shares of our common stock, respectively. The notes are convertible at any time, at the election of Mercury and MT Partners, on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest. The warrants are exercisable at $0.20 per share and expire in increments of 2,000,000 shares on January 25, 2005, March 31, 2005 and May 1, 2005. As of June 21, 2001, Mercury had converted $250,000 of its convertible promissory note into 2,000,000 shares of our common stock and sold 1,525,000 shares of our common stock and MT Partners had converted $500,000 of its convertible promissory note into 4,000,000 shares of our common stock, exercised warrants to purchase 3,160,200 shares of our common stock and sold 4,234,500 shares of our common stock.

         In connection with the investments described above, we entered into a security agreement with Mercury and MT Partners. Under the terms of the security agreement, we pledged all of our assets as of the date of the agreement and those assets acquired after the date of the agreement as collateral for the convertible promissory notes, subject to the collateral rights of MJ Capital Partners III, L.P. (assigned to BEM Capital Partners, Inc.) under notes dated December 4 and 28, 1998 and January 4 and 27, 1999. Mercury and MT Partners will have rights to the collateral if we fail to repay the amounts due under the notes when due and payable for 30 days, we fail to abide by the terms of the security agreement for 30 days or we become bankrupt or insolvent.

         We also entered into a shareholders' agreement with Mercury, MT Partners, Curtis Overstreet, Joseph Meredith and Rick Johnson, pursuant to which the parties agreed to vote their shares of common stock so as to effectuate the election of Mr. Drew Johnson and Mr. Howe to our board of directors. The shareholders' agreement restricts the parties' transfer of our common stock and provides MT Partners and Mercury with a right of first refusal for private transfers of our common stock. In addition, the agreement requires approval of at least 70% of our board of directors for any of the following corporate actions:

         o permitting authorization of additional series or classes of shares of any capital stock resulting in dilution greater than 10% when compared to our fully diluted common stock equivalent position as of January 25, 2000;

         o disposing of all or substantially all of our properties or assets;

         o merging where such transaction involves greater than 20% of our market capitalization;

         o        voluntarily dissolving, liquidating or partially liquidating;

         o        incurring additional debt in excess of $250,000;

         o incurring any single capital expenditure in excess of $150,000;

         o declaring or paying any dividend with respect to any of our capital stock;

         o        purchasing any of our capital stock;

         o amending the employment contracts or making material changes to the compensation or severance amounts of certain of our officers;

         o amending, altering or repealing our Certificate of Incorporation or Bylaws; or

         o        entering into contracts with any of our affiliates.

         In a separate transaction occurring in December 2000, Mercury loaned us $565,000 with an interest rate that varies between 0% and 10%. Under the terms of the agreement, we pledged all of our assets as of the date of the agreement and those acquired after the date of the agreement as collateral, subject to the collateral rights of notes dated December 4 and 28, 1998, January 4 and 27, 1999 and January 25, 2000. This loan is due the earlier of December 31, 2001 or upon the occurrence of a qualified financing transaction. A qualified financing transaction is deemed to have occurred if we enter into an equity or equity related financing which raises proceeds of at least $2,000,000. Upon the occurrence of a qualified financing transaction, the loan is to be repaid out of the proceeds of the qualified financing; however, at our request, Mercury will use the loan repayment proceeds to exercise warrants previously issued to Mercury pursuant to the convertible promissory note dated January 25, 2000.

                     STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                         OFFICERS AND PRINCIPAL HOLDERS

         The following table sets forth information regarding the beneficial ownership of common stock for each person who is known by us to be the beneficial owner of more than five percent of our voting securities, for each director and named executive officer, and all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated.

         All information is as of June 21, 2001. As of such date, 102,889,477 shares of our common stock were issued and outstanding. For purposes of this table, a person is deemed to be the "beneficial owner" of the number of shares of common stock that such person has the right to acquire within 60 days of June 21, 2001 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

                                                   AMOUNT AND NATURE OF
    NAME AND ADDRESS(1)                            BENEFICIAL OWNERSHIP        PERCENT OF CLASS
    -------------------                            --------------------        ----------------

W. Curtis Overstreet                                      3,275,000(2)                  3.08%
T. Ulrich Brechbuhl                                         685,883(3)                    *
Rick J. Johnson                                             912,083(4)                    *
Richard A. Gray, Jr.                                      3,145,000(5)                  3.03%
Kevin C. Howe                                            15,514,800(6)                 13.16%
Drew R. Johnson                                                 -0-                     0.00%
Thomas H. Cabe                                            9,731,800(7)                  9.39%
Mercury Fund No. 1, Ltd.                                 15,514,800(8)                 13.16%
MT Partners, L.P.                                        14,725,000(9)                 13.07%
Marshall Payne                                           14,725,000(10)                13.07%
Directors and Executive Officers as a group              23,532,716                    19.06%

----------

*        Less than 1%
(1) The business address for Messrs. Overstreet, Brechbuhl and Rick Johnson is 11494 Luna Road, Suite 100, Farmers Branch, Texas 75234. The address for Mr. Gray is 2611 Cedar Springs, Dallas, Texas 75201. The business address for Mr. Howe and Mercury Fund No. 1, Ltd. is 2707 Hibernia St., Dallas, Texas 75204. The business address for Mr. Payne, Mr. Drew Johnson and MT Partners, L.P. is 500 Crescent Court, Suite 250, Dallas, Texas 75201. The business address for Thomas H. Cabe is 5114 Yolanda Lane, Dallas, Texas 75229.
(2) These shares are issuable to Mr. Overstreet upon the exercise of outstanding stock options.
(3) Includes 683,333 shares issuable to Mr. Brechbuhl upon the exercise of outstanding stock options.
(4) Includes 814,583 shares issuable to Mr. Rick Johnson upon the exercise of outstanding stock options.
(5) Includes 750,000 shares issuable to Mr. Gray upon the exercise of outstanding stock options, 100,000 shares held Mr. Gray's spouse and 100,000 shares held by the Gray Family Trust, of which Mr. Gray is the beneficiary.
(6) Includes 12,200,000 shares issuable to Mercury Fund No. 1, Ltd. upon the conversion of a note and 2,839,800 shares issuable to Mercury Fund No. 1, Ltd. upon the exercise of outstanding warrants to purchase common stock. Mr. Howe exercises voting control over these shares on behalf of the general partner of Mercury Fund No. 1, Ltd. See "Certain Relationships and Related Transactions."
(7) Includes 800,000 shares issuable to Mr. Cabe upon the exercise of outstanding warrants to purchase common stock and 3,500,000 shares held by Phoenix Energy Companies, Inc. Mr. Cabe is the President of Phoenix Energy Companies, Inc. and exercises voting control over these shares.
(8) Includes 12,200,000 shares issuable to Mercury Fund No. 1, Ltd. upon the conversion of a note and 2,839,800 shares issuable to Mercury Fund No. 1, Ltd. upon the exercise of outstanding warrants to purchase common stock.
(9) Includes 9,800,000 shares issuable to MT Partners, L.P. upon the conversion of a note.
(10) Includes 9,800,000 shares issuable to MT Partners, L.P. upon the conversion of a note. Mr. Payne exercises voting control over these shares on behalf of the general partner of MT Partners, L.P. See "Certain Relationships and Related Transactions."

                          DESCRIPTION OF CAPITAL STOCK

         Our certificate of incorporation authorizes 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of June 21, 2001, we had 102,889,477 shares of common stock issued and outstanding held by approximately 859 record holders. We have no preferred stock issued and outstanding.

COMMON STOCK

         Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote of the outstanding shares present at a stockholders' meeting is required for most actions to be taken by stockholders. Our directors are elected by a plurality. The holders of the common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so. The common stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions.

         Holders of common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for dividends, subject to the dividend and liquidation rights of our outstanding preferred stock and any other series of preferred stock that may be issued in the future and subject to any dividend restriction contained in any credit facility which we may enter into in the future. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder.

         Our shares are currently traded on the OTC Bulletin Board. The OTC Bulletin Board is separate and distinct from The Nasdaq Stock Market. Although the OTC Bulletin Board is a regulated quotation service operated by The Nasdaq Stock Market that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be traded on the OTC Bulletin Board. Our common stock does not presently meet the minimum listing standards for listing on The Nasdaq Stock Market or any national securities exchange.

PREFERRED STOCK

         Our board of directors is authorized to issue our preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the board.

FUTURE ISSUANCES OF PREFERRED STOCK

         We have no present intention to issue any shares of our preferred stock. However, our board may issue such shares in connection with raising additional capital in the future if the board deems it advisable to do so.

SHARES ELIGIBLE FOR FUTURE SALE

         As of June 21, 2001, 102,889,477 shares of our common stock were issued and outstanding of which 35,119,949 shares will be "restricted securities," as such term is defined under the Securities Act, exclusive of the common stock to be sold pursuant to the registration statement of which this prospectus is a part.

         In general, Rule 144 (as presently in effect), promulgated under the Securities Act, permits a stockholder who has beneficially owned restricted shares of common stock for at least one year to sell without registration, within any three-month period, such number of shares not exceeding the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume over a defined period of time, assuming compliance by the company with certain reporting requirements of Rule 144. In addition, if the restricted shares of common stock are held for at least two years by a person not affiliated with the company (in general, a person who is not an executive officer, director or principal stockholder of the company during the three-month period prior to resale), such restricted shares can be sold without any volume limitation. Any sales of shares by stockholders pursuant to Rule 144 may have a depressive effect on the price of our common stock.

                        THE PRIVATE EQUITY LINE OF CREDIT
                         COMMON STOCK PURCHASE AGREEMENT

         On March 27, 2001, we entered into a common stock purchase agreement with Ironhead Investments, Inc., a British Virgin Islands corporation, for the future issuance and purchase of shares of our common stock. The common stock purchase agreement establishes what is sometimes termed a private equity line of credit or an equity drawdown facility. In general, the private equity line provides that Ironhead has committed up to $20 million to purchase shares of our common stock over a 20 month period. We may request a draw down of up to $5,000,000 of that money, subject to a formula based on the average price and trading volume of our common stock over a 22 trading day pricing period. Each draw down request must be for at least $100,000. The actual draw down amount is determined based on the volume-weighted average stock price during the 90 day period immediately preceding the start of the pricing period. We then use the formula in the common stock purchase agreement to calculate the amount of money that Ironhead will provide to us and the number of shares of our common stock we will issue to Ironhead in return for that money. The formulas for determining the actual draw down amounts, the number of shares we issue to Ironhead and the price per share paid by Ironhead are described below.

         Ironhead will receive a 6% discount to the volume weighted average price for each trading day of the 22 trading day pricing period. We will receive the amount of the draw down less an escrow agent fee of $1,000 and a 5% placement agent fee to the placement agent, GKN Securities, which introduced Ironhead to us. GKN Securities is not obligated to purchase any of our shares.


         We are under no obligation to request a draw down for any period. At least five trading days must pass between the end of one 22 day pricing period and the commencement of the next pricing period. The aggregate total of all draws cannot exceed $20 million and no single draw can exceed $5,000,000. In addition, the common stock purchase agreement does not permit us to make a draw down if the issuance of shares to Ironhead pursuant to the draw down would result in Ironhead and certain of its affiliates owning more than 9.9% of our outstanding common stock on the date we exercise a draw down.

         In lieu of providing Ironhead with a minimum aggregate draw down commitment, we have issued to Ironhead stock purchase warrants to purchase an aggregate of 325,000 shares of our common stock at an exercise price of $.42 per share. The Ironhead warrants expire March 27, 2006. We also issued to GKN Securities and its designees warrants to purchase an aggregate of 325,000 shares of our common stock at an exercise price of $.42 per share. The GKN Securities warrants expire March 27, 2006.

         The common stock purchase agreement limits our ability to raise money by selling our securities for cash at a discount to the market price until the earlier of 20 months after the effective date of the agreement or the date which is 60 days after Ironhead has purchased the maximum of $20 million worth of common stock from us under the private equity line. We are not prevented or limited from engaging in the sale of securities in any of the following situations:

         o in a registered public offering which is underwritten by one or more established investment banks (not including an equity line type of financing);

         o in one or more private placements where the purchasers do not have demand registration rights;

         o pursuant to any presently existing or future employee benefit plan which plan has been or is approved by our stockholders;

         o pursuant to any compensatory plan for a full-time employee or key consultant;

         o in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money; or

         o in a transaction to which Ironhead gives its prior written consent.

         On June 28, 2001, the SEC declared our registration statement on Form SB-2 to register a total of 30,650,000 shares of common stock in connection with the private equity line effective. Based on a review of our trading volume and stock price history and the number of draw downs we could make, we decided to register 30,000,000 shares of common stock for possible issuance under the private equity line and 650,000 shares of common stock underlying the warrants delivered to Ironhead and GKN Securities and its designees.

                                LEGAL PROCEEDINGS

         On July 24, 1998, Carroll Independent School District filed suit against us in District Court, Tarrant County, Texas, seeking payment for unpaid business and personal property taxes (Carroll Independent School District v. One Up Corporation, Cause No. L-14690). Judgment was entered on January 27, 2000 for the plaintiff in the amount of $90,056.45, which amount includes interest and court costs and is recorded but remains to be paid.

         From time to time we are party to what we believe is routine litigation and proceedings that may be considered as part of the ordinary course of our business. Currently, we are not aware of any current or pending litigation or proceedings that would have a material adverse effect on our business, results of operations or financial condition.

                                  LEGAL MATTERS

         The validity of the issuance of the securities offered hereby will be passed upon for us by Winstead Sechrest & Minick P.C., Dallas, Texas.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 2000 and 1999, and for the years then ended, as set forth in their report (which report contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements). We have included our consolidated financial statements in this prospectus and registration statement in reliance on Ernst & Young LLP's report given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, our complete registration statement with all exhibits is filed with the SEC.

         You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

         Please note that our registration statement, of which this prospectus is only a part, contains additional information about us. In addition, our registration statement includes numerous exhibits containing information about us. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                 PAGE

       AUDITED FINANCIAL STATEMENTS
                Report of Independent Auditors                                                    F-2

                Consolidated Balance Sheets as of December 31, 2000 and 1999                      F-3

                Consolidated Statements of Operations for the years ended                         F-4
                December 31, 2000 and 1999

                Consolidated Statements of Stockholders' Deficit for the years ended              F-5
                December 31, 2000 and 1999

                Consolidated Statements of Cash Flows for the years ended                         F-6
                December 31, 2000 and 1999

                Notes to Consolidated Financial Statements                                        F-7

       INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                Consolidated Condensed Balance Sheets as of March 31, 2001                       F-22
                (unaudited) and December 31, 2000

                Consolidated Condensed Statements of Operations for the three                    F-23
                months ended March 31, 2001 and 2000 (unaudited)

                Consolidated Condensed Statements of Cash Flows for the three                    F-24
                months ended March 31, 2001 and 2000 (unaudited)

                Notes to Consolidated Condensed Financial Statements                             F-25

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors MigraTEC, Inc.

We have audited the accompanying consolidated balance sheets of MigraTEC, Inc. and subsidiary (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MigraTEC, Inc. and subsidiary at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses, negative cash flow from operations, and net capital deficiency, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

                                                      /s/ ERNST & YOUNG LLP
                                                      --------------------------
                                                      ERNST & YOUNG LLP

Dallas, Texas
March 2, 2001

                          MIGRATEC, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                      DECEMBER 31,
                                                                              ------------------------------
                                                                                  2000             1999
                                                                              -------------    -------------
ASSETS
CURRENT ASSETS
     Cash                                                                     $     242,254    $       1,417
     Accounts receivable                                                             15,000          160,700
     Other current assets                                                            78,318           28,216
                                                                              -------------    -------------
            Total current assets                                                    335,572          190,333


PROPERTY AND EQUIPMENT, NET                                                         150,093           73,365

OTHER ASSETS
     Deferred financing costs                                                            --           30,000
     Capitalized software costs, net of amortization of $65,317 and $37,500
           in 2000 and 1999, respectively                                            29,776           52,500
     Other assets                                                                     7,756           21,548
                                                                              -------------    -------------
           Total other assets                                                        37,532          104,048
                                                                              -------------    -------------

           Total Assets                                                       $     523,197    $     367,746
                                                                              =============    =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     Current portion of long term debt and notes payable, net of unamortized discount of $ 0 and $20,797 in 2000 and 1999,
            respectively                                                      $     574,643    $     953,151
     Accounts payable                                                               297,778          443,539
     Accrued expenses                                                               179,345          164,801
     Deferred income                                                                 55,500           12,000
     Obligation under capital leases                                                  1,159           11,313
                                                                              -------------    -------------
            Total current liabilities                                             1,108,425        1,584,804

LONG-TERM LIABILITIES
     Long-term portion of notes payable                                           3,769,880           28,765
     Long-term portion of obligation under capital leases                             4,203               --
                                                                              -------------    -------------
            Total long-term liabilities                                           3,774,083           28,765
                                                                              -------------    -------------
            Total liabilities                                                     4,882,508        1,613,569

MINORITY INTEREST                                                                    (3,752)          (3,752)

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
     Preferred stock 50,000,000 shares authorized; $0.001 par value;
           none issued or outstanding                                                    --               --
     Common stock $0.001 par value in 2000 and no par value in 1999;
           200,000,000 shares authorized; 91,353,074 and 78,660,189 shares
           issued at December 31, 2000 and December 31, 1999, respectively           91,353        9,912,535
     Additional paid-in capital                                                  20,989,692        2,261,472
     Deferred stock compensation                                                 (1,827,396)              --
     Treasury stock, at cost (9,864,449 shares in 2000 and 1999)                 (1,777,891)      (1,777,891)
     Accumulated deficit                                                        (21,831,317)     (11,638,187)
                                                                              -------------    -------------
            Total stockholders' deficit                                          (4,355,559)      (1,242,071)
                                                                              -------------    -------------

            Total Liabilities and Stockholders' Deficit                       $     523,197    $     367,746
                                                                              =============    =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            YEAR ENDED DECEMBER 31,
                                                         ----------------------------
                                                             2000            1999
                                                         ------------    ------------
REVENUES
 Software licenses                                       $         --    $    417,319
 Consulting services                                          189,067         484,860
 Software maintenance fees                                     12,433           3,000
                                                         ------------    ------------
     TOTAL REVENUES                                           201,500         905,179

COSTS AND EXPENSES
 Cost of revenues                                              50,173         141,650
 Selling and marketing                                      1,021,142         283,491
 Research and development                                   2,434,125       1,485,281
 General and administrative                                 3,089,873       2,267,753
                                                         ------------    ------------
     TOTAL COSTS AND EXPENSES                               6,595,313       4,178,175
                                                         ------------    ------------

LOSS FROM OPERATIONS                                       (6,393,813)     (3,272,996)
 Other income (expense)
     Interest and financing expense                        (3,863,615)       (415,292)
     Other income, net                                         64,298             279
                                                         ------------    ------------
                  TOTAL OTHER INCOME (EXPENSE)             (3,799,317)       (415,013)
                                                         ------------    ------------

LOSS BEFORE EXTRAORDINARY EXPENSE                         (10,193,130)     (3,688,009)

EXTRAORDINARY EXPENSE FOR RESTRUCTURE OF DEBT                      --        (496,069)
                                                         ------------    ------------

            NET LOSS                                     $(10,193,130)   $ (4,184,078)
                                                         ============    ============

LOSS BEFORE EXTRAORDINARY EXPENSE PER COMMON SHARE       $      (0.13)   $      (0.07)

EXTRAORDINARY EXPENSE PER COMMON SHARE                             --           (0.01)
                                                         ------------    ------------

NET LOSS PER COMMON SHARE (BASIC AND DILUTED)            $      (0.13)   $      (0.08)
                                                         ============    ============

WEIGHTED AVERAGE COMMON SHARES
            ISSUED AND OUTSTANDING (BASIC AND DILUTED)     79,249,917      53,216,891
                                                         ============    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                      Years Ended December 31, 2000 and 1999

                                                                                       DEFERRED
                                           COMMON         COMMON        ADDITIONAL       STOCK          TREASURY        TREASURY
                                           STOCK          STOCK           PAID-IN       COMPEN-          STOCK           STOCK
                                          (SHARES)        AMOUNT          CAPITAL        SATION         (SHARES)         AMOUNT
                                        ------------   ------------    ------------   ------------    ------------    ------------
Balance at January 1, 1999                54,421,618   $  7,041,890    $    886,458   $         --      (9,864,449)   $ (1,777,891)

Issuance of stock in connection with
private placements for cash               11,679,500      1,459,937              --             --              --              --

Issuance of stock in connection with
conversion of debt to equity               9,059,605      1,132,448         496,069             --              --              --

Issuance of stock in connection with
exercise of options and warrants           3,498,786        278,260              --             --              --              --

Issuance of stock for services rendered           --             --           8,450             --              --              --

Issuance of options-settlement with
EAI Partners, Inc.                                --             --         706,500             --              --              --

Issuance of warrants for financing fees           --             --         163,995             --              --              --

Issuance of stock to employees
under the Employee Stock Purchase
Plan - shares matched by employer                680             --              --             --              --              --

Net loss                                          --             --              --             --              --              --
                                        ------------   ------------    ------------   ------------    ------------    ------------
Balance at December 31, 1999              78,660,189      9,912,535       2,261,472             --      (9,864,449)     (1,777,891)

Issuance of stock in connection with
private placements for cash                2,451,000        306,375              --             --              --              --

Issuance of stock in connection with
the exercise of options and warrants      10,241,885      1,822,498          48,235             --              --              --

Change in par value of common stock               --    (11,950,055)     11,950,055             --              --              --

Deferred stock compensation                       --             --       2,975,000     (2,975,000)             --              --

Deferred stock compensation expense               --             --              --      1,147,604              --              --

Issuance of warrants for financing fees           --             --           4,930             --              --              --


Expense associated with beneficial
conversion feature of convertible debt            --             --       3,750,000             --              --              --


Net loss                                          --             --              --             --              --              --
                                        ------------   ------------    ------------   ------------    ------------    ------------
Balance at December 31, 2000              91,353,074   $     91,353    $ 20,989,692   $ (1,827,396)     (9,864,449)   $ (1,777,891)
                                        ============   ============    ============   ============    ============    ============
                                             ACCUMU-
                                              LATED
                                             DEFICIT          TOTAL
                                           ------------    ------------
Balance at January 1, 1999                 $ (7,454,109)   $ (1,303,652)

Issuance of stock in connection with
private placements for cash                          --       1,459,937

Issuance of stock in connection with
conversion of debt to equity                         --       1,628,517

Issuance of stock in connection with
exercise of options and warrants                     --         278,260

Issuance of stock for services rendered              --           8,450

Issuance of options-settlement with
EAI Partners, Inc.                                   --         706,500

Issuance of warrants for financing fees              --         163,995

Issuance of stock to employees
under the Employee Stock Purchase
Plan - shares matched by employer                    --              --

Net loss                                     (4,184,078)     (4,184,078)
                                           ------------    ------------
Balance at December 31, 1999                (11,638,187)     (1,242,071)

Issuance of stock in connection with
private placements for cash                          --         306,375

Issuance of stock in connection with
the exercise of options and warrants                 --       1,870,733

Change in par value of common stock                  --              --

Deferred stock compensation                          --              --

Deferred stock compensation expense                  --       1,147,604

Issuance of warrants for financing fees              --           4,930


Expense associated with beneficial
conversion feature of convertible debt               --       3,750,000


Net loss                                    (10,193,130)    (10,193,130)
                                           ------------    ------------
Balance at December 31, 2000               $(21,831,317)   $ (4,355,559)
                                           ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           December 31, 2000 and 1999

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                      ----------------------------
                                                                                          2000            1999
                                                                                      ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                            $(10,193,130)   $ (4,184,078)
  Adjustments to reconcile net loss to net cash (used by) operating activities:
      Extraordinary expense for restructure of debt                                             --         496,069
      Depreciation and amortization                                                        119,185         172,491
      Deferred stock compensation                                                        1,147,604              --
      Interest expense associated with beneficial conversion feature of
        convertible debt                                                                 3,750,000              --
      (Gain) loss on sale and disposal of assets                                             1,252              --
      Provision for doubtful accounts                                                           --          43,303
      Provision for foreign subsidiary assets                                                   --          36,808
      Warrants issued  for  financing fees                                                   4,930         163,995
      Amortization of discount on notes payable                                             20,797          25,359
      Common stock options and warrants issued  for goods and services                          --           8,450
      Conversion of debt to common stock                                                        --          19,949
      Issuance of options - settlement with EAI Partners, Inc.                                  --         706,500
      Change in assets and liabilities:
               (Increase) decrease in accounts receivable                                  145,700          54,179
               (Increase) decrease in other current assets                                 (50,102)           (120)
               (Increase) decrease in deferred financing costs                              30,000           3,794
               (Increase) decrease in other assets                                          13,792              --
               Increase (decrease) in accounts payable                                    (145,761)         96,244
               Increase (decrease) in accrued expenses                                      14,544           5,304
               Increase (decrease) in deferred income                                       43,500          12,000
                                                                                      ------------    ------------

      Net cash (used by) operating activities                                           (5,097,689)     (2,339,753)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                                  (173,451)         (9,654)
     Increase in capitalized software costs                                                 (5,093)        (90,000)
                                                                                      ------------    ------------
     Net cash (used in) investing activities                                              (178,544)        (99,654)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable                                                         4,315,000         923,206
     Proceeds from issuance of common stock                                              2,177,108       1,738,197
     Payments under obligations of capital lease                                            (1,848)        (30,075)
     Repayment of notes payable                                                           (973,190)       (207,893)
                                                                                      ------------    ------------
     Net cash provided by financing activities                                           5,517,070       2,423,435
                                                                                      ------------    ------------
     Net increase (decrease) in cash                                                       240,837         (15,972)

Cash - beginning                                                                             1,417          17,389
                                                                                      ------------    ------------
Cash - ending                                                                         $    242,254    $      1,417
                                                                                      ============    ============

SUPPLEMENTAL DISCLOSURES:
     Interest paid                                                                    $    124,103    $    228,393
                                                                                      ============    ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
     Issuance of stock upon conversion of debt to equity                              $         --    $  1,132,448
                                                                                      ============    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

MigraTEC, Inc., a Delaware corporation (the "Company"), is a developer and provider of software technology and expertise that automates the process of upgrading or migrating software, enabling it to operate on increasingly advanced operating and hardware systems.

During 1999, the Company redirected its strategic focus from selling software products aimed at Y2K solutions to developing proprietary technology designed to automate a significant amount of the manual upgrade or migration process from 32 bit to 64 bit operating systems and associated hardware. The majority of the Company's efforts in 2000 and 1999 were related to research and development activities.

The Company provides migration services and consulting to customers. The Company also intends to license, on a line of code basis, its software solutions to "end users" for their own internal migration projects, and to systems integrators and large services providers to perform outsourced projects for their own customers.

The Company is the parent of a majority owned foreign subsidiary, One Up Computer Services, Ltd. ("One Up, Ltd."), incorporated under the laws of the Province of Ontario, Canada. One Up, Ltd. ceased its operations in 1997. At December 31, 1999, a reserve was provided for all of the assets of One Up, Ltd. in the amount of $36,808, which the Company does not expect to be realizable. Liabilities of One Up, Ltd. of $45,736 will remain until the obligations are resolved.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and One Up, Ltd., collectively referred to as "the Company." Intercompany transactions and balances have been eliminated in consolidation.

INDUSTRY SEGMENT

The Company operates in a single industry segment, the developing and providing of software technology that automates the process of upgrading or migrating software.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation on the straight-line basis over the estimated useful life of 3 to 5 years for the related assets. Leasehold improvements are amortized over the life of the improvements or the lease term if shorter on a straight-line basis.

Major repairs or replacements of property and equipment are capitalized. Maintenance, repairs and minor replacements are expensed as incurred.

DEFERRED FINANCING COSTS

Deferred financing costs relate to costs incurred in the placement of the Company's debt and are amortized using the effective interest method over the term of the related debt.

CAPITALIZED SOFTWARE

The cost of purchased software is capitalized and amortized on a straight-line basis over the estimated useful life, which has been estimated to be 3 years. Amortization expense in 2000 and 1999 was $27,817 and $37,500, respectively.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's financial instruments include accounts receivable and accounts payable, for which the carrying amounts approximate fair value. Based on prevailing interest rates, management believes that the fair value of notes payable approximates book value.


COSTS OF SOFTWARE DEVELOPED FOR SALE

The Company expenses or capitalizes development costs of software to be sold in accordance with SFAS 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." These development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers.

INCOME TAXES

The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. Valuation allowances are established when necessary to reduce tax assets to the amount more likely than not to be realized.

REVENUE RECOGNITION

The Company's revenues consist of software license revenues, consulting services revenues and software maintenance and support revenues.

Revenues are recognized in accordance with American Institute of Certified Public Accountant's Statement of Position (SOP) 97-2 "Software Revenue Recognition".

The Company licenses software under license agreements. License fee revenues are recognized when an agreement is in force, the product has been delivered, the license fee is fixed or determinable, no significant production modification or customization of the software is required and collectibility is reasonably assured. Total fees under multiple element arrangements are allocated to individual elements based on vender-specific objective evidence of fair value, principally determined on values when sold separately. License fee revenue for certain application development and data access tools is recognized upon direct shipment to the end user. If collectibility is not considered probable, revenue is recognized when the fee is collected.

Software maintenance and support revenues are recognized ratably over the term of the related agreements, which in most cases is one year. Revenues from consulting services under time and materials contracts and for training are recognized as services are performed. Consulting services revenues includes revenue related to the Company's contract with Dell. This contract is a multiple elements agreement for which revenue is recognized pro rata over the contract term.

CASH EQUIVALENTS

Cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

LOSS PER SHARE

Basic earnings per share is computed only on the weighted average number of common shares outstanding during the respective periods, and the dilutive effect of stock options and warrants is excluded. Diluted earnings per share is computed to show the dilutive effect, if any, of stock options and warrants using the treasury stock method based on the average market price of the stock during the respective periods.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999


The effect of stock options and warrants that aggregated 31,029,143 and 23,131,381 shares as of December 31, 2000 and 1999, respectively, would be anti-dilutive due to the Company's losses in 2000 and 1999 and, accordingly, are not included in the computation of diluted earnings per share for the respective periods.

If the convertible secured promissory notes discussed in Note 4 are converted, an additional 30,000,000 shares of the Company's common stock would be outstanding.

USE OF ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could vary from estimates used.

STOCK-BASED COMPENSATION

The Company has elected to account for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Such excess is deferred and amortized as compensation expense over the respective vesting periods, which are principally 36 months. See Note 11 regarding the pro forma net loss per common share information as required by the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation", (SFAS No. 123).

The Company accounts for stock-based awards issued to non-employees in accordance with the fair value method of SFAS 123 and Emerging Issues Task Force Issue No. 96-18. Accordingly, the Company measures the cost of such awards based on the fair value of the options using the Black-Scholes method option-pricing model.

EXTRAORDINARY ITEM

For the year ended December 31, 1999, an extraordinary expense of $496,069 was recorded as the result of a debt restructuring which is more fully discussed in
Note 4.

NEW ACCOUNTING STANDARDS

In June, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 is effective for fiscal years beginning after June 15, 2000. The adoption of SFAS 133 is not expected to have a material impact on the financial position or results of operations of the Company.

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, (SAB 101) "Revenue Recognition in Financial Statements." SAB 101 summarizes certain SEC views in applying generally accepted accounting principles to revenue recognition in financial statements. It is effective not later than the fourth quarter of fiscal years beginning after December 15, 1999. The adoption of SAB 101 has not had a material effect on the Company's results of operations or financial condition.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

RECLASSIFICATIONS

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

NOTE 2. GOING CONCERN UNCERTAINTY

The Company incurred a loss of $10,193,130 and used cash in operations of $5,097,689 for the year ended December 31, 2000. In addition, at December 31, 2000, the Company's current liabilities exceed current assets by $772,853 and the Company has a net stockholders' deficit of $4,355,559. The Company's continued existence and plans for future growth are dependent, in part, upon its ability to obtain the capital necessary to operate, primarily through the issuance of additional debt or equity, and on its ability to effectively penetrate the developing market for software migration software, services and related products. Management believes the Company will successfully complete its plan to raise additional capital in 2001 and that funds will be available to meet the Company's obligations for at least the next twelve months. If the Company is not able to obtain additional or alternative funding, or generate sufficient revenues and cash flows in the near term, the Company will be unable to continue as a going concern.

During 1999, the Company actively sought a large investor to assist in funding the Company's working capital requirements. In January 2000 the Company entered into a private placement agreement that has provided the Company $3,750,000 (See
Note 4). The Company plans to raise additional capital in 2001 to fund expanded sales and marketing as well as development efforts and continued operations. There can be no assurance that the Company will successfully raise additional funds sufficient to finance its continued operations.

The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.

NOTE 3.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2000 and 1999:

                                                                         2000            1999
                                                                      ------------    ------------
                     Furniture and equipment                          $    854,813    $    706,966
                     Equipment under capital lease                           7,069         101,379
                     Leasehold improvements                                 22,041          30,746
                                                                      ------------    ------------
                                                                           883,923         839,091
                     Less accumulated depreciation and amortization       (733,830)       (765,726)
                                                                      ------------    ------------
                                                                      $    150,093    $     73,365
                                                                      ============    ============

Depreciation expense for the years ended December 31, 2000 and 1999, was $78,126 and $99,397, respectively. Amortization expense for equipment under capital lease and leasehold improvements was $13,242 and $35,594 for the years ended December 31, 2000 and 1999, respectively.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 4. NOTES PAYABLE

Notes payable at December 31, 2000 and 1999, include the following:

                                                                                                    2000           1999
                                                                                                 ------------   ------------
              Notes payable to an officer, dated November 12 and 15, 1999, bearing interest at 10% per annum, due upon demand, paid January 2000.  Pursuant to a short-
              term convertible loan and services agreement, the note holder was issued a two-year warrant to purchase 3,500 shares of common stock at $0.01 per
              share in 1999 and an additional 3,500 shares in 2000.                              $         --   $     35,000

              Note payable to a director of the Company, net of unamortized discount of
              $1,638, bearing interest at 10% per annum, due and paid in February 2000. The note holder was issued a two-year warrant to purchase 50,000 shares of common
              stock at $0.01 per share.                                                                    --         23,362

              Note payable to Mercury Fund No. 1, Ltd. in the amount of $565,000, dated
              December 1, 2000, with interest varying between 0% and 10%, due the earlier of December 1, 2001 or upon the occurrence of a qualified financing transaction, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998, January 4 and 27, 1999 and
              January 25, 2000.  Upon the occurrence of a qualified financing transaction, the Company has the option to require the note holder to exercise warrants
              issued with the convertible note date January 25, 2000.                                 565,000             --

              Convertible note payable to Mercury Fund No. 1, Ltd. in the amount of $1,775,000, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998 and January 4 and 27, 1999.
              More fully described below.                                                           1,775,000             --

              Convertible note payable to MT Partners, L.P. in the amount of $1,975,000, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998 and January 4 and 27, 1999.
              More fully described below.                                                           1,975,000             --

              Various one-year notes payable, net of unamortized discount of
              $19,159, bearing interest at 10% per annum, due in February and
              March 2000, paid in February 2000. Note holders were issued two-year warrants to purchase an aggregate of 585,000 shares of
              common stock at $0.01 per share.                                                             --        273,341

              Notes payable to MJ Capital Partners III, L.P. (assigned to BEM Capital
              Partners, Inc. in January 2001) in the aggregate amount of $250,000, dated December 4 and December 28, 1998 and January 4 and 27, 1999, bearing interest at 16% per annum, collateralized by all assets owned or thereafter acquired. Modified, extended and renewed February 1, 1999 bearing interest at
              16% per annum, repayable with monthly installments of principal and interest totaling $31,000 with a final maturity of December 31, 1999. Modified, extended and renewed October 31, 1999 bearing interest at 16% per annum, repayable with monthly installments of principal and interest totaling $21,100 with a final maturity of December 31, 2000. In connection with the October 31, 1999 modification, the note holder was issued two-year warrants to purchase 100,000 shares of common stock at $0.01 per share and 100,000 shares of common stock at
              $0.20 per share.                                                                            958        232,545

              Note payable to an investor, dated December 23, 1999, bearing interest
              at 16% per annum, due January 23, 2000, paid in January 2000.                                --        100,000

              Note payable to an investor, dated December 13, 1999, bearing interest at 16%
              per annum, due December 31, 1999, paid in January 2000. The note holder was issued a two-year warrant to purchase 10,000 shares of common stock at
              $0.01 per share.                                                                             --        100,000

              Note payable to an investor, dated July 29, 1999, bearing interest at 16% per annum, due upon demand with an option to renew monthly with payment of interest and monthly commitment fee of $2,000.  Beginning in September 1999 two-year warrants issued upon each renewal for 10,000 shares of the
              Company's common stock at $0.01 per share, paid January 2000.                                --        100,000

              Note payable to a former employee in the amount of $68,250, dated March 3,
              1998, bearing interest at 14%, payable in monthly installments of $1,000,
              due December 10, 2003.                                                                   28,565         36,165

              Note payable to a third party, as settlement of suit, dated October 28, 1998, payable in monthly installments of $2,000 with a final maturity of October 1,
              2000.                                                                                        --         20,000

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                                                                       2000           1999
                                                                                   -----------    -----------
              Note payable to a consultant for services, dated October 1, 1999, bearing interest at 16% per annum, due and paid January 31, 2000
              The note holder was issued a two-year warrant to purchase 6,150
              shares of common stock at $0.01 per share                                     --         61,503
                                                                                   -----------    -----------
                           Total outstanding, net of unamortized discounts           4,344,523        981,916
                           Less current portion                                       (574,643)      (953,151)
                                                                                   -----------    -----------
                           Long-term portion                                       $ 3,769,880    $    28,765
                                                                                   ===========    ===========

A summary of future maturities follows:

                        YEAR ENDING DECEMBER 31,
                        ------------------------
                                 2001                 $  574,643
                                 2002                      9,926
                                 2003                  3,759,954
                                 2004                         --
                                                      ----------
                                                      $4,344,523
                                                      ==========

On January 25, 2000, the Company closed the first stage of a three-stage private financing of the Company by MT Partners, L.P., an affiliate of Cardinal Investment Company, Inc., and Mercury Fund No. 1, Ltd., an affiliate of Mercury Ventures, Ltd. (collectively, the "Investors"). Since January 25, 2000, each of the Investors has had a representative on the Company's Board of Directors.

The Investors entered into a Note and Warrant Purchase Agreement with the Company (the "Agreement") pursuant to which the Investors agreed to provide up to $3,750,000 of private financing to the Company, evidenced by convertible secured promissory notes of the Company. The Investors have provided the maximum amount of funding under the agreement, which aggregates $3,750,000.

The notes are convertible at any time, at the election of the Investors, into shares of the Company's common stock, on the basis of one share of common stock for each $.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest.

Effective June 1, 2000, the Agreement was modified to eliminate the Company's obligation to create a new series of convertible preferred stock. The notes have been modified to automatically convert into shares of common stock on the terms described above, upon the earlier of either:

          - The closing of a sale of the Company's common stock, preferred stock or issuance of debt with equity features in one or more transactions in which the Company receives aggregate proceeds of at least $5,000,000; or

          - The first trading day following a period of 90 consecutive trading days, during which the closing sale price of the Company's common stock has been in excess of $1.25, such 90 day period to begin after June 1, 2000.

At the initial closing, the Company issued to the Investors warrants to purchase up to an aggregate of 2,000,000 shares of common stock. On March 31, 2000, the second $1,250,000 was funded by the Investors and the Company issued to the Investors additional warrants to purchase up to 2,000,000 shares of common stock. On May 1, 2000, the final $1,250,000 was funded by the Investors and the Company issued to the Investors additional warrants to purchase up to 2,000,000 shares of common stock. All of such warrants are exercisable for a period of 5 years from the date of issuance and have an exercise price of $0.20 per share. The notes and the associated warrants contain conversion features considered to be "beneficial" because the conversion prices were below the market price of the common stock at the date of issuance. As a result, the Company recorded $3,750,000 of interest expense during the year ended December 31, 2000 in accordance with Emerging Issues Task Force Pronouncement Number 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios."

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

In connection with this private financing, the Investors, the Company and certain shareholders executed a Shareholders' Agreement which requires approval of at least 70% of the Company's Board of Directors for any of the following corporate actions:

     1. permitting authorization of additional series or classes of shares of any capital stock resulting in dilution greater than 10% when compared to the fully diluted common stock equivalent position of the Company as of January 25, 2000;

     2. disposing of all or substantially all of the properties or assets of the Company;

     3. merging where such transaction involves greater than 20% of the Company's market capitalization;

     4. voluntarily dissolving, liquidating or partially liquidating the Company;

     5.   incurring additional debt in excess of $250,000;

     6.   incurring any single capital expenditure in excess of $150,000;

     7. declaring or paying any dividend with respect to any capital stock of the Company;

     8.   purchasing any capital stock of the Company;

     9. amending the employment contracts or making material changes to the compensation or severance amounts of certain officers of the Company;

     10. amending, altering or repealing the Company's Certificate of Incorporation or Bylaws; or

     11.  entering into contracts with any affiliate of the Company.

Additionally, the Shareholders' Agreement restricts transfers of the Company's common stock and provides the Investors with a right of first refusal for private transfers of shares of the Company's common stock.

The Company was unable to repay the $1,112,500 of Senior Secured Promissory Notes at maturity on July 1, 1999. During the period September 2, 1999 to November 30, 1999, the Company reached agreements with the holders of the Senior Secured Promissory Notes to convert the $1,112,500 plus $19,949 of accrued interest into 9,059,605 shares of common stock at $0.125 per share. In connection with the conversion of the Senior Secured Notes to equity and extension of the term of the related warrants, the Company recognized an extraordinary expense of $496,069, which represents the excess of the fair value of the warrants after the modification over the original fair value of $76,077.

During the year ended December 31, 1999, loan origination fees of $1,300 were paid to directors and officers of the Company who granted loans to the Company.

NOTE 5. ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2000 and 1999:

                                                       2000          1999
                                                   -----------   -----------
                 Interest                          $     5,333   $    52,751
                 Legal and professional                 25,797        41,050
                 Salaries and employee benefits        110,516        55,008
                 Contract labor                             --        14,760
                 Deferred rent                          37,274            --
                 Other                                     425         1,232
                                                   -----------   -----------
                                                   $   179,345   $   164,801
                                                   ===========   ===========

NOTE 6. OTHER INCOME (EXPENSE)

Other income (expense) for the years ended December 31, 2000 and 1999 were comprised of the following:

                                                       2000            1999
                                                   ------------    ------------
                          Interest income          $     65,365    $        269
                          Miscellaneous income              185              10
                          Loss on sale of assets         (1,252)             --
                                                   ------------    ------------
                                                   $     64,298    $        279
                                                   ============    ============

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 7.  INCOME TAXES

Temporary differences that give rise to deferred income tax assets and liabilities are as follows, as of December 31, 2000 and 1999:

                                                     2000           1999
                                                 -----------    -----------
Deferred income tax assets
     Benefit of net operating losses             $ 6,680,691    $ 3,460,863
     Deferred stock compensation                     390,185             --
     Issuance of options - settlement with EAI       240,210        240,210
     Expense associated with restructure of debt      85,846         85,846
     Depreciation                                     85,454         67,881
     Accrued vacation, severance and bonuses          31,145         19,343
     Deferred software revenues                       18,870             --
     Deferred rent expense                            12,673             --
     Other                                            12,580         35,316
                                                 -----------    -----------
                                                   7,557,654      3,909,459
                                                 -----------    -----------

Deferred income tax liabilities
     Abandonment of property and equipment           (36,109)       (36,109)
     Warrants issued for financing fees              (35,025)       (35,025)
     Other                                               (72)           (43)
                                                 -----------    -----------
                                                     (71,206)       (71,177)
                                                 -----------    -----------
     Valuation allowance                          (7,486,448)    (3,838,282)
                                                 -----------    -----------
     Net deferred income tax asset (liability)   $        --    $        --
                                                 ===========    ===========

The net deferred tax asset has been fully reserved due to the uncertainty of generating future taxable income during the carry forward period. The valuation allowance increased by $3,648,166 from December 31, 1999 to December 31, 2000.

The Company's income tax expense (benefit) for the years ended December 31, 2000 and 1999, differed from the statutory federal tax rate as follows:

                                                             2000           1999
                                                         -----------    -----------
Statutory rate applied to loss before income taxes       $(3,465,664)   $(1,422,587)
Permanent differences between financial and tax losses
     Interest expense associated with beneficial
          conversion feature of convertible debt           1,275,000             --
     Expense from exercise of non-qualified
          stock options                                   (1,478,028)            --
     Other                                                    20,526          2,655
Increase in valuation allowance                            3,648,166      1,419,932
                                                         -----------    -----------
Income tax expense (benefit)                             $        --    $        --
                                                         ===========    ===========

Net operating losses generated through December 31, 2000, eligible to be carried forward to future years of approximately $19,649,000 will expire between 2011 and 2015.

NOTE 8. RELATED PARTY TRANSACTIONS

In August 1999, the Company entered into an agreement with EAI Partners, Inc. ("EAI") in settlement and replacement of a prior stock option agreement entered into by EAI and the former Chief Executive Officer of the Company in 1996. Pursuant to the August 1999 agreement, EAI was issued an option to purchase an aggregate of 5,903,614 shares of the Company's common stock, exercisable as follows: EAI may acquire 1,903,614 shares at $0.075 per share and the remaining 4,000,000 shares at the greater of $0.20 or 50% of the average closing bid prices per share of the Company's common stock for the five trading days immediately prior to exercise. As of December 31, 2000, EAI had acquired 1,903,614 shares through the exercise of this option. As a result of this agreement, the Company recorded a loss in the amount of $706,500 as of December 31, 1999, which is included in general and administrative expenses in the accompanying Consolidated Statements of Operations.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

Mr. Kevin Howe, Chairman, and Mr. Drew Johnson joined the Company's Board in January 2000 as representatives of Mercury Fund No. 1, Ltd. ("Mercury") and MT Partners, L.P. ("MT Partners"), respectively, in connection with the initial tranche of funding a three-stage $3,750,000 investment in the Company, completed May 1, 2000.

As a result of this investment, Mercury and MT Partners each holds convertible promissory notes and warrants convertible into an aggregate of up to 17,039,800, and 18,960,200 shares of the Company's common stock, respectively, which represents approximately 17.29% and 18.88%, respectively, of the total number of shares of the Company's common stock outstanding as of December 31, 2000. The notes are convertible at any time, at the election of Mercury and MT Partners, on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest. The warrants are exercisable at $0.20 per share and expire in increments of 2,000,000 shares on January 25, 2005, March 31, 2005 and May 1, 2005.

In December 2000, Mercury loaned the Company $565,000 with an interest rate that varies between 0% and 10%. This loan is due the earlier of December 1, 2001 or upon the occurrence of a qualified financing transaction. Upon the occurrence of a qualified financing, the loan is to be repaid out of the proceeds of the qualified financing; however, at the request of the Company, Mercury will use the loan repayment proceeds to exercise warrants previously issued to Mercury pursuant to the convertible promissory note dated January 25, 2000.

NOTE 9. COMMITMENTS AND CONTINGENCIES

On April 12, 2000, the Company executed a non-cancelable operating lease for its office facility for a term of 39 months beginning May 1, 2000. This lease was modified on November 16, 2000 to increase leased space and extend the term of the lease through February 2004. The modified lease provides for a monthly base rent of $16,977 until August 2001 and $18,720 thereafter. The original lease term included three months of free rent, with the first rental payment due August 1, 2000. At the end of the lease term, the Company has the right to renew the lease for an additional 60 months at the then prevailing rental rates. The following is a summary of future base rents as of December 31, 2000.

                     YEAR ENDING DECEMBER 31,          AMOUNT
                     -------------------------         ------
                            2001                     $210,696
                            2002                      224,640
                            2003                      224,640
                            2004                       37,440
                      Thereafter                           --
                                                     --------
                                                     $697,416
                                                     ========

Total rent expense for the years ended December 31, 2000 and 1999 was $163,098 and $139,499, respectively.

On July 24, 1998, Carroll Independent School District filed suit against the Company in District Court, Tarrant County, Texas, seeking payment for unpaid business and personal property taxes (Carroll Independent School District v. One Up Corporation, Cause No. L-14690). Judgment was entered on January 27, 2000 for the plaintiff in the amount of $90,056, which includes interest and court costs. A payable of $91,942 has been recorded for this claim as of December 31, 2000 and 1999.

From time to time the Company is party to what it believes is routine litigation and proceedings that may be considered as part of the ordinary course of its business. Currently, the Company is not aware of any current or pending litigation or proceedings that would have a material adverse effect on the Company's business, results of operations or financial condition.

NOTE 10. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of accounts receivable. Accounts receivable which aggregated $15,000 as of December 31, 2000, have been subsequently collected. The Company's accounts receivables are unsecured.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

For the years ended December 31, 2000 and 1999, significant customers accounted for the percentages of the Company's total revenues as indicated below. Revenues in 1999 were associated with the Company's Y2K product which is no longer being marketed.

                                                              2000        1999
                                                            --------    --------
                             Dell Products, LP                    83%         --%
                             Centura Software Corporation         11          --
                             Ctek, Ltd.                           --          24
                             Sun Professional Services            --          18
                             Federal Express                       6          17
                             EDS                                  --          14
                             Reasoning, Inc.                      --          11
                                                            --------    --------
                                                                 100%         84%
                                                            ========    ========

NOTE 11. CAPITAL STOCK, WARRANTS AND OPTIONS

CAPITAL STRUCTURE

The Company is authorized to issue 200,000,000 shares of common stock, $0.001 par value per share, of which approximately 91,353,074 and 78,660,189 shares were issued, inclusive of treasury stock, at December 31, 2000 and 1999, respectively. As discussed below, the Company reincorporated in Delaware in August 2000 and, in connection with the reincorporation, established a par value of $0.001 per common share. Accordingly, the Board of Directors authorized the stated capital of the Company to be adjusted to reflect this new par value, with a corresponding adjustment to additional paid-in capital.

On June 23, 2000, the Company held its Annual Stockholders' Meeting, at which the stockholders approved reincorporation in Delaware and the creation of blank check preferred stock. The reincorporation was completed in August 2000. As a result, the Company's Board of Directors is now authorized to issue up to 50,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion without further stockholder approval. The preferred stock authorized under the Company's previous Florida Articles of Incorporation, none of which was outstanding at the time of reincorporation, was cancelled at the time of reincorporation.

ISSUANCES OF COMMON STOCK

PRIVATE PLACEMENTS

During the first quarter of 2000, the Company completed private placements of 2,451,000 shares of unregistered common stock at a price of $0.125 per share and issued two-year warrants to purchase a total of 490,200 unregistered shares of common stock at $0.20 per share, yielding proceeds of $306,375. As of December 31, 2000, warrants to purchase 438,200 shares of common stock of the original 490,200 remain unexercised.

During 1999, the Company completed private placements of 11,679,500 shares of unregistered common stock, plus two-year warrants to purchase a total of 2,335,900 unregistered shares of common stock at $0.20 per share, at a price of $0.125 per common share yielding proceeds of $1,459,937.

CONVERSION OF DEBT TO EQUITY

During the period September 2, 1999 to November 30, 1999, the Company issued 9,059,605 shares of common stock in settlement of principal and accrued interest related to the Senior Secured Promissory Notes which became due July 1, 1999 (See Note 4).

EXERCISE OF OPTIONS AND WARRANTS

During 2000 and 1999, the Company issued 10,241,885 and 3,498,786 shares of common stock, respectively, upon exercise of options and warrants yielding proceeds of $1,870,733 and $278,260, respectively.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

EMPLOYEE STOCK PURCHASE PLAN

During 1999, the Company issued 680 shares of common stock representing the employers match of shares purchased by employees under the Company's Employee Stock Purchase Plan.

WARRANTS

A summary of warrants outstanding as of December 31, 2000 and 1999 is as follows:

                                                                                              2000        1999
                                                                                            ---------   ---------
                    Warrants for purchase of 2,335,900 shares at $0.20 per share, issued in connection with private placements of unregistered common stock in
                    1999, expiring between March and December 2001                          1,974,200   2,335,900

                    Warrants for purchase of 1,000,000 shares at $0.10 per
                    share, issued in connection with the September 1998 private
                    placement of unregistered common stock, expiring September 2001           100,000     950,000

                    Warrants for purchase of 2,147,750 shares of common stock at
                    $0.20 per share, issued in connection with March 1998
                    private placement of common stock, expiring July 2001                     185,750   2,147,750

                    Warrants for purchase of 3,178,591 shares of common stock at
                    $0.20 per share, issued in connection with Senior Secured
                    Promissory Notes, expiring July 2001, as modified in 1999                 142,858   3,178,591

                    Warrants for purchase of 927,650 shares of common stock at $0.01 to
                    $0.20 per share, issued in connection with short term borrowings
                    in 1999, expiring between October and December 2001                       100,000     209,650

                    Warrants issued for purchase of 468,000 shares of common stock at
                    $0.01 to $0.20 per share, issued in connection with notes payable
                    dated in 1998                                                                  --     100,000

                    Warrants issued for purchase of 10,000 shares of common stock at
                    $0.35 per share, issued in connection with note payable dated in 1997          --      10,000

                    Warrants issued for purchase of 6,000,000 shares of common stock at $0.20 per share, issued in connection with
                    convertible notes payable dated in January 2000, expiring
                    equally in January 2005, March 2005 and May 2005                        6,000,000          --

                    Warrants for purchase of 490,200 shares of common stock at
                    $0.20 per share, issued in connection with January 2000
                    private placement of common stock, expiring January 2002
                                                                                              438,200          --
                                                                                            ---------   ---------
                    Total                                                                   8,941,008   8,931,891
                                                                                            =========   =========

Warrant activity is summarized as follows:

                                                                               WARRANT PRICE
                                                                         --------------------------
                                                                          WEIGHTED
                                                           WARRANTS        AVERAGE        TOTAL
                                                          -----------    -----------    -----------
                       Outstanding at December 31, 1998     7,486,719    $    0.2570    $ 1,923,887
                            Granted                         3,263,550         0.1518        495,457
                            Exercised                      (1,818,378)       (0.0688)      (125,120)
                            Exercise price modification            --        (0.1651)      (641,179)
                                                          -----------    -----------    -----------
                       Outstanding at December 31, 1999     8,931,891         0.1851      1,653,045
                            Granted                         6,507,200         0.1995      1,298,210
                            Exercised                      (6,498,083)       (0.1805)    (1,173,053)
                                                          -----------    -----------    -----------
                       Outstanding at December 31, 2000     8,941,008    $    0.1989    $ 1,778,202
                                                          ===========    ===========    ===========

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

STOCK OPTIONS GRANTED TO NON-EMPLOYEES

A summary of stock options granted to non-employees outstanding as of December 31, 2000 and 1999 is as follows:

                                                                                                       2000          1999
                                                                                                    -----------   -----------
                    Granted August 1999 to EAI Partners, Inc. to purchase 5,903,614
                    shares of common stock, expiring May 2001 to November 2001                        4,000,000     4,570,281

                    Granted March 1998 to former CEO, exercisable at $0.25 per share,
                    expiring March 2000                                                                      --       600,000

                    Granted September 1997 for services rendered, exercisable at $.70 per
                    share, expiring December 2002                                                       240,000       240,000

                    Granted July 1997 for services rendered, exercisable at $.50 per
                    share, expiring July 2000                                                                --        35,000

                    Granted June 1997 to a Director for services rendered, exercisable at
                    $.35 per share, expiring June 2000                                                       --        25,000

                    Granted July 1999 for services to be rendered, exercisable at $0.20 per share vesting at rate of 7,500 per month through July 2001, expiring July
                    2002; Agreement canceled February 2000 at which time 60,000 shares were
                    vested, expiring February 2002                                                       60,000       180,000

                    Granted August 1999 for prior services rendered, exercisable at $0.20
                    per share, immediately vested, expiring July 2001                                        --        25,000

                    Granted December 1999 for services rendered, exercisable at $0.01 per
                    share immediately vested, expiring December 2001                                         --        10,000
                                                                                                    -----------   -----------

                    Total                                                                             4,300,000     5,685,281
                                                                                                    ===========   ===========

At December 31, 2000, all outstanding options granted to non-employees are exercisable. The fair values of options granted to non-employees was determined using a risk free rate of 5%, an expected life of 1 to 2 years, an expected volatility of 115% to 150%, and a dividend yield of zero. The weighted average grant-date value of options granted to non-employees in 1999 was $0.1191.

In August 1999, the Company entered into a Stock Option Agreement with EAI Partners, Inc. ("EAI") which replaced a November 1996 stock option agreement, covering 6,000,000 shares of the Company's common stock, between EAI and the Company's former CEO, pursuant to which the Company was required to register the shares under the options. As a part of the Company's settlement agreement with the Company's former CEO, the Company agreed to indemnify the former CEO against any liability arising from the Company's failure to register the EAI options as required by the November 1996 stock option agreement. The August 1999 Agreement granted EAI an option to purchase 5,903,614 shares of the Company's common stock. The first 1,903,614 option shares are exercisable at a price of $0.075 per share with the final 4,000,000 option shares being exercisable at the greater of $.20 or 50% of the average closing bid prices per share of the Company's common stock for the five business days immediately prior to exercise. Such option expires equally on May 13, 2001 and November 13, 2001. The Company has filed a registration statement covering the option shares in accordance with the terms of the August 1999 agreement. As of December 31, 2000, EAI has exercised all of the first 1,903,614 option shares. In 1999, the Company recognized a loss in the amount of $706,500 as a result of the August 1999 Agreement.

Stock options granted to non-employees is summarized as follows:

                                                                                        OPTION PRICE
                                                                               ------------------------------
                                                                                WEIGHTED
                                                                 OPTIONS         AVERAGE            TOTAL
                                                              -------------    -------------    -------------
                           Outstanding at December 31, 1998       1,100,000    $      0.3348    $     368,250
                                  Granted                         6,118,614           0.1608          983,871
                                  Exercised                      (1,533,333)         (0.0809)        (124,000)
                                                              -------------    -------------    -------------
                           Outstanding at December 31, 1999       5,685,281           0.2160        1,228,121
                                  Canceled                         (120,000)         (0.2000)         (24,000)
                                  Exercised                      (1,265,281)         (0.1771)        (224,121)
                                                              -------------    -------------    -------------
                           Outstanding at December 31, 2000       4,300,000    $      0.2279    $     980,000
                                                              =============    =============    =============

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

STOCK OPTIONS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

In 1997, the Company established a stock option plan ("1997 Plan"); however, the 1997 Plan was not approved by the Company's stockholders within the time specified and was terminated in 1999. Outstanding options issued pursuant to the 1997 Plan were canceled in 1999. Substantially all of the cancelled 1997 Plan options were reissued under the 1999 Plan at the then current fair market value. In accordance with FASB Interpretation No. 44, these modified grants are accounted for as variable from the date of modification until the options are exercised, forfeited or expire unexercised. No additional compensation expense was recorded in 2000 related to these options.

The Company adopted a new stock option plan, the 1999 Stock Option Plan ("1999 Plan"). Under the terms of the 1999 Plan, the Company could grant up to 2,000,000 shares of the Company's common stock. The 1999 Plan was not approved by the Company's stockholders within one year of adoption by the Company's Board of Directors, thereby converting options, granted under the 1999 Plan to non-qualified options for federal income tax purposes. All terms of the options remained unchanged.

In January 2000, the Company's Board of Directors approved, subject to the stockholders' approval, the MigraTEC, Inc. Long-Term Incentive Plan ("the 2000 Plan"), which provides for the issuance of up to 7,000,000 shares of the Company's common stock in the form of stock options, dividend equivalent rights or restricted share awards to Company directors, officers, employees and consultants. The 2000 Plan was approved at the Company's Annual Stockholders' meeting held June 23, 2000. In December 2000, the Company's Board of Directors approved, subject to the stockholders' approval, an increase of the shares of the Company's common stock issuable under the 2000 Plan to 14,000,000.

The Company has issued stock options to employees, officers and directors as summarized in the table below.

                                                              OPTION PRICE
                                                    ------------------------------
                                                       WEIGHTED
                                      OPTIONS          AVERAGE           TOTAL
                                   -------------    -------------    -------------
Outstanding at December 31, 1998      15,353,192    $      0.2076    $   3,186,868
      Granted                          2,421,904           0.1985          480,706
      Canceled                        (9,113,812)         (0.2117)      (1,929,681)
      Exercised                         (147,075)         (0.1981)         (29,139)
                                   -------------    -------------    -------------
Outstanding at December 31, 1999       8,514,209           0.2007        1,708,754
      Granted                         12,185,382           0.4300        5,239,692
      Canceled                          (432,935)         (0.4270)        (184,842)
      Exercised                       (2,478,521)         (0.2014)        (499,273)
                                   -------------    -------------    -------------
Outstanding at December 31, 2000      17,788,135    $      0.3522    $   6,264,331
                                   =============    =============    =============

Effective September 7, 1999, the Company officers and four directors agreed to modify options previously granted for services provided as follows (a) the number of shares underlying each option was voluntarily reduced by 50%, (b) the remaining 50% of the shares underlying each option remained fully vested as of the date of the modification, (c) for officers, the expiration date was re-defined to be four years after the date of termination of employment, (d) for directors the expiration date was re-defined to be four years after termination of directorship. The exercise price for the modified options was unchanged at $0.20 per share. There was no impact on the financial statements as a result of this modification.

Prior to the modification, options granted to officers to purchase 9,600,000 shares of common stock were exercisable at vesting at any time during employment and options granted to directors to purchase 4,300,000 shares of common stock were exercisable through May 31, 2002.

Employee options which aggregate 921,197 expire from April 2001, through December 2004. Expiration of the remaining options, which aggregate 16,866,938, is summarized below:

                                   OFFICERS
                                      AND
EXPIRATION                         DIRECTORS     EMPLOYEES         TOTAL
                                  ----------     ---------      ----------
48 months after termination of     4,835,000            --       4,835,000
   employment or directorship
January 2010 to December 2010      9,737,500     2,294,438      12,031,938
                                  ----------     ---------      ----------
                                  14,572,500     2,294,438      16,866,938
                                  ==========     =========      ==========

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

COMPENSATION EXPENSE FOR OPTIONS AND WARRANTS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

The Company recorded deferred stock compensation of $2,975,000 for the difference between the exercise price and the market value of the Company's common stock underlying certain options granted. This amount is being amortized over the vesting period of the individual options, which vesting periods vary from immediate to three years. Stock compensation expense charged to operations was $1,147,604 for the year ended December 31, 2000.

Substantially all other options issued to directors, officers and employees were issued with exercise prices equal to fair value. Fair value for all options issued is generally the trading price at the date of issuance. Had compensation cost for the Company's stock options been determined consistent with SFAS 123, the Company's net loss per share would have been adjusted to the pro forma amounts indicated below:

                                                                                   YEARS ENDED DECEMBER 31,
                                                                             ----------------------------------
                                                                                  2000               1999
                                                                             ---------------    ---------------
                    Net income (loss)
                         As reported                                         $   (10,193,130)   $    (4,184,078)
                                                                             ===============    ===============
                         Pro forma                                           $   (11,220,879)   $    (4,263,881)
                                                                             ===============    ===============
                    Net income (loss) per common share (basic and diluted)
                         As reported                                         $         (0.13)   $         (0.08)
                                                                             ===============    ===============
                         Pro forma                                           $         (0.14)   $         (0.08)
                                                                             ===============    ===============

The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. The Company anticipates making awards in the future under its stock-based compensation plan.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes method option-pricing model. The following assumptions were used for grants in 2000: dividend yield of 0%, volatility range of 122% to 155%, risk free interest rate estimated as 6.3% with an expected life of 3 to 4 years. The following assumptions were used for grants in 1999: dividend yield of 0%, volatility range of 104% to 120%, risk free interest rate estimated as 5% with an expected life of 2 to 4 years.

The fair value of each option grant given to both employees and non-employees is estimated on the date of grant using the Black-Scholes method option-pricing model. The weighted average fair value of the option granted under this model when fair value equaled the exercise price and when the fair value was greater than the exercise price was $0.59 and $0.13 per option, respectively, for the years ended December 31, 2000 and 1999.

The model is based on historical stock prices and volatility which, due to the low volume of transactions, may not be representative of future price variances.

The following summarizes information about options granted to employees, officers, directors and non-employees outstanding at December 31, 2000:

                                     OUTSTANDING OPTIONS                                          OPTIONS EXERCISABLE
                             ----------------------------------                             -------------------------------

                                               WEIGHTED AVERAGE         WEIGHTED                           WEIGHTED AVERAGE
       RANGE OF                NUMBER              REMAINING             AVERAGE               NUMBER          EXERCISE
    EXERCISE PRICES          OUTSTANDING       CONTRACTUAL LIFE       EXERCISE PRICE        EXERCISABLE          PRICE
    ---------------         -------------      ----------------       --------------        -----------    ----------------
Employees
   $ 0.1719 to $ 2.87        3,215,635      7.708 years                  $ 0.5671              701,161          $0.5883

Officers and Directors
$  0.20 to $ 1.375          14,572,500      N/A                          $ 0.3047            6,214,167          $0.2258

Non-Employees-options
$  0.20  to $ 0.70           4,300,000      0.701 years                  $ 0.2279            4,300,000          $0.2279
Non-Employees-warrants
$ 0.10 to $ 0.20             8,941,008      3.038 years                  $ 0.1989            8,941,008          $0.1989
                          ------------                                                    ------------
                            31,029,143                                                      20,156,336
                          ============                                                    ============

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

TOTAL OPTIONS AND WARRANTS OUTSTANDING AT DECEMBER 31, 2000

At December 31, 2000, the Company had options and warrants for the purchase of common shares as follows:

              Warrants                                     8,941,008
              Stock Options:
                  Non-Employees                            4,300,000
                  Directors, Officers and Employees       17,788,135
                                                       -------------
              Total                                       31,029,143
                                                       =============

COMPENSATION EXPENSE FOR OPTIONS AND WARRANTS

The Company has recorded compensation expense in 2000 and 1999 for all options and warrants issued to non-employees. Such compensation expense was determined using the Black-Scholes method option-pricing model, using assumptions consistent with those noted above.

NOTE 12. EMPLOYEE SAVINGS PLAN

Effective January 1, 1994, the Company adopted a discretionary 401(k) savings plan ("Plan") for its employees. This Plan is available to all employees meeting certain eligibility requirements, as further described in the Plan documents. No discretionary employer contributions were made for the years ended December 31, 2000 and 1999. Participants are 100% vested in the portion of the Plan representing employee contributions. Participants vest 20% in employer contributions after two years of service (as defined by the Plan document) and 20% each year thereafter.

NOTE 13. SUBSEQUENT EVENTS

Subsequent to December 31, 2000, the Company issued an aggregate of 7,750,000 shares of its common stock to two investors, as a result of the conversion of $750,000 of convertible debt at $0.125 per share and the exercise of warrants to purchase 1,750,000 shares at $0.20 per share.

Subsequent to December 31, 2000, the Company issued an aggregate of 505,000 shares of its common stock to a former director, as a result of the exercise of options to purchase shares at $0.20 per share.

In January 2001, the notes payable dated December 4 and December 28, 1998, were modified and extended. The modified terms included an additional advance of $250,000 bearing interest at 15% per annum, payable interest only until May 1, 2001, repayable thereafter with monthly installments of principal and interest totaling $22,565 with a final maturity of May 1, 2002. In connection with this modification, the lender was paid a commitment fee of $5,000 and was issued a one-year warrant to purchase 40,000 shares of Company common stock at $0.01 per share. This warrant was exercised in March 2001.

In February and March 2001, the Company issued to EAI an aggregate of 1,111,110 shares of its common stock at $0.18 per share pursuant to a stock option agreement which grants an option to purchase up to an aggregate of 5,903,614 shares of its common stock. At December 31, 2000, an aggregate of 4,000,000 option shares remain exercisable at the greater of (i) $0.20 or (ii) 50% of the previous five-day average closing bid price per share of the Company's common stock for the five business days immediately prior to exercise. Such option expires equally on May 13, 2001 and November 13, 2001. The Company agreed to modify the exercise price for the 2,000,000 options expiring May 13, 2001 to $0.18 per share in exchange for immediate exercise. The Company agreed to payment terms of $120,000 within forty-five days from the date of exercise on February 16, 2001 and payments of $80,000 on March 15, 2001, April 15, 2001 and May 15, 2001. As a result of this option modification, the Company will record an expense of approximately $40,000 in the first quarter of 2001.

                          MIGRATEC, INC. AND SUBSIDIARY
                      CONSOLIDATED CONDENSED BALANCE SHEETS



                                                                          MARCH 31, 2001  DECEMBER 31, 2000
                                                                          --------------  -----------------
                                                                            (UNAUDITED)
ASSETS
CURRENT ASSETS
         Cash                                                              $     62,879      $    242,254
         Accounts receivable                                                         --            15,000
         Other current assets                                                    53,827            78,318
                                                                           ------------      ------------
                Total current assets                                            116,706           335,572

PROPERTY AND EQUIPMENT, NET                                                     192,493           150,093

OTHER ASSETS
         Capitalized software costs, net of amortization of $73,241
              and $65,317, in 2001 and 2000, respectively                        21,852            29,776
         Other assets                                                            27,961             7,756
                                                                           ------------      ------------
                Total other assets                                               49,813            37,532
                                                                           ------------      ------------

                Total Assets                                               $    359,012      $    523,197
                                                                           ============      ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES

         Current portion of long-term debt and notes payable               $    779,683      $    574,643
         Accounts payable                                                       422,921           297,778
         Accrued expenses                                                       290,393           179,345
         Deferred income                                                          6,517            55,500
         Obligation under capital lease                                           1,284             1,159
                                                                           ------------      ------------
                Total current liabilities                                     1,500,798         1,108,425

LONG-TERM LIABILITIES

         Long-term portion of notes payable                                   3,061,818         3,769,880
         Long-term portion of obligation under capital lease                      3,832             4,203
                                                                           ------------      ------------
                Total long-term liabilities                                   3,065,650         3,774,083
                                                                           ------------      ------------
                Total Liabilities                                             4,566,448         4,882,508

MINORITY INTEREST                                                                (3,752)           (3,752)

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
         Preferred stock 50,000,000 shares authorized; $0.001 par
              value; none issued or outstanding
         Common stock 200,000,000 shares authorized; $0.001 par
              value; 103,047,280 and 91,353,074 shares issued at
              March 31, 2001 and December 31, 2000, respectively                103,047            91,353
         Additional paid-in capital                                          22,955,293        20,989,692
         Subscription receivable                                               (160,000)               --
         Deferred stock compensation                                         (1,621,875)       (1,827,396)
         Treasury stock, at cost (9,864,449 shares in 2001 and 2000)         (1,777,891)       (1,777,891)
         Accumulated deficit                                                (23,702,258)      (21,831,317)
                                                                           ------------      ------------
                Total stockholders' deficit                                  (4,203,684)       (4,355,559)
                                                                           ------------      ------------
                Total Liabilities and Stockholders' Deficit                $    359,012      $    523,197
                                                                           ============      ============



        The accompanying notes are an integral part of these consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                      THREE MONTHS ENDED MARCH 31,
                                                                      ----------------------------
                                                                         2001              2000
REVENUES

       Consulting services                                           $     93,333      $         --
       Software maintenance fees                                              650             3,000
                                                                     ------------      ------------
                  Total Revenues                                           93,983             3,000

COSTS AND EXPENSES

         Selling and marketing                                            456,235           126,301
         Research and development                                         531,097           534,716
         General and administrative                                       906,279           985,613
                                                                     ------------      ------------
                  Total costs and expenses                              1,893,611         1,646,630
                                                                     ------------      ------------

LOSS FROM OPERATIONS                                                   (1,799,628)       (1,643,630)
         Other income (expense)
              Interest and financing expense                              (71,898)       (2,587,471)
              Other income, net                                               585             6,011
                                                                     ------------      ------------
                  Total other income (expense)                            (71,313)       (2,581,460)
                                                                     ------------      ------------

                NET LOSS                                             $ (1,870,941)     $ (4,225,090)
                                                                     ============      ============

NET LOSS PER COMMON SHARE (BASIC AND DILUTED)                        $      (0.02)     $      (0.06)
                                                                     ============      ============

WEIGHTED AVERAGE COMMON SHARES
    ISSUED AND OUTSTANDING (BASIC AND DILUTED)                         88,311,958        74,983,972
                                                                     ============      ============

    The accompanying notes are an integral part of these financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                       THREE MONTHS ENDED MARCH 31,
                                                                     --------------------------------
                                                                          2001               2000
                                                                     -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss                                                    $  (1,870,941)     $  (4,225,090)
         Adjustments to reconcile net loss to net cash (used by)
           operating activities:
              Depreciation and amortization                                 29,445             36,613
              Deferred stock compensation                                  205,521            447,173
              Interest expense associated with beneficial
                conversion feature of convertible debt                          --          2,500,000
              Financing fees                                                40,000                 --
              Warrants issued for financing fees                            18,976              1,015
              Amortization of discount on notes payable                         --             20,797
              Change in assets and liabilities:
                 (Increase) decrease in accounts receivables                15,000            160,700
                 (Increase) decrease in other current assets                24,491              4,315
                 (Increase) decrease in other assets                       (20,205)                --
                 (Increase) decrease in deferred financing costs                --             30,000
                 Increase (decrease) in accounts payable                   125,143             27,326
                 Increase (decrease) in accrued expenses                   111,048             54,815
                 Increase (decrease) in deferred income                    (48,983)            (3,000)
                                                                     -------------      -------------
         Net cash (used by) operating activities                        (1,370,505)          (945,336)

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchases of property and equipment                               (63,921)           (67,080)
                                                                     -------------      -------------
         Net cash (used in) investing activities                           (63,921)           (67,080)

CASH FLOWS FROM FINANCING ACTIVITIES:
         Proceeds from notes payable                                       250,000          2,500,000
         Proceeds from issuance of common stock                          1,008,319          1,867,603
         Payments under obligation of capital lease                          (246)              (164)
         Repayment of notes payable                                         (3,022)          (757,512)
                                                                     -------------      -------------
         Net cash provided by financing activities                       1,255,051          3,609,927
                                                                     -------------      -------------
         Net increase (decrease) in cash                                  (179,375)         2,597,511

CASH - BEGINNING                                                           242,254              1,417
                                                                     -------------      -------------
CASH - ENDING                                                        $      62,879      $   2,598,928
                                                                     =============      =============
SUPPLEMENTAL DISCLOSURES:
         Interest paid                                               $       9,607      $      79,141
                                                                     =============      =============

SUPPLEMENTAL DISCLOSURE OF NON-CASH
         INVESTING AND FINANCING ACTIVITIES:
         Issuance of stock upon conversion of debt to equity         $     750,000      $          --
                                                                     =============      =============

        The accompanying notes are an integral part of these consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)


NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

MigraTEC, Inc., a Delaware corporation, is a developer and provider of software technology and expertise that automates the process of upgrading or migrating software, enabling it to operate on increasingly advanced operating and hardware systems.

During 1999, MigraTEC redirected its strategic focus from selling software products aimed at Y2K solutions to developing proprietary technology designed to automate a significant amount of the manual upgrade or migration process from 32-bit to 64-bit operating systems and associated hardware. The majority of MigraTEC's efforts in 2001 and 2000 were related to research and development activities.

MigraTEC provides migration services and consulting to customers. MigraTEC also intends to license, on a line of code basis, its software solutions to "end users" for their own internal migration projects, and to systems integrators and large services providers to perform outsourced projects for their own customers.

MigraTEC is the parent of a majority owned foreign subsidiary, One Up Computer Services, Ltd. ("One Up, Ltd."), incorporated under the laws of the Province of Ontario, Canada. One Up, Ltd. ceased its operations in 1997. At December 31, 1999, a reserve was provided for all of the assets of One Up, Ltd. in the amount of $36,808, which MigraTEC does not expect to be realizable. Liabilities of One Up, Ltd. of $45,736 will remain until the obligations are resolved.

The accompanying unaudited consolidated condensed financial statements reflect, in the opinion of management, all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of MigraTEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to rules and regulations promulgated by the Securities and Exchange Commission (the "Commission"). These statements should be read together with the audited financial statements and notes thereto for the years ended December 31, 2000 and 1999, included in MigraTEC's Form 10-KSB for the fiscal year ended December 31, 2000 on file with the Commission. The results of operations for the interim periods shown herein are not necessarily indicative of the results to be expected for any future interim period or for the entire year.

PRINCIPLES OF CONSOLIDATION

The consolidated condensed financial statements include the accounts of MigraTEC and One Up, Ltd., collectively referred to as "the Company." Intercompany transactions and balances have been eliminated in consolidation.

INDUSTRY SEGMENT

The Company operates in a single industry segment, the developing and providing of software technology that automates the process of upgrading or migrating software.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation on a straight-line basis over the estimated useful life of three to five years for the related assets. Leasehold improvements are amortized over the life of the improvements or the lease term if shorter on a straight-line basis.

Major repairs or replacements of property and equipment are capitalized. Maintenance, repairs and minor replacements are expensed as incurred.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)



NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

CAPITALIZED SOFTWARE

The cost of purchased software is capitalized and amortized on a straight-line basis over the estimated useful life of three years. Amortization expense in the first quarter of 2001 and 2000 was $7,924 and $7,500, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include accounts receivable and accounts payable, for which the carrying amounts approximate fair value. Based on prevailing interest rates, management believes that the fair value of notes payable approximates book value.

COSTS OF SOFTWARE DEVELOPED FOR SALE

The Company expenses or capitalizes development costs of software to be sold in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." These development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers.

INCOME TAXES

The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. Valuation allowances are established when necessary to reduce tax assets to the amount more likely than not to be realized.

The Company has incurred net operating losses for federal income tax purposes and it is uncertain as to whether the Company will generate future taxable income during the carry-forward period. Accordingly, the Company's net current and non-current deferred tax assets have been fully reserved at March 31, 2001 and December 31, 2000.

REVENUE RECOGNITION

The Company's revenues consist of software license revenues, consulting services revenues and software maintenance and support revenues.

Revenues are recognized in accordance with American Institute of Certified Public Accountant's Statement of Position 97-2 "Software Revenue Recognition".

The Company licenses software under license agreements. License fee revenues are recognized when an agreement is in force, the product has been delivered, the license fee is fixed or determinable, no significant production modification or customization of the software is required and collectibility is reasonably assured. Total fees under multiple element arrangements are allocated to individual elements based on vendor-specific objective evidence of fair value, principally determined on values when sold separately. License fee revenue for certain application development and data access tools is recognized upon direct shipment to the end user. If collectibility is not considered probable, revenue is recognized when the fee is collected.

Software maintenance and support revenues are recognized ratably over the term of the related agreements, which in most cases is one year. Revenues from consulting services under time and materials contracts and for training are recognized as services are performed. Consulting services revenues include revenue related to the Company's contract with Dell. This contract is a multiple elements agreement for which revenue is recognized pro rata over the contract term.

CASH EQUIVALENTS

Cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)


NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

LOSS PER SHARE

Basic earnings per share is computed only on the weighted average number of common shares outstanding during the respective periods, and the dilutive effect of stock options and warrants is excluded. Diluted earnings per share is computed to show the dilutive effect, if any, of stock options and warrants using the treasury stock method based on the average market price of the stock during the respective periods.

The effect of stock options and warrants that aggregated 27,595,090 and 24,886,754 shares as of March 31, 2001 and 2000, respectively, would be anti-dilutive due to the Company's losses in 2001 and 2000 and, accordingly, are not included in the computation of diluted earnings per share for the respective periods.

If the convertible secured promissory notes discussed in Note 3 are converted, an additional 24,000,000 shares of the Company's common stock would be outstanding as of March 31, 2001.

USE OF ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could vary from estimates used.

STOCK-BASED COMPENSATION

The Company has elected to account for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Such excess is deferred and amortized as compensation expense over the respective vesting periods, which are principally 36 months.

The Company accounts for stock-based awards issued to non-employees in accordance with the fair value method of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18. Accordingly, the Company measures the cost of such awards based on the fair value of the options using the Black-Scholes method option-pricing model.

NEW ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 is effective for fiscal years beginning after June 15, 2000. The adoption of SFAS 133 has not had a material effect on the Company's results of operations or financial condition.

RECLASSIFICATIONS

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)

NOTE 2. GOING CONCERN UNCERTAINTY

The Company incurred a loss of $10,193,130 and used cash in operations of $5,097,689 for the year ended December 31, 2000. In addition, at December 31, 2000, the Company's current liabilities exceeded current assets by $772,853, and the Company had a net stockholders' deficit of $4,355,559. In the three months ended March 31, 2001, the Company incurred a loss of $1,870,941 and used cash in operations of $1,370,505. The Company's continued existence and plans for future growth are dependent, in part, upon its ability to obtain the capital necessary to operate, primarily through the issuance of additional debt or equity, and on its ability to effectively penetrate the developing market for software migration software, services and related products. Management believes the Company will successfully complete its plan to raise additional capital in 2001 and that funds will be available to meet the Company's obligations for at least the next twelve months. If the Company is not able to obtain additional or alternative funding, or generate sufficient revenues and cash flows in the near term, the Company will be unable to continue as a going concern.

In January 2000 the Company raised $3,750,000 in a private placement (See Note
3). In the first quarter of 2001, the Company raised an additional $310,000 in private equity transactions. The Company plans to raise additional capital in 2001 to fund expanded sales and marketing as well as development efforts and continued operations. There can be no assurance that the Company will successfully raise additional funds sufficient to finance its continued operations.

The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)




NOTE 3. NOTES PAYABLE

Notes payable at March 31, 2001 and December 30, 2000, include the following:


                                                                                           MARCH 31, 2001       DECEMBER 31, 2000
                                                                                           --------------       -----------------
Note payable to Mercury Fund No. 1, Ltd. in the amount of $565,000, dated
December 1, 2000, with interest varying between 0% and 10%, due the earlier of
December 1, 2001 or upon the occurrence of a qualified financing transaction, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998, January 4 and 27, 1999 and
January 25, 2000. Upon the occurrence of a qualified financing transaction, the
Company has the option to require the note holder to exercise warrants issued
with the convertible note dated January 25, 2000.                                           $    565,000            $   565,000

Convertible note payable to Mercury Fund No. 1, Ltd. in the amount of
$1,775,000, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998 and January 4 and 27, 1999. More
fully described below.                                                                         1,525,000              1,775,000

Convertible note payable to MT Partners, L.P. in the amount of $1,975,000, dated
January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated
December 4 and 28, 1998 and January 4 and 27, 1999. More fully described below.                1,475,000              1,975,000

Notes payable to BEM Capital Partners, Inc. (assignee of MJ Capital Partners
III, L.P.) in the aggregate amount of $250,000, dated December 4 and December
28, 1998 and January 4 and 27, 1999, bearing interest at 16% per annum, collateralized by all assets owned or thereafter acquired. Modified, extended and renewed February 1, 1999 bearing interest at 16% per annum, repayable with monthly installments of principal and interest totaling $31,000 with a final maturity of December 31, 1999. Modified, extended and renewed October 31, 1999 bearing interest at 16% per annum, repayable with monthly installments of principal and interest totaling $21,100 with a final maturity of December 31,
2000. In connection with the October 31, 1999 modification, the note holder was issued two-year warrants to purchase 100,000 shares of common stock at $0.01 per share and 100,000 shares of common stock at $0.20 per share. Modified, extended and renewed January 26, 2001, so as to increase the outstanding loan amount to
$250,000, bearing interest at 15% per annum, interest only payable monthly until
May 1, 2001. Thereafter payable with monthly installments of principal and interest totaling $22,565 with a final maturity of May 1, 2002. In connection with the January 26, 2001 modification, the note holder was issued a one-year warrant to purchase 40,000 shares of common stock at $0.01 per share. This
warrant was exercised in March, 2001.                                                            250,000                    958

Note payable to a former employee in the amount of $68,250, dated March 3, 1998, bearing interest at 14%, payable in monthly installments of $1,000, due December
10, 2003.                                                                                         26,501                 28,565
                                                                                            ------------            -----------

Total outstanding                                                                              3,841,501              4,344,523
Less current portion                                                                            (779,683)              (574,643)
                                                                                            ------------            -----------
Long-term portion                                                                           $  3,061,818            $ 3,769,880
                                                                                            ============            ===========

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)


NOTE 3. NOTES PAYABLE (continued)

In the first quarter of 2000, the Company closed a private financing of the Company by MT Partners, L.P., an affiliate of Cardinal Investment Company, Inc., and Mercury Fund No. 1, Ltd., an affiliate of Mercury Ventures, Ltd. (collectively, the "Investors"). Since January 25, 2000, each of the Investors has had a representative on the Company's board of directors.

The Investors entered into a Note and Warrant Purchase Agreement with the Company (the "Agreement") pursuant to which the Investors provided $3,750,000 of private financing to the Company, evidenced by convertible secured promissory notes of the Company.

The notes are convertible at any time, at the election of the Investors, into shares of the Company's common stock, on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest.

The notes automatically convert into shares of common stock on the terms described above, upon the earlier of either:

         o The closing of a sale of the Company's common stock, preferred stock or issuance of debt with equity features in one or more transactions in which the Company receives aggregate proceeds of at least $5,000,000; or

         o The first trading day following a period of 90 consecutive trading days, during which the closing sale price of the Company's common stock has been in excess of $1.25.

Pursuant to the Agreement, the Company issued to the Investors warrants to purchase up to an aggregate of 6,000,000 shares of common stock. All of such warrants are exercisable for a period of five years from the date of issuance and have an exercise price of $0.20 per share. The notes and the associated warrants contain conversion features considered to be "beneficial" because the conversion prices were below the market price of the common stock at the date of issuance. As a result, the Company recorded $2,500,000 and $1,250,000 of interest expense during the quarters ended March 31, 2000 and June 30, 2000, respectively, in accordance with Emerging Issues Task Force Pronouncement Number 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." In January and February 2001, the Investors converted an aggregate of $750,000 into 6,000,000 shares of common stock. In February and March 2001, one of the Investors exercised warrants to purchase an aggregate of 1,750,000 shares of common stock at an exercise price of $0.20 per share.

In connection with this private financing, the Investors, the Company and certain stockholders executed a Shareholders' Agreement which requires approval of at least 70% of the Company's Board of Directors for any of the following corporate actions:

         1. permitting authorization of additional series or classes of shares of any capital stock resulting in dilution greater than 10% when compared to the fully diluted common stock equivalent position of the Company as of January 25, 2000;

         2. disposing of all or substantially all of the properties or assets of the Company;

         3. merging where such transaction involves greater than 20% of the Company's market capitalization;

         4. voluntarily dissolving, liquidating or partially liquidating the Company;

         5.       incurring additional debt in excess of $250,000;

         6. incurring any single capital expenditure in excess of $150,000;

         7. declaring or paying any dividend with respect to any capital stock of the Company;

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)



NOTE 3. NOTES PAYABLE (continued)

         8.       purchasing any capital stock of the Company;

         9. amending the employment contracts or making material changes to the compensation or severance amounts of certain officers of the Company;

         10. amending, altering or repealing the Company's Certificate of Incorporation or Bylaws; or

         11.      entering into contracts with any affiliate of the Company.

Additionally, the Shareholders' Agreement restricts transfers of the Company's common stock and provides the Investors with a right of first refusal for private transfers of shares of the Company's common stock.

NOTE 4. CAPITAL STOCK, WARRANTS AND OPTIONS

CAPITAL STRUCTURE

The Company is authorized to issue 200,000,000 shares of common stock, $0.001 par value per share, of which approximately 103,047,280 and 91,353,074 shares were issued, inclusive of treasury stock, at March 31, 2001 and December 31, 2000, respectively. The Company is also authorized to issue up to 50,000,000 shares of preferred stock, none of which are issued and outstanding.

ISSUANCES OF COMMON STOCK

Private Placements

During the first quarter of 2001, the Company completed private placements of 1,164,285 shares of unregistered common stock with a weighted average price per share of $0.266.

Private Equity Line

On March 27, 2001, the Company and Ironhead Investments Inc. ("Ironhead") entered into a Common Stock Purchase Agreement (the "Stock Purchase Agreement") establishing a private equity line of credit. Ironhead has committed to purchase from the Company up to $20,000,000 of common stock over a twenty-month period. The number of shares issuable by the Company and the price per share to be paid by Ironhead are dependent upon a defined trading volume of the Company's common stock and a defined average trading price (net of a 6% discount).

In connection with the equity line of credit, Ironhead and GKN Securities ("GKN") were issued five-year warrants to purchase an aggregate of 650,000 shares of the Company's common stock at an exercise price of $0.42 per share. The Company engaged GKN as a sales agent to facilitate this transaction. GKN will also receive a 5% placement fee for each draw under the equity line of credit.

The Company is prevented from issuing shares to Ironhead to the extent Ironhead would beneficially own more than 9.9% of the then outstanding common stock. Any resale of shares by Ironhead would reduce the number of shares beneficially owned by Ironhead and would enable the Company to issue additional shares to Ironhead without violating this condition.

Conversion Of Debt To Equity

During the first quarter of 2001, the Company issued 6,000,000 shares of common stock at $0.125 per share from conversion of convertible debt aggregating $750,000.

Exercise Of Options And Warrants

During the first quarter of 2001, the Company issued 3,641,031 shares of common stock upon exercise of options and warrants yielding proceeds of $698,319. Additionally, 888,890 shares of common stock are being held until the related receivable is collected.

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)


NOTE 4. CAPITAL STOCK, WARRANTS AND OPTIONS (continued)

Financing fees of $18,976 were recorded in connection with the issuance of a one-year warrant to purchase 40,000 shares of common stock at $0.01 per share. This warrant was issued as a condition of the modification of a note payable in January 2001 and was exercised in March 2001.

In January 2001, the Company agreed to modify the exercise price for 2,000,000 options expiring May 13, 2001, previously issued to EAI Partners, Inc. ("EAI"). The Company recorded financing fees of $40,000 in connection with the modification.

STOCK OPTIONS GRANTED TO DIRECTORS, OFFICERS AND EMPLOYEES

During the first quarter of 2001, certain directors, officers and employees were granted options to purchase common stock of the Company pursuant to the MigraTEC, Inc. Long-Term Incentive Plan. The terms of such grants are summarized below:


                                                        Option Price
                                 Number of      ---------------------------
                                 Underlying      Weighted
 Range of Exercise Prices         Shares          Average          Total
 ------------------------       -----------     -----------     -----------
Granted at market value
  Employees
    $0.3594 to $0.59                672,568     $    0.3715     $   249,887

In 2000, the Company recorded deferred stock compensation of $2,975,000 for the difference between the exercise price and the market value of the Company's common stock underlying certain options granted. This amount is being amortized over the vesting period of the individual options, which vesting periods vary from immediate to three years. Stock compensation expense charged to operations was $205,521 and $447,173 for the first quarter of 2001 and 2000, respectively.

TOTAL OPTIONS AND WARRANTS OUTSTANDING

At March 31, 2001, the Company had options and warrants outstanding for the purchase of shares of common stock as follows:


Warrants                                   7,597,008
Stock Options:
  Non-employees                            2,300,000
  Directors, Officers and Employees       17,698,082
                                        ------------
Total                                     27,595,090
                                        ============

All of the warrants and non-employee stock options are vested and exercisable as of March 31, 2001.

NOTE 5. RELATED PARTY TRANSACTIONS

In August 1999, the Company entered into an agreement with EAI in settlement and replacement of a prior stock option agreement entered into by EAI and the former Chief Executive Officer of the Company in 1996. Pursuant to the August 1999 agreement, EAI was issued an option to purchase an aggregate of 5,903,614 shares of the Company's common stock, exercisable as follows: EAI may acquire 1,903,614 shares at $0.075 per share and the remaining 4,000,000 shares at the greater of $0.20 or 50% of the average closing bid prices per share of the Company's common stock for the five trading days immediately prior to exercise. At December 31, 2000, 1,903,614 common shares had been acquired by EAI in accordance with this option. The remaining 4,000,000 shares under option expire equally on May 13, 2001 and November 13, 2001. In January 2001 the Company agreed to modify the exercise price for the 2,000,000 options expiring May 13, 2001 to $0.18 per share in exchange for immediate exercise. The Company agreed to payment terms of $120,000 within 45 days from the date of exercise on February 16, 2001 and payments of $80,000 on March 15, 2001,

                          MIGRATEC, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)


NOTE 5. RELATED PARTY TRANSACTIONS (continued)

April 15, 2001, and May 15, 2001. As a result of this option modification, the Company recorded financing fees of $40,000 in the first quarter of 2001. As of March 31, 2001, the Company had issued to EAI an aggregate of 1,111,110 shares of its common stock at $0.18 per share pursuant to this stock option agreement and 888,890 shares are being held until the related receivable is collected.

Mr. Kevin Howe, Chairman, and Mr. Drew Johnson joined the Company's board of directors in January 2000 as representatives of Mercury Fund No. 1, Ltd. ("Mercury") and MT Partners, L.P. ("MT Partners"), respectively, in connection with the initial tranche of funding of a three-stage $3,750,000 investment in the Company, completed May 1, 2000.

As a result of this investment, Mercury and MT Partners each hold convertible promissory notes and warrants convertible into an aggregate of up to 15,039,800, and 13,210,200 shares of the Company's common stock, respectively. The notes are convertible at any time, at the election of Mercury and MT Partners, on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest. The warrants are exercisable at $0.20 per share and expire 946,600, 1,303,400 and 2,000,000 shares on January 25, 2005, March 31, 2005 and May 1, 2005, respectively. As of March 31, 2001, Mercury had converted $250,000 of its convertible promissory note into 2,000,000 shares of common stock and MT Partners had converted $500,000 of its convertible promissory note into 4,000,000 shares of common stock, exercised warrants to purchase 1,750,000 shares of common stock and sold 1,749,500 shares of common stock.

In December 2000, Mercury loaned the Company $565,000 with an interest rate that varies between 0% and 10%. This loan is due the earlier of December 1, 2001 or upon the occurrence of a qualified financing transaction. Upon the occurrence of a qualified financing, the loan is to be repaid out of the proceeds of the qualified financing; however, at the request of the Company, Mercury will use the loan repayment proceeds to exercise warrants previously issued to Mercury pursuant to the convertible promissory note dated January 25, 2000.

NOTE 6. COMMITMENTS AND CONTINGENCIES

On April 12, 2000, the Company executed a non-cancelable operating lease for its office facility for a term of 39 months beginning May 1, 2000. This lease was modified on November 16, 2000 to increase leased space and extend the term of the lease through February 2004. The modified lease provides for a monthly base rent of $16,977 until August 2001 and $18,720 thereafter. The original lease term included three months of free rent, with the first rental payment due August 1, 2000. At the end of the lease term, the Company has the right to renew the lease for an additional 60 months at the then prevailing rental rates. The following is a summary of future base rents as of March 31, 2001.


        Year ending December 31,                 Amount

                  2001                            $159,765
                  2002                             224,640
                  2003                             224,640
                  2004                              37,440
                  Thereafter                            --
                                              ------------
                                                  $646,485
                                              ============


NOTE 7. SUBSEQUENT EVENTS

Subsequent to March 31, 2001, the Company completed private placements of 1,929,166 shares of unregistered common stock with a weighted average price per share of $0.215. Additionally, the Company issued 671,177 shares of common stock upon exercise of options and warrants yielding proceeds of $124,428.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATION LAW

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

CERTIFICATE OF INCORPORATION

         The Certificate of Incorporation of MigraTEC, a copy of which is filed as Exhibit 3.1 to the Registration Statement, provides that a director of MigraTEC shall not be liable to MigraTEC or its stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves

         o a breach of the director's duty of loyalty to MigraTEC or its stockholders,

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         o liability for unlawful dividend payments or stock purchases or redemptions, or

         o for a transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation provides MigraTEC will indemnify all persons whom it may indemnify to the fullest extent permitted by the DGCL.

         The Bylaws of MigraTEC provide that MigraTEC shall indemnify any person against any and all judgments, fines, amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that such person, or such person's testator or intestate is or was a director or officer of MigraTEC or of any other corporation of any type or kind, domestic or foreign, which such person served in any capacity at the request of MigraTEC. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at such person's request be paid by MigraTEC in advance of the final disposition of such action or proceeding.

INDEMNIFICATION AGREEMENTS

         MigraTEC has entered into indemnification agreements pursuant to which it will indemnify two of its directors, Kevin Howe and Drew Johnson, against judgments, claims, damages, losses and expenses incurred as a result of the fact that either Mr. Howe or Mr. Johnson, in his capacity as a director, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL. The indemnification agreements also provide for the advancement of certain expenses (such as attorney's fees, witness fees, damages, judgments, fines and settlement costs) to such directors in connection with any such suit or proceeding.

INSURANCE

         MigraTEC has a directors' and officers' liability insurance policy to insure its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of MigraTEC, including liabilities arising under the Securities Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than the underwriting discount. The selling securityholders will not incur any of the following expenses. All amounts are estimated except the Commission registration fee and will be paid by the Company.


SEC registration fee ........................   $    2,705
Blue Sky fees and expenses ..................          -0-
Accounting Fees and expenses ................       50,000
Printing and engraving expenses .............       15,000
Legal fees and expenses .....................       65,000
Registrar and transfer agent's fees .........          -0-
Miscellaneous fees and expenses .............        5,000
                                                ----------
     Total                                      $  137,705


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


         During the years ended December 31, 1999 and 2000, and through June 21, 2001, MigraTEC sold its unregistered securities in the transactions described below.

         On February 16, 2001 MigraTEC issued 200,000 shares of its common stock at a price of $0.30 per share to a general partnership. MigraTEC issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 5, 2001, MigraTEC issued 40,000 shares of its common stock to a corporation as a result of the exercise of a one-year warrant to purchase shares at $0.01 per share that was issued as part of a financing transaction. MigraTEC issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 12, 2001, MigraTEC issued an aggregate of 892,857 shares of its common stock at a price of $0.28 per share to one individual and one limited liability company. MigraTEC issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 27, 2001, MigraTEC issued five-year warrants to purchase 325,000 shares of common stock at an exercise price of $0.42 per share to one corporation as additional inducement to enter into the private equity line agreement. MigraTEC also issued 325,000 warrants to one corporation and four individuals as partial consideration for services rendered in connection with the private equity line agreement. Each of these persons was an accredited investor that acquired such securities for investment purposes. MigraTEC issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 28, 2001, MigraTEC issued 250,000 shares of its common stock at a price of $.20 per share to a corporation. MigraTEC issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 2, 2001, MigraTEC issued 729,166 shares of its common stock at a price of $0.24 per share to one individual. MigraTEC issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between April 12 and May 15 2001, MigraTEC issued an aggregate of 1,360,000 shares of its common stock at a price of $0.20 per share to four individuals and one corporation. MigraTEC issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 15, 2001, MigraTEC issued 50,000 shares of its common stock at a price of $0.25 per share to one individual. MigraTEC issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 30, 2001, MigraTEC issued 500,000 shares of its common stock at a price of $0.20 per share to one limited liability company. MigraTEC issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 1, 2001, MigraTEC issued an aggregate of 350,000 shares of its common stock at a price of $0.20 per share to one sole proprietorship and three individuals and an additional 50,000 shares at a price of $0.25 per share to one individual. MigraTEC issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 8, 2001, MigraTEC issued an aggregate of 750,000 shares of its common stock at a price of $0.20 per share to three individuals and one trust. MigraTEC issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 15, 2001, MigraTEC issued an aggregate of 825,000 shares of its common stock at a price of $0.20 per share to six individuals and one limited partnership. MigraTEC also issued 270,000 shares to one individual and 100,000 shares to one trust upon the exercise of warrants to purchase shares at $0.20 per share and $0.10 per share, respectively. MigraTEC issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 21, 2001, MigraTEC issued an aggregate of 925,000 shares of its common stock at a price of $0.20 per share to ten individuals and one limited liability company. MigraTEC issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between January 5 and January 17, 2000, MigraTEC issued an aggregate of 2,451,000 shares of its common stock at a price of $0.125 per share and, as additional inducement for the purchase of such shares, two-year warrants to purchase a total of 490,200 shares of common stock at $0.20 per share to 12 individuals and one trust. MigraTEC issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between January 20 and March 2, 2000, MigraTEC issued an aggregate of 1,064,500 shares of its common stock at a weighted average exercise price of $0.228 per share to four individuals upon the exercise of options and warrants. MigraTEC issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On January 25, 2000, pursuant to a note and warrant purchase agreement, MigraTEC issued convertible notes in the aggregate principal amount of $3,750,000, convertible into an aggregate of 30,000,000 shares of common stock, to two limited partnerships. As additional inducement to enter into the note and warrant purchase agreement, MigraTEC issued warrants to purchase an aggregate of 6,000,000 shares of common stock at a price of $0.20 per share. As of June 21, 2001, MigraTEC has issued an aggregate of 11,160,200 shares of common stock upon conversion and exercise of the notes and warrants. Each of these limited partnerships was an accredited investor that acquired such securities for investment purposes. MigraTEC issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and in reliance on the safe harbor provided by Rule 506 thereunder.

         Throughout 2000, MigraTEC issued options to purchase an aggregate of 12,185,382 shares of its common stock at a weighted average exercise price of $0.43 per share to directors and employees of the Company in connection with services rendered as employees or directors of the Company. MigraTEC issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective January 29, 1999, MigraTEC entered into a short-term loan agreement with one individual for $30,000 at an interest rate of 16% per annum. As additional inducement to enter into the loan agreement, MigraTEC issued a two-year warrant to purchase 3,000 shares of its common stock at $0.01 per share. This loan, including fees and accrued interest, was paid in full on March 15, 1999, and the warrant was exercised effective February 8, 1999. MigraTEC issued such warrant and the shares underlying the warrant in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective February 8, 1999, MigraTEC issued an aggregate of 33,000 shares of its common stock to one individual and one limited partnership, as a result of the exercise of warrants to purchase shares at $0.01 per share, and an aggregate of 50,000 shares of its common stock to one individual upon exercise of warrants previously granted to purchase shares at $0.10 per share. MigraTEC issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between March 9 and 16, 1999, MigraTEC issued an aggregate of 1,843,000 shares of its common stock at a price of $0.125 per share and, as additional inducement for the purchase of such shares, two-year warrants to purchase an aggregate of 368,600 shares of common stock at a price of $0.20 per share to twelve individuals. MigraTEC issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         As additional inducement for certain short-term loans made to MigraTEC by seven individuals, one corporation and one trust between February 8, 1999 and March 19, 1999, MigraTEC issued warrants to purchase an aggregate of 635,000 shares of its common stock at an exercise price of $0.01 per share, fully vested at the date of grant, all of which were exercised prior to March 31, 1999. MigraTEC issued such securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective February 4, 1999, MigraTEC issued 332 shares of its common stock at a price of $0.73 per share to a former employee, representing the Company's 50% matching of shares previously purchased by the employee pursuant to the terms of the 1996 Employee Stock Purchase Plan. MigraTEC issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 30 and 31, 1999, MigraTEC issued an aggregate of 112,500 shares of its common stock to three individuals and one limited corporation as a result of the exercise of warrants to purchase shares at $0.20 per share. MigraTEC issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 27 and May 3, 1999, MigraTEC issued an aggregate of 200,000 shares of its common stock to two individual programming consultants upon exercise of warrants previously granted to purchase shares at $0.12 per share in exchange for consulting services rendered, valued at $12,000 for each consultant. MigraTEC issued such securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between April 12 and June 25, 1999, MigraTEC issued an aggregate of 3,687,500 shares of its common stock at a price of $0.125 per share and, as additional inducement for the purchase of such shares, two-year warrants to purchase an aggregate of 737,500 shares of common stock at a price of $0.20 per share to three individuals and one corporation. MigraTEC issued such securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between July 17 and September 24, 1999, MigraTEC issued an aggregate of 4,174,000 shares of its common stock at a price of $0.125 per share and, as additional inducement for the purchase of such shares, two-year warrants to purchase an aggregate of 834,800 shares of MigraTEC's common stock at a price of $0.20 per share to twenty-five individuals, two trusts and two corporations. MigraTEC issued such securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.



         Effective July 1, 1999, MigraTEC issued 348 shares of its common stock at a price of $0.73 per share to a former employee, representing its 50% matching of shares previously purchased by the employee pursuant to the terms of

MigraTEC's 1996 Employee Stock Purchase Plan. MigraTEC issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On July 1, 1999, MigraTEC was unable to meet its obligations to repay senior secured promissory notes in the principal amount of $1,112,500 plus accrued interest. As additional inducement to enter into a settlement agreement with the holders of such notes, which holders included 22 individuals, one professional association, three limited partnerships, one general partnership and two trusts, MigraTEC reduced the exercise price of warrants to purchase an aggregate of 3,178,591 shares of its common stock issued in connection with the notes from $0.35 to $0.20 per share. As further inducement, MigraTEC also agreed to convert the principal amount of the notes plus any accrued interest into shares of its common stock at prices per share of $0.125 through November 30, 1999, $0.20 from December 1, 1999, through February 29, 2000 and $0.35 from March 1, 2000, through May 31, 2000. As of March 31, 2000, MigraTEC has issued 9,059,605 shares of its common stock to the senior secured note holders, who have converted notes in the principal amount of $1,112,500 plus accrued interest of $19,949. All of the foregoing securities were issued in transactions not involving any public offering in reliance upon the exemption set forth in
Section 4(2) of the Securities Act.

         Effective July 1, 1999, pursuant to a two-year consulting service agreement between MigraTEC and an individual, MigraTEC issued to the individual a warrant to purchase up to an aggregate of 180,000 shares of its common stock at $0.20 per share in exchange for marketing advisory services to be provided. The warrant vested at a rate of 7,500 shares per month beginning July 1, 1999. The agreement was terminated effective February 29, 2000, at which time 60,000 shares were vested under the agreement and exercisable through February 28, 2002. Such warrant was issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective July 29, 1999, as additional inducement for a short-term loan made to MigraTEC by one corporation, MigraTEC issued a two-year warrant to purchase up to an aggregate of 10,000 shares of its common stock at $0.01 per share, fully vested and immediately exercisable upon the date of grant. Effective September 1, 1999, as inducement to enter into an agreement to extend the due date of the loan, MigraTEC agreed to issue a two-year warrant to purchase up to an aggregate of 10,000 additional shares of its common stock at $0.01 per share upon each monthly renewal, fully vested and immediately exercisable upon the date of grant. In connection with this agreement, on December 29, 1999, MigraTEC issued 50,000 shares of its common stock pursuant to the exercise of warrants to purchase up to an aggregate of 50,000 shares of common stock at $0.01 per share. The loan was repaid in January 2000. Such securities were issued in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective August 1, 1999, pursuant to a marketing services agreement between MigraTEC and an individual consultant, MigraTEC issued to such consultant a two-year warrant to purchase up to an aggregate of 25,000 shares of its common stock at $0.20 per share, fully vested and immediately exercisable upon the date of grant in exchange for marketing advisory services rendered. Such warrant was issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.


         Effective August 9, 1999 and August 31, 1999, MigraTEC issued to a corporation an aggregate of 1,333,333 shares of its common stock at $0.075 per share, pursuant to a stock option agreement which grants an option to purchase up to an aggregate of 5,903,614 shares of its common stock. During the fourth quarter of 2000, MigraTEC issued to the corporation an aggregate of 570,281 shares of its common stock at $0.075 per share, pursuant to the stock option agreement. As of December 31, 2000, an aggregate of 4,000,000 option shares remained exercisable at the greater of $0.20 or 50% of the previous five-day average closing bid price per share of the Company's common stock for the five trading days immediately prior to exercise. Such option expires equally on May 13, 2001 and November 13, 2001. In January 2001, MigraTEC agreed to modify the exercise price for the 2,000,000 options expiring May 13, 2001 to $0.18 per share in exchange for immediate exercise. MigraTEC agreed to payment terms of

$120,000 within forty-five days from the date of exercise on February 16, 2001 and payments of $80,000 on March 15, 2001, April 15, 2001 and May 15, 2001. The corporation had exercised all 2,000,000 of such options. This corporation was an accredited investor that had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the subject securities. This corporation confirmed that it was acquiring such securities for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act. MigraTEC issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective September 8, 1999, pursuant to a consulting services agreement and short-term loan made to MigraTEC by one individual, MigraTEC issued 20,000 shares of its common stock upon exercise of a warrant to purchase shares at $0.01 per share issued on August 31, 1999, partially in exchange for consulting services rendered. Such securities were issued in a transaction not involving any public offering in reliance upon the exemption set forth in
Section 4(2) of the Securities Act.

         Between November 16 and December 20 1999, MigraTEC issued an aggregate of 1,975,000 shares of its common stock at a price of $0.125 per share and, as additional inducement for the purchase of such shares, two-year warrants to purchase an aggregate of 395,000 shares of common stock at a price of $0.20 per share to four individuals, one corporation and two trusts. Such securities were issued in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On October 1, 1999, as additional inducement for a four-month loan made to MigraTEC by an individual programming consultant, MigraTEC issued a two-year warrant to purchase up to an aggregate of 6,150 shares of its common stock at $0.01 per share in exchange for consulting services rendered. Such warrant was issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective October 13, 1999, MigraTEC issued 200,000 shares of its common stock to one corporation upon the exercise of an outstanding warrant to purchase shares at $0.01 per share. Such shares were issued in a transaction not involving any public offering in reliance upon the exemption set forth in
Section 4(2) of the Securities Act.

         Effective October 13, 1999, MigraTEC issued 704,878 shares of its common stock to a consulting corporation at a reduced exercise price of $0.125 per share upon the exercise of outstanding warrants to purchase shares at prices which originally ranged from $0.25625 to $0.40 per share and which were issued in exchange for placement agent consulting services. Such shares were issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective October 31, 1999, as additional inducement to enter into an agreement with a limited partnership to modify and extend the payment terms of an existing debt owed by the Company, MigraTEC issued a two-year warrant to purchase up to an aggregate of 100,000 shares of its common stock at $0.01 per share and a two-year warrant to purchase up to an aggregate of 100,000 shares of its common stock at $0.20 per share. Such warrants were issued in transactions not involving any public offering in reliance upon the exemption set forth in
Section 4(2) of the Securities Act.

         On December 13, 1999, as additional inducement for a short-term loan made to MigraTEC by one corporation, MigraTEC issued a two-year warrant to purchase up to an aggregate of 10,000 shares of its common stock at $0.01 per share. MigraTEC issued 10,000 shares of its common stock to the corporation on December 29, 1999 pursuant to the exercise of the warrant. Such securities were issued in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On December 31, 1999, as additional inducement for a short term loan, MigraTEC issued a two-year warrant to purchase up to an aggregate of 10,000 shares of its common stock at $0.01 per share to a limited partnership. Such warrant was issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On December 31, 1999, as additional inducement to enter into a short-term loan agreement, MigraTEC issued a two-year warrant to purchase up to an aggregate of 3,500 shares of its common stock at $0.01 per share to an individual. Such warrant was issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.


ITEM 27. EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENT
-------           -----------------------

3.1 Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to MigraTEC's registration statement on Form SB-2 filed August 31, 2000, File No. 333-44946).

3.2 Bylaws (incorporated herein by reference to Exhibit 3.2 to MigraTEC's registration statement on Form SB-2 filed August 31, 2000, File No. 333-44946).

4.1 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File No. 333-44946).

5.1    *          Opinion of Winstead Sechrest & Minick P.C.

10.1 Employment Agreement between MigraTEC, Inc. and W. Curtis Overstreet dated, April 10, 1997 (incorporated herein by reference to Exhibit 10.3 to Post-Effective Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093).

10.2              Employment Agreement between MigraTEC, Inc. and Rick J.
                  Johnson, dated July 1, 1997 (incorporated herein by reference to Exhibit 10.5 to Post-Effective Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093).

10.3 Stock Option Agreement between MigraTEC, Inc. and EAI Partners, Inc., dated as of August 6, 1999 (incorporated herein by reference to Exhibit 10.5 to Post-Effective Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File No. 333-44946).

10.4 MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 99.1 to MigraTEC's Form S-8 filed November 6, 2000, File No. 333-49398).

10.5              Form of Stock Option Agreement pursuant to the MigraTEC, Inc.
                  Long-Term Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 99.2 to MigraTEC's Form S-8 filed November 6, 2000, File No. 333-49398).

10.6              Warrant Agreement between MigraTEC, Inc. and MT Partners, L.P.
                  and Mercury Fund No. 1, Ltd., dated as of January 25, 2000 (incorporated herein by reference to Exhibit 10.9 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.7 Form of Warrant to MT Partners, L.P. and Mercury Fund No. 1, Ltd. (incorporated herein by reference to Exhibit 4.2 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.8 $1,975,000 Convertible Secured Promissory Note by MigraTEC, Inc. to MT Partners, L.P., dated as of January 25, 2000 (incorporated herein by reference to Exhibit 10.10 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.9 $1,775,000 Convertible Secured Promissory Note by MigraTEC to Mercury Fund No. 1, Ltd., dated as of January 25, 2000 (incorporated herein by reference to Exhibit 10.11 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.10 Security Agreement between MigraTEC, Inc. and MT Partners, L.P. and Mercury Fund No. 1, Ltd., dated as of January 25, 2000 (incorporated herein by reference to Exhibit 10.12 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.11 Shareholders Agreement between MigraTEC, Inc., MT Partners, L.P., Mercury Fund No. 1, Ltd. and certain stockholders, dated as of January 25, 2000 (incorporated herein by reference to Exhibit 10.13 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.12 Registration Rights Agreement between MigraTEC, Inc. and MT Partners, L.P. and Mercury Fund No. 1, Ltd., dated as of January 25, 2000 (incorporated herein by reference to Exhibit
                  10.14 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.13 Form of Director Indemnification Agreement between MigraTEC, Inc. and Kevin C. Howe and Drew R. Johnson, dated as of January 25, 2000 (incorporated herein by reference to Exhibit
                  10.15 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.14 Amendment No. 1 to Convertible Secured Promissory Note by MigraTEC, Inc. in favor of MT Partners, L.P., dated February 28, 2000 (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.15 Amendment No. 1 to Convertible Secured Promissory Note by MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated February 28, 2000 (incorporated herein by reference to Exhibit
                  10.17 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.16 Office Lease Agreement between MigraTEC, Inc. and Charter Crown Plaza Partners, L.P., dated as of April 12, 2000 (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.17 Amendment No. 2 to Convertible Secured Promissory Note by MigraTEC, Inc. in favor of MT Partners, L.P., dated June 1, 2000 (incorporated herein by reference to Exhibit 10.19 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.18 Amendment No. 2 to Convertible Secured Promissory Note by MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated June 1, 2000 (incorporated herein by reference to Exhibit
                  10.20 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.19             Lease Modification Agreement Number One between MigraTEC, Inc.
                  and Charter Crown Plaza Partners, L.P., dated November 16, 2000 (incorporated herein by reference to Exhibit 10.21 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.20             $565,000 Promissory Note by MigraTEC, Inc. to Mercury Fund No.
                  1, Ltd., dated as of December 1, 2000 (incorporated herein by reference to Exhibit 10.22 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.21             Security Agreement between MigraTEC, Inc. and Mercury Fund No.
                  1, Ltd., dated as of December 1, 2000 (incorporated herein by reference to Exhibit 10.23 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.22 Stock Option Amendment Agreement between MigraTEC, Inc. and EAI Partners, Inc., dated January 2, 2001 (incorporated herein by reference to Exhibit 10.24 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.23 Modification, Renewal and Extension of Note and Security Agreement between MigraTEC, Inc. and BEM Capital Partners, Inc., dated January 26, 2001 (incorporated herein by reference to Exhibit 10.25 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.24 Assignment and Assumption Agreement between MJ Capital Partners III, L.P. and BEM Capital Partners, L.P., dated January 26, 2001 (incorporated herein by reference to Exhibit
                  10.26 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.25 Common Stock Purchase Warrant for 40,000 shares of common stock issued to BEM Capital Partners, L.P. dated, January 31, 2001 (incorporated herein by reference to Exhibit 10.27 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.26 Form of Stock Purchase Warrant to GKN Securities Corp. and its designees (incorporated herein by reference to Exhibit 10.28 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

10.27 Stock Purchase Warrant for 325,000 shares of common stock issued to Ironhead Investments Inc. (incorporated herein by reference to Exhibit 10.29 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

10.28 Common Stock Purchase Agreement between MigraTEC, Inc. and Ironhead Investments Inc., dated as of March 27, 2001 (incorporated herein by reference to Exhibit 10.30 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

10.29 Escrow Agreement among MigraTEC, Inc., Ironhead Investments Inc. and Epstein Becker & Green, P.C., dated as of March 27, 2001 (incorporated herein by reference to Exhibit 10.31 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

10.30 Registration Rights Agreement between MigraTEC, Inc. and Ironhead Investments Inc., dated as of March 27, 2001 (incorporated herein by reference to Exhibit 10.32 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

11.1 Statement re: Computations of Net Loss per Share (incorporated herein by reference to Exhibit 11.1 to MigraTEC's Form 10-QSB for the fiscal quarter ended March 31, 2001, filed May 15, 2001, File No. 000-28220).

21.1 Subsidiary of MigraTEC, Inc. (incorporated herein by reference to Exhibit 21.1 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

23.1    *         Consent of Ernst & Young LLP.

23.2    *         Consent of Winstead Sechrest & Minick P.C. (included in
                  Exhibit 5.1).

23.3 Consent of the Aberdeen Group, Inc. (incorporated herein by reference to Exhibit 23.3 to MigraTEC's Pre-Effective Amendment No. 1 to registration statement on Form SB-2 filed May 21, 2001).

24.1 Power of Attorney (incorporated herein by reference to the signature page of MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57930).

99.1              An Executive White Paper by the Aberdeen Group, Inc.
                  (incorporated herein by reference to Exhibit 99.1 to MigraTEC's Pre-Effective Amendment No. 1 to registration statement on Form SB-2 filed May 21, 2001).

*   Filed herewith.

RULE 415

MigraTEC will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

         (iv) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(2) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

COMMISSION POLICY ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of MigraTEC pursuant to the foregoing provisions, or otherwise, MigraTEC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MigraTEC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints T. Ulrich Brechbuhl his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on June 28, 2001.

                                        MIGRATEC, INC.


                                        By: /s/ T. Ulrich Brechbuhl
                                            -----------------------
                                            T. Ulrich Brechbuhl, President
                                             and Chief Financial Officer

         In accordance with the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates stated.

        SIGNATURE                        TITLE                               DATE
        ---------                        -----                               ----
/s/ Kevin C. Howe            Director, Chairman of the Board            June 28, 2001
--------------------
Kevin C. Howe

/s/ W. Curtis Overstreet     Director and Chief Executive Officer       June 28, 2001
------------------------     (Principal Executive Officer)
W. Curtis Overstreet

/s/ T. Ulrich Brechbuhl      President, Chief Financial Officer and     June 28, 2001
-----------------------      Secretary (Principal Accounting Officer)
T. Ulrich Brechbuhl

/s/ Richard A. Gray, Jr.     Director                                   June 28, 2001
------------------------
Richard A. Gray, Jr.

/s/ Drew R. Johnson          Director                                   June 28, 2001
-------------------
Drew R. Johnson

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENT
-------           -----------------------

3.1 Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to MigraTEC's registration statement on Form
                  SB-2 filed August 31, 2000, File No. 333-44946).

3.2 Bylaws (incorporated herein by reference to Exhibit 3.2 to MigraTEC's registration statement on Form SB-2 filed August
                  31, 2000, File No. 333-44946).

4.1 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to
                  MigraTEC's registration statement on Form SB-2 filed November
                  13, 2000, File No. 333-44946).

5.1    *          Opinion of Winstead Sechrest & Minick P.C.

10.1              Employment Agreement between MigraTEC, Inc. and W. Curtis
                  Overstreet dated, April 10, 1997 (incorporated herein by reference to Exhibit 10.3 to Post-Effective Amendment No. 1 to
                  MigraTEC's registration statement on Form SB-2 filed May 7,
                  1999, File No. 333-65093).

10.2              Employment Agreement between MigraTEC, Inc. and Rick J.
                  Johnson, dated July 1, 1997 (incorporated herein by reference to Exhibit 10.5 to Post-Effective Amendment No. 1 to
                  MigraTEC's registration statement on Form SB-2 filed May 7,
                  1999, File No. 333-65093).

10.3              Stock Option Agreement between MigraTEC, Inc. and EAI
                  Partners, Inc., dated as of August 6, 1999 (incorporated herein by reference to Exhibit 10.5 to Post-Effective
                  Amendment No. 1 to MigraTEC's registration statement on Form
                  SB-2 filed November 13, 2000, File No. 333-44946).

10.4 MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 99.1 to MigraTEC's Form S-8 filed November 6, 2000, File No.
                  333-49398).

10.5              Form of Stock Option Agreement pursuant to the MigraTEC, Inc.
                  Long-Term Incentive Plan, as amended and restated
                  (incorporated herein by reference to Exhibit 99.2 to MigraTEC's Form S-8 filed November 6, 2000, File No.
                  333-49398).

10.6              Warrant Agreement between MigraTEC, Inc. and MT Partners, L.P.
                  and Mercury Fund No. 1, Ltd., dated as of January 25, 2000
                  (incorporated herein by reference to Exhibit 10.9 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.7              Form of Warrant to MT Partners, L.P. and Mercury Fund No. 1,
                  Ltd. (incorporated herein by reference to Exhibit 4.2 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.8              $1,975,000 Convertible Secured Promissory Note by MigraTEC,
                  Inc. to MT Partners, L.P., dated as of January 25, 2000
                  (incorporated herein by reference to Exhibit 10.10 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.9              $1,775,000 Convertible Secured Promissory Note by MigraTEC to
                  Mercury Fund No. 1, Ltd., dated as of January 25, 2000
                  (incorporated herein by reference to Exhibit 10.11 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.10             Security Agreement between MigraTEC, Inc. and MT Partners,
                  L.P. and Mercury Fund No. 1, Ltd., dated as of January 25,
                  2000 (incorporated herein by reference to Exhibit 10.12 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.11             Shareholders Agreement between MigraTEC, Inc., MT Partners,
                  L.P., Mercury Fund No. 1, Ltd. and certain stockholders, dated as of January 25, 2000 (incorporated herein by reference to Exhibit 10.13 to MigraTEC's Form 10-KSB for the year ended
                  December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.12             Registration Rights Agreement between MigraTEC, Inc. and MT
                  Partners, L.P. and Mercury Fund No. 1, Ltd., dated as of
                  January 25, 2000 (incorporated herein by reference to Exhibit
                  10.14 to MigraTEC's Form 10-KSB for the year ended December
                  31, 1999 filed April 14, 2000, File No. 000-28220).

10.13             Form of Director Indemnification Agreement between MigraTEC,
                  Inc. and Kevin C. Howe and Drew R. Johnson, dated as of
                  January 25, 2000 (incorporated herein by reference to Exhibit
                  10.15 to MigraTEC's Form 10-KSB for the year ended December
                  31, 1999 filed April 14, 2000, File No. 000-28220).

10.14             Amendment No. 1 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of MT Partners, L.P., dated February
                  28, 2000 (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.15             Amendment No. 1 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated
                  February 28, 2000 (incorporated herein by reference to Exhibit
                  10.17 to MigraTEC's Form 10-KSB for the year ended December
                  31, 2000 filed March 22, 2001, File No. 000-28220).

10.16             Office Lease Agreement between MigraTEC, Inc. and Charter
                  Crown Plaza Partners, L.P., dated as of April 12, 2000
                  (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.17             Amendment No. 2 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of MT Partners, L.P., dated June 1,
                  2000 (incorporated herein by reference to Exhibit 10.19 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.18             Amendment No. 2 to Convertible Secured Promissory Note by
                  MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated
                  June 1, 2000 (incorporated herein by reference to Exhibit
                  10.20 to MigraTEC's Form 10-KSB for the year ended December
                  31, 2000 filed March 22, 2001, File No. 000-28220).

10.19             Lease Modification Agreement Number One between MigraTEC, Inc.
                  and Charter Crown Plaza Partners, L.P., dated November 16,
                  2000 (incorporated herein by reference to Exhibit 10.21 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.20             $565,000 Promissory Note by MigraTEC, Inc. to Mercury Fund No.
                  1, Ltd., dated as of December 1, 2000 (incorporated herein by reference to Exhibit 10.22 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No.
                  000-28220).

10.21             Security Agreement between MigraTEC, Inc. and Mercury Fund No.
                  1, Ltd., dated as of December 1, 2000 (incorporated herein by reference to Exhibit 10.23 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No.
                  000-28220).

10.22             Stock Option Amendment Agreement between MigraTEC, Inc. and
                  EAI Partners, Inc., dated January 2, 2001 (incorporated herein by reference to Exhibit 10.24 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File
                  No. 000-28220).

10.23             Modification, Renewal and Extension of Note and Security
                  Agreement between MigraTEC, Inc. and BEM Capital Partners,
                  Inc., dated January 26, 2001 (incorporated herein by reference to Exhibit 10.25 to MigraTEC's Form 10-KSB for the year ended
                  December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.24             Assignment and Assumption Agreement between MJ Capital
                  Partners III, L.P. and BEM Capital Partners, L.P., dated
                  January 26, 2001 (incorporated herein by reference to Exhibit
                  10.26 to MigraTEC's Form 10-KSB for the year ended December
                  31, 2000 filed March 22, 2001, File No. 000-28220).

10.25 Common Stock Purchase Warrant for 40,000 shares of common stock issued to BEM Capital Partners, L.P. dated, January 31,
                  2001 (incorporated herein by reference to Exhibit 10.27 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.26 Form of Stock Purchase Warrant to GKN Securities Corp. and its designees (incorporated herein by reference to Exhibit 10.28 to MigraTEC's registration statement on Form SB-2 filed March
                  29, 2001, File No. 333-57830).

10.27 Stock Purchase Warrant for 325,000 shares of common stock issued to Ironhead Investments Inc. (incorporated herein by reference to Exhibit 10.29 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No.
                  333-57830).

10.28             Common Stock Purchase Agreement between MigraTEC, Inc. and
                  Ironhead Investments Inc., dated as of March 27, 2001
                  (incorporated herein by reference to Exhibit 10.30 to MigraTEC's registration statement on Form SB-2 filed March 29,
                  2001, File No. 333-57830).

10.29             Escrow Agreement among MigraTEC, Inc., Ironhead Investments
                  Inc. and Epstein Becker & Green, P.C., dated as of March 27,
                  2001 (incorporated herein by reference to Exhibit 10.31 to MigraTEC's registration statement on Form SB-2 filed March 29,
                  2001, File No. 333-57830).

10.30             Registration Rights Agreement between MigraTEC, Inc. and
                  Ironhead Investments Inc., dated as of March 27, 2001
                  (incorporated herein by reference to Exhibit 10.32 to MigraTEC's registration statement on Form SB-2 filed March 29,
                  2001, File No. 333-57830).

11.1 Statement re: Computations of Net Loss per Share (incorporated herein by reference to Exhibit 11.1 to MigraTEC's Form 10-QSB for the fiscal quarter ended March 31, 2001, filed May 15, 2001, File No. 000-28220).

21.1 Subsidiary of MigraTEC, Inc. (incorporated herein by reference to Exhibit 21.1 to MigraTEC's Form 10-KSB for the year ended
                  December 31, 1999 filed April 14, 2000, File No. 000-28220).

23.1    *         Consent of Ernst & Young LLP.

23.2    *         Consent of Winstead Sechrest & Minick P.C. (included in
                  Exhibit 5.1).

23.3 Consent of the Aberdeen Group, Inc. (incorporated herein by reference to Exhibit 23.3 to MigraTEC's Pre-Effective
                  Amendment No. 1 to registration statement on Form SB-2 filed
                  May 21, 2001).


24.1 Power of Attorney (incorporated herein by reference to the signature page of MigraTEC's registration statement on Form
                  SB-2 filed March 29, 2001, File No. 333-57830).

99.1              An Executive White Paper by the Aberdeen Group, Inc.
                  (incorporated herein by reference to Exhibit 99.1 to MigraTEC's Pre-Effective Amendment No. 1 to registration statement on Form SB-2 filed May 21, 2001).


*   Filed herewith.